EXECUTION COPY






                        CREDIT AGREEMENT

                           dated as of

                        December 16, 1996

                              among

                        FOOD LION, INC.,

                    The Lenders Party Hereto,

                    THE CHASE MANHATTAN BANK,
                    as Administrative Agent,

                               and

             WACHOVIA BANK OF NORTH CAROLINA, N.A.,
                     as Documentation Agent


         $350,000,000 364-DAY REVOLVING CREDIT FACILITY
                AND COMPETITIVE ADVANCE FACILITY

                               and

             $350,000,000 FIVE YEAR REVOLVING CREDIT
                     AND COMPETITIVE ADVANCE
                            FACILITY

               __________________________________


                     CHASE SECURITIES, INC.,
                           as Arranger




                             Index

                                                             Page

364-Day Availability Period                            20, 22, 24
364-Day Commitment                        2, 5, 20, 22-24, 29, 30
364-Day Competitive Loan                            6, 20, 22, 24
364-Day Maturity Date                              20, 23, 29, 30
364-Day Revolving Exposure                                     18
364-Day Revolving Loan                         18, 20, 22, 23, 30
ABR       1, 2, 13, 23, 24, 27-29, 31-33
Acquisition                                  1, 41, 44-46, 51, 54
Acquisition Sub                                     1, 12, 16, 20
Adjusted LIBO Rate                      1, 10, 19, 21, 32, 33, 35
Administrative Agent  1, 3, 10, 14, 19-31, 33, 36, 38, 39, 44-46,
                                             48-50, 57, 58, 60-72
Administrative Questionnaire                            1, 64, 68
Affiliate 1, 23, 38, 49, 55, 61, 62, 65, 67, 71
Alternate Base Rate                                 1, 21, 32, 33
Amortization                                                    1
Applicable Percentage                                       2, 66
Applicable Rate                                             2, 31
Assessment Rate                                                 3
Assignment and Acceptance                   3, 14, 15, 20, 67, 68
Base CD Rate                                                3, 19
Board     3, 19, 20, 44, 51
Borrower  1, 3-11, 13-15, 17, 19, 21-36, 38, 39, 41-46,
          48-62,
                                                            64-72
Borrowing 1, 3, 5, 10, 13, 14, 21, 23-28, 31, 33, 44, 46
Borrowing Request                                   4, 24, 27, 33
Borrowings                                                     23
Business Day        4, 10, 13, 14, 20, 23, 25, 26, 28, 29, 31, 37
Capital Lease Obligations                                4, 8, 12
Capital Stock                                            4, 7, 19
Capitalized Lease                                       4, 16, 18
Cash Available for Fixed Charges                               56
Change in Control                                           5, 60
Change in Law                                           5, 33, 34
Class     5, 21, 23, 30
Code      5, 9, 17
Commitment        2, 5, 22, 29, 31, 32, 46, 48, 52, 60, 65, 67-69
Competitive Bid                             5, 11, 15, 24, 26, 35
Competitive Bid Rate                                        6, 26
Competitive Bid Request                              6, 13, 25-27
Competitive Loan                        6, 10, 11, 15, 26, 31, 34
Consolidated                                                    6
Consolidated Debt                                        6, 8, 56
Consolidated Fixed Charges                                  6, 56
Consolidated Interest Expense                                   6
Consolidated Net Income                                      6, 7
Consolidated Net Worth                                       7, 8
Consolidated Subsidiary                           4, 6, 7, 16, 18
Consolidated Total Assets                                   8, 57
Consolidated Total Capitalization                           8, 56
Contractual Obligation                              8, 44, 50, 51
Control   1, 5, 8
Controlled                                               1, 8, 19
Controlling                                                     8
Debt      6, 8, 30, 55
Default   8, 43, 47-49, 53, 61, 64, 69
Delhaize  5, 8, 9
Depreciation                                                    8
Detla     5, 9
Disclosed Matters                                       9, 42, 43
Documentation Agent                                  1, 9, 63, 78
Dollars   9
Effective Date                                  9, 14, 20, 45, 46
Environmental Laws                                              9
Environmental Liability                                 9, 43, 66
ERISA     9, 10, 16, 17, 21, 43
ERISA Affiliate                                         9, 10, 17
ERISA Event                                         9, 43, 49, 59
Eurodollar                                                     10
Event of Default                            8, 10, 29, 35, 67, 70
Excluded Taxes                                             10, 13
Federal Funds Effective Rate                    1, 10, 27, 39, 72
Financial Officer                                  11, 46, 48, 49
Fiscal Quarter                                          7, 11, 56
Fiscal Year                                                    11
Fixed Charges                                                  56
Fixed Rate                                          6, 11, 21, 32
Fixed Rate Loan                            11, 13, 23, 32, 34, 35
Foreign Lender                                     10, 11, 36, 68
GAAP      2, 4, 8, 11, 16, 19, 22, 42, 48, 50
Governmental Authority   5, 9, 11, 17, 18, 20, 36, 39, 41-43, 49,
                                                               51
Guarantee 11, 12, 53, 54
Guarantor 12, 20, 45, 55
Hazardous Materials                                     9, 12, 66
Hedging Agreement                              12, 15, 16, 53, 54
Indebtedness                           11, 12, 15, 52, 54, 55, 59
Indemnified Taxes                                      13, 35, 36
Index Debt                                               2, 3, 13
Interest Election Request                          13, 28, 29, 33
Interest Payment Date                                      13, 32
Interest Period            1, 3, 13, 14, 23-26, 28-30, 32, 33, 35
Investment                                              6, 43, 53
Lenders   1, 3, 14, 15, 23, 25, 27-33, 38, 39, 41, 42,
          44-46, 48,
                       52, 53, 57, 61, 62, 64, 65, 67, 68, 71, 78
LIBO Rate 1, 10, 14, 15, 21, 32, 33
Lien      8, 12, 14, 16, 42, 52, 53, 55
Loans     1, 5, 10, 14, 15, 21, 23, 26-34, 38, 39, 45, 46,
          51, 53,
                                           60, 65, 67, 68, 69, 72
LTF       14
LTF Availability Period                                14, 22, 24
LTF Commitment                   2, 5, 14, 15, 22, 23, 25, 29, 30
LTF Competitive Loan                            6, 15, 22, 24, 25
LTF Maturity Date                          14, 15, 17, 23, 29, 30
LTF Revolving Credit Exposure                      14, 15, 22, 25
LTF Revolving Loan                         14, 15, 18, 22, 23, 30
Majority Lenders                    15, 22, 29, 33, 45, 59-62, 65
Margin    6, 15, 32
Material Adverse Effect                      15, 41-44, 49-51, 59
Material Indebtedness                                      15, 58
Merger    1, 12, 16
Merger Agreement                                       16, 20, 45
Minority Interests                                          6, 16
Moody's   2-4, 16
Multiemployer Plan                                 10, 16, 17, 21
Net Income                                                     16
Operating Lease                                            16, 18
Other Taxes                                            16, 35, 36
PBGC      10, 16
Permitted Encumbrances                                     16, 52
Permitted Investments                                       4, 54
Person    1, 4, 5, 8, 11-14, 16-19, 21, 37, 42, 52-55, 62,
          65, 67,
                                                       68, 71, 72
Plan      9, 10, 17, 43, 44
Prime Rate                                              1, 17, 33
Rate      35
Redeemable Preferred Stock                              8, 17, 19
Register  17, 68
Related Parties                                        17, 62, 67
Rentals   6, 17
Requirement of Law                                         18, 44
Revolving Credit Exposure                       2, 15, 18, 29, 31
Revolving Loan                                2, 3, 5, 18, 21, 38
S&P       2-4, 18
Solvent   18, 44
Statutory Reserve Rate                                   1, 3, 19
Stockholder's Equity                                        7, 19
Sub       16
Subsidiary   7, 9, 15, 17, 19, 20, 38, 43, 49, 50, 52-56, 58, 59,
                                                               61
Subsidiary Guarantee                                   20, 45, 55
Target    12, 16, 20, 45
Taxes     20, 35, 43
Tender Offer                                            1, 20, 45
Three-Month Secondary CD Rate                               3, 20
Transactions                       21, 41, 42, 44, 45, 55, 66, 71
Type      3, 21, 23, 24, 28, 30, 31, 33
Withdrawal Liability                                       10, 21

                       Table of Contents

                                                             Page


     ARTICLE I

                          Definitions                           1
          SECTION 1.1  Defined Terms                            1
          SECTION 1.2  Classification of Loans and
          Borrowings                                           21
          SECTION 1.3  Terms Generally                         21
          SECTION 1.4  Accounting Terms; GAAP                  22

     ARTICLE II

                          The Credits                          22
          SECTION 2.1  Commitments                             22
          SECTION 2.2  Loans and Borrowings                    23
          SECTION 2.3  Requests for Revolving Borrowings       23
          SECTION 2.4  Competitive Bid Procedure               24
          SECTION 2.5  Funding of Borrowings                   27
          SECTION 2.6  Interest Elections                      28
          SECTION 2.7  Termination and Reduction of
          Commitments                                          29
          SECTION 2.8  Repayment of Loans; Evidence of Debt    30
          SECTION 2.9  Prepayment of Loans                     31
          SECTION 2.10  Fees                                   31
          SECTION 2.11  Interest                               32
          SECTION 2.12  Alternate Rate of Interest             33
          SECTION 2.13  Increased Costs                        33
          SECTION 2.14  Break Funding Payments                 35
          SECTION 2.15  Taxes                                  35
          SECTION 2.16  Payments Generally; Pro Rata
          Treatment; Sharing of Set-offs                       37
          SECTION 2.17  Mitigation Obligations; Replacement
          of Lenders                                           39

     ARTICLE III

                 Representations and Warranties                41
          SECTION 3.1  Organization; Powers                    41
          SECTION 3.2  Authorization; Enforceability           41
          SECTION 3.3  Governmental Approvals; No Conflicts    41
          SECTION 3.4  Financial Condition; No Material
          Adverse Change                                       42
          SECTION 3.5  Properties                              42
          SECTION 3.6  Litigation and Environmental Matters    42
          SECTION 3.7  Compliance with Laws and Agreements     43
          SECTION 3.8  Investment and Holding Company Status   43
          SECTION 3.9  Taxes                                   43
          SECTION 3.10  ERISA                                  43
          SECTION 3.11  Disclosure                             44
          SECTION 3.12  Margin Stock                           44
          SECTION 3.13  No Burdensome Restrictions             44
          SECTION 3.14  Subsidiaries                           44
          SECTION 3.15  Solvency                               44

     ARTICLE IV

                           Conditions                          45
          SECTION 4.1  Effective Date                          45
          SECTION 4.2  Each Credit Event                       46

     ARTICLE V

                     Affirmative Covenants                     48
          SECTION 5.1  Financial Statements and Other
          Information                                          48
          SECTION 5.2  Notices of Material Events              49
          SECTION 5.3  Existence; Conduct of Business          50
          SECTION 5.4  Payment of Obligations                  50
          SECTION 5.5  Maintenance of Properties; Insurance    50
          SECTION 5.6  Books and Records; Inspection Rights    50
          SECTION 5.7  Compliance with Laws and Material
          Contractual Obligations                              50
          SECTION 5.8  Use of Proceeds                         51

     ARTICLE VI

                       Negative Covenants                      52
          SECTION 6.1  Liens                                   52
          SECTION 6.2  Fundamental Changes                     53
          SECTION 6.3  Investments, Loans, Advances,
          Guarantees and Acquisitions; Hedging Agreements      53
          SECTION 6.4  Transactions with Affiliates            55
          SECTION 6.5  Restrictive Agreements                  55
          SECTION 6.6  Fixed Charges Coverage                  56
          SECTION 6.7  Ratio of Consolidated Debt to
          Consolidated Total Capitalization                    56
          SECTION 6.8  Limitation on Sales of Assets           56

     ARTICLE VII

                       Events of Default                       58

     ARTICLE VIII

                    The Administrative Agent                   61

     ARTICLE IX

                         Miscellaneous                         64
          SECTION 9.1  Notices                                 64
          SECTION 9.2  Waivers; Amendments                     64
          SECTION 9.3  Expenses; Indemnity; Damage Waiver      65
          SECTION 9.4  Successors and Assigns                  66
          SECTION 9.5  Survival                                69
          SECTION 9.6  Counterparts; Integration;
          Effectiveness                                        69
          SECTION 9.7  Severability                            70
          SECTION 9.8  Right of Setoff                         70
          SECTION 9.9  Governing Law; Jurisdiction; Consent
          to Service of Process                                70
          SECTION 9.10  WAIVER OF JURY TRIAL                   71
          SECTION 9.11  Headings                               71
          SECTION 9.12  Confidentiality                        71
          SECTION 9.13  Interest Rate Limitation               72



SCHEDULES:

Schedule 2.1        Commitments
Schedule 3.6        Disclosed  Matters
Schedule 3.14       Subsidiaries
Schedule 6.1        Existing Liens

EXHIBITS:

Exhibit A           Form of Assignment and Acceptance
Exhibit B           Form of Opinion of Borrower's Counsel
Exhibit C           Form of Subsidiary Guarantee





          CREDIT AGREEMENT dated as of December 16, 1996, among
FOOD LION, INC., the LENDERS party hereto, THE CHASE MANHATTAN
BANK, as Administrative Agent, and WACHOVIA BANK OF NORTH
CAROLINA, N.A., as Documentation Agent.

          The parties hereto agree as follows:
Article I
                                  Definitions

 .1               Defined Terms.  As used in this Agreement, the
following terms have the meanings specified below:

          "ABR", when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Alternate Base Rate.

          "Acquisition" means the collective reference to the Tender Offer and the Merger.

          "Acquisition Sub" means KK Acquisition Corp., a
Delaware corporation and an indirect wholly-owned Subsidiary.

          "Adjusted LIBO Rate" means, with respect to any Eurodollar Borrowing for any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to (a) the LIBO Rate for such Interest Period multiplied by
(b) the Statutory Reserve Rate.

          "Administrative Agent" means The Chase Manhattan Bank, in its capacity as administrative agent for the Lenders hereunder.

          "Administrative Questionnaire" means an Administrative
Questionnaire in a form supplied by the Administrative Agent.

          "Affiliate" means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common
Control with the Person specified.

          "Alternate Base Rate" means, for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the Base CD Rate in effect on such day plus 1% and
(c) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%. Any change in the Alternate Base Rate due to a change in the Prime Rate, the Base CD Rate or the Federal Funds Effective Rate shall be effective from and including the effective date of such change in the Prime Rate, the Base CD Rate or the Federal Funds Effective Rate, respectively.

          "Amortization" means for any period the sum of all amortization expenses of the Borrower and its Consolidated
Subsidiaries for such period, as determined in accordance with GAAP.

          "Applicable Percentage" means, with respect to any Lender, the percentage of the total 364-Day Commitments represented by such Lender's 364-Day Commitment or the percentage of the total LTF Commitments represented by such Lender's LTF Commitment, as the case may be. If the Commitments have terminated or expired, the Applicable Percentages shall be determined based upon the Commitments most recently in effect, giving effect to any assignments.

          "Applicable Rate" means, for any day, with respect to any ABR Loan or Eurodollar Revolving Loan, or with respect to the facility fees payable hereunder, as the case may be, the applicable rate per annum set forth below under the caption "ABR Spread", "364-Day Eurodollar Spread", "LTF Eurodollar Spread", "364-Day Facility Fee Rate" or "LTF Facility Fee Rate", as the case may be, based upon the ratings by Moody's and S&P, respectively, applicable on such date to the Index Debt:


                            364-Day       LTF       364-Day   LTF
   S&P/Moody's     ABR     Eurodollar   Eurodollar  Facility Facility
   Index Debt     Spread     Spread      Spread     Fee      Fee
    Ratings:                                        Rate     Rate
   Category 1
 A-/A3 or higher   .00%      .155%       .145%       .07%     .08%
   Category 2
    BBB+/Baa1      .00%       .17%        .16%       .08%     .09%
   Category 3
    BBB/Baa2       .00%       .22%        .20%       .08%     .10%
   Category 4
    BBB-/Baa3      .00%       .42%        .35%       .08%     .15%
   Category 5
BB+/Ba1 or lower   .00%       .67%        .50%       .08%     .25%

provided that the foregoing rates applicable to Revolving Loans set forth in the columns above under the captions "ABR Spread", "364-Day Eurodollar Spread" and "LTF Eurodollar Spread" shall be increased by 5 basis points per annum for any period during which the aggregate outstanding amount of the Revolving Credit Exposure and Competitive Loans is greater than 50% of the original maximum amount of the Commitments.

          For purposes of the foregoing, (i) if either Moody's or S&P shall not have in effect a rating for the Index Debt (other than by reason of the circumstances referred to in the last sentence of this definition), then such rating agency shall be deemed to have established a rating in Category 5; (ii) if the ratings established or deemed to have been established by Moody's and S&P for the Index Debt shall fall within different Categories, the Applicable Rate shall be based on the higher of the two ratings unless one of the two ratings is two or more Categories lower than the other, in which case the Applicable Rate shall be determined by reference to the Category next below that of the higher of the two ratings; and (iii) if the ratings established or deemed to have been established by Moody's and S&P for the Index Debt shall be changed (other than as a result of a change in the rating system of Moody's or S&P), such change shall be effective as of the date on which it is first announced by the applicable rating agency. Each change in the Applicable Rate shall apply during the period commencing on the effective date of such change and ending on the date immediately preceding the effective date of the next such change. If the rating system of Moody's or S&P shall change, or if either such rating agency shall cease to be in the business of rating corporate debt obligations, the Borrower and the Lenders shall negotiate in good faith to amend this definition to reflect such changed rating system or the unavailability of ratings from such rating agency and, pending the effectiveness of any such amendment, the Applicable Rate shall be determined by reference to the rating most recently in effect prior to such change or cessation.

          "Assignment and Acceptance" means an assignment and acceptance entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 9.4), and accepted by the Administrative Agent, in the form of Exhibit A or any other form approved by the Administrative Agent.

          "Base CD Rate" means the sum of (a) the Three-Month Secondary CD Rate multiplied by the Statutory Reserve Rate plus
(b) the Assessment Rate. As used in this definition, "Assessment Rate" means, for any day, the annual assessment rate in effect on such day that is payable by a member of the Bank Insurance Fund classified as "well-capitalized" and within supervisory subgroup "B" (or a comparable successor risk classification) within the meaning of 12 C.F.R. Part 327 (or any successor provision) to the Federal Deposit Insurance Corporation for insurance by such Corporation of time deposits made in Dollars at the offices of such member in the United States; provided that if, as a result of any change in any law, rule or regulation, it is no longer possible to determine the Assessment Rate as aforesaid, then the Assessment Rate shall be such annual rate as shall be determined by the Administrative Agent to be representative of the cost of such insurance to the Lenders.

          "Board" means the Board of Governors of the Federal
Reserve System of the United States of America.

          "Borrower" means Food Lion, Inc., a North Carolina corporation.

          "Borrowing" means (a) Revolving Loans of the same Type, made, converted or continued on the same date and, in the case of Eurodollar Loans, as to which a single Interest Period is in effect or (b) a Competitive Loan or group of Competitive Loans of the same Type made on the same date and as to which a single Interest Period is in effect.

          "Borrowing Request" means a request by the Borrower for a Revolving Borrowing in accordance with Section 2.3.

          "Business Day" means any day that is not a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to remain closed; provided that, when used in connection with a Eurodollar Loan, the term "Business Day" shall also exclude any day on which banks are not open for dealings in Dollar deposits in the London interbank market.

          "Capital Lease Obligations" of any Person means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

          "Capital Stock" means any capital stock of the Borrower or any Consolidated Subsidiary (to the extent issued to a Person other than the Borrower), whether common or preferred.

          "Capitalized Lease" means any lease which is required to be capitalized on a consolidated balance sheet of the lessee and its subsidiaries in accordance with GAAP.

          "Cash Equivalents" means:

          (a) direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States of America), in each case maturing within one year from the date of acquisition thereof;

          (b) investments in commercial paper maturing within 270 days from the date of acquisition thereof and having, at such date of acquisition, a rating of at least P-1 by Moody's or A-1 by S&P;

          (c) investments in certificates of deposit, banker's acceptances and time deposits maturing within 180 days from the date of acquisition thereof issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, any domestic office of any commercial bank organized under the laws of the United States of America or any State thereof which has a combined capital and surplus and undivided profits of not less than $250,000,000;

          (d) investments consisting of cash deposits in operating accounts maintained by the Borrower or any Subsidiary; and

          (e) repurchase agreements with a term of not more than 30 days for securities described in clause (a) above and entered into with a financial institution satisfying the criteria described in clause (c) above.

          "Change in Control" means (a) the acquisition of ownership, directly or indirectly, beneficially or of record, by any Person or group (within the meaning of the Securities Exchange Act of 1934, as amended, and the rules of the Securities and Exchange Commission thereunder as in effect on the date hereof) other than Delhaize and Detla, of shares representing more than 15% of the aggregate ordinary voting power represented by the issued and outstanding capital stock of the Borrower; (b) the failure of Delhaize and Detla to own, directly or indirectly, beneficially or of record, shares representing more than a majority of the aggregate ordinary voting power represented by the issued and outstanding capital stock of the Borrower; (c) occupation of a majority of the seats (other than vacant seats) on the board of directors of the Borrower by Persons who were neither (i) nominated by the board of directors of the Borrower nor (ii) appointed by directors so nominated; or (d) the acquisition of direct or indirect Control of the Borrower by any Person or group other than Delhaize or Detla.

          "Change in Law" means (a) the adoption of any law, rule or regulation after the date of this Agreement, (b) any change in any law, rule or regulation or in the interpretation or application thereof by any Governmental Authority after the date of this Agreement or (c) compliance by any Lender (or, for purposes of Section 2.13(b), by any lending office of such Lender or by such Lender's holding company, if any) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the date of this Agreement.

          "Class", when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are Revolving Loans or Competitive Loans.

          "Code" means the Internal Revenue Code of 1986, as amended from time to time.

          "Commitment" means, with respect to any Lender, the collective reference to such Lender's LTF Commitment and 364-Day
Commitment.

          "Competitive Bid" means an offer by a Lender to make a Competitive Loan in accordance with Section 2.4.

          "Competitive Bid Rate" means, with respect to any Competitive Bid, the Margin or the Fixed Rate, as applicable, offered by the Lender making such Competitive Bid.

          "Competitive Bid Request" means a request by the Borrower for Competitive Bids in accordance with Section 2.4.

          "Competitive Loans" means, as to any Lender, the collective reference to the 364-Day Competitive Loans and the LTF
Competitive Loans made by such Lender.

          "Consolidated" means, when used in connection with any defined term, and not otherwise defined, such term as it applies to the Borrower and its Subsidiaries on a consolidated basis, after eliminating all intercompany items.

          "Consolidated Debt" means at any date the Debt of the Borrower and its Consolidated Subsidiaries, determined on a consolidated basis as of such date.

          "Consolidated Fixed Charges" for any period means, without duplication, on a consolidated basis the sum of (i) all Rentals payable during such period by the Borrower and its Consolidated Subsidiaries, and (ii) Consolidated Interest Expense for such period.

          "Consolidated Interest Expense" for any period means interest, whether expensed or capitalized, in respect of Debt of the Borrower or any of its Consolidated Subsidiaries outstanding during such period.

          "Consolidated Net Income" for any period means the gross revenues of the Borrower and its Consolidated Subsidiaries for such period less all expenses and other proper charges (including taxes on income), determined on a consolidated basis after eliminating earnings or losses attributable to outstanding Minority Interests, but excluding in any event:

                    (a)  any unusual or extraordinary gains or
          losses on the sale or other disposition of investments (excluding Cash Equivalents) or fixed or capital assets, and any taxes on such excluded gains and any tax deductions or credits on account of any such excluded losses;

                    (b)  the proceeds of any life insurance
          policy;

                    (c)  net earnings and losses of any
          Consolidated Subsidiary accrued prior to the date it became a Consolidated Subsidiary;

                    (d)  net earnings and losses of any
          corporation (other than a Consolidated Subsidiary), substantially all the assets of which have been acquired in any manner by the Borrower or any Consolidated Subsidiary, realized by such corporation prior to the date of such acquisition;

                    (e)  net earnings and losses of any
          corporation (other than a Consolidated Subsidiary) with which the Borrower or a Consolidated Subsidiary shall have consolidated or which shall have merged into or with the Borrower or a Consolidated Subsidiary prior to the date of such consolidation or merger;

                    (f)  net earnings and losses of any business
          entity (other than a Consolidated Subsidiary) in which the Borrower or any Consolidated Subsidiary has an ownership interest unless such net earnings shall have actually been received by the Borrower or such Consolidated Subsidiary in the form of cash distributions;

                    (g)  any portion of the net earnings and
          losses of any Consolidated Subsidiary which for any reason is unavailable for payment of dividends to the Borrower or any other Consolidated Subsidiary;

                    (h) earnings resulting from any reappraisal, revaluation or write-up of assets;

                    (i)  any deferred or other credit
          representing any excess of the equity in any Subsidiary at the date of acquisition thereof over the amount invested in such Subsidiary;

                    (j) any gain arising from the acquisition of any Capital Stock;

                    (k)  any reversal of any contingency reserve
          except to the extent that provision for such contingency reserve shall have been made from income arising during such period; provided, however, that any reversal of a contingency reserve from a prior period shall only be excluded from Consolidated Net Income to the extent that the aggregate amount of such reversals exceeds $10,000,000 during the immediately preceding 4 Fiscal Quarters; and

                    (l)  any other unusual or extraordinary gain
          or loss.

          "Consolidated Net Worth" means, as of the date of any determination thereof, Stockholder's Equity.

          "Consolidated Subsidiary" means at any date any Subsidiary or other entity the accounts of which, in accordance with GAAP, would be consolidated with those of the Borrower in its consolidated financial statements as of such date.

          "Consolidated Total Assets" means at any time the total assets of the Borrower and its Consolidated Subsidiaries, determined on a consolidated basis, as set forth or reflected on the most recent consolidated balance sheet of the Borrower and its Consolidated Subsidiaries.

          "Consolidated Total Capitalization" means as of the date of any determination thereof, the sum of (a) Consolidated
Net Worth and (b) Consolidated Debt.

          "Contractual Obligation" means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

          "Control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. "Controlling" and "Controlled" have meanings correlative thereto.

          "Debt" of any Person means at any date, without duplication, (i) all obligations of such Person for borrowed money, (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (iii) all obligations of such Person to pay the deferred purchase price of property or services, except trade accounts payable and accrued expenses arising in the ordinary course of business, (iv) all Capital Lease Obligations, (v) all obligations of such Person to reimburse any bank or other Person in respect of amounts payable under a banker's acceptance, (vi) all Redeemable Preferred Stock of such Person (in the event such Person is a corporation), (vii) all obligations of such Person to reimburse any bank or other Person in respect of amounts paid under a letter of credit or similar instrument, (viii) all Debt of others secured by a Lien on any asset of such Person, whether or not such Debt is assumed by such Person, and (ix) all Debt of others Guaranteed by such Person.

          "Default" means any event or condition which constitutes an Event of Default or which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.
          "Delhaize" means Etablissements Delhaize Freres et Cie
"Le Lion" S.A., a Belgian corporation.

          "Depreciation" means for any period the sum of all depreciation expenses of the Borrower and its Consolidated
Subsidiaries for such period, as determined in accordance with GAAP.

          "Detla" means Delhaize The Lion America, Inc., a
Delaware corporation.

          "Disclosed Matters" means the actions, suits and proceedings and the environmental matters disclosed in
Schedule 3.6.

          "Documentation Agent" means Wachovia Bank of North
Carolina, N.A., in its capacity as documentation agent hereunder.

          "Dollars" or "$" refers to lawful money of the United
States of America.

          "Effective Date" means the date on which the conditions specified in Section 4.1 are satisfied (or waived in accordance with Section 9.2).

          "Environmental Laws" means all laws, rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions, notices or binding agreements issued, promulgated or entered into by any Governmental Authority, relating in any way to the environment, preservation or reclamation of natural resources, the management, release or threatened release of any Hazardous Material or health and safety matters.

          "Environmental Liability" means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of the Borrower or any Subsidiary directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

          "ERISA" means the Employee Retirement Income Security
Act of 1974, as amended from time to time.

          "ERISA Affiliate" means any trade or business (whether or not incorporated) that, together with the Borrower, is treated as a single employer under Section 414(b) or (c) of the Code or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code.

          "ERISA Event" means (a) any "reportable event", as defined in Section 4043 of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the 30-day notice period is waived); (b) the existence with respect to any Plan of an "accumulated funding deficiency" (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived; (c) the filing pursuant to Section 412(d) of the Code or Section 303(d) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan;
(d) the incurrence by the Borrower or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan; (e) the receipt by the Borrower or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan; (f) the incurrence by the Borrower or any of its ERISA Affiliates of any liability with respect to the withdrawal or partial withdrawal from any Plan or Multiemployer Plan; or (g) the receipt by the Borrower or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from the Borrower or any ERISA Affiliate of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA.

          "Eurodollar", when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Adjusted LIBO Rate (or, in the case of a Competitive Loan, the LIBO Rate).

          "Event of Default" has the meaning assigned to such term in Article VII.

          "Excluded Taxes" means, with respect to the Administrative Agent, any Lender or any other recipient of any payment to be made by or on account of any obligation of the Borrower hereunder, (a) income or franchise taxes imposed on (or measured by) its net income by the United States of America, or by the jurisdiction under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable lending office is located, (b) any branch profits taxes imposed by the United States of America or any similar tax imposed by any other jurisdiction in which the Borrower is located and (c) in the case of a Foreign Lender (other than an assignee pursuant to a request by the Borrower under Section 2.17(b)), any withholding tax that is imposed on amounts payable to such Foreign Lender at the time such Foreign Lender becomes a party to this Agreement or is attributable to such Foreign Lender's failure or inability to comply with Section 2.15(e), except to the extent that such Foreign Lender's assignor (if any) was entitled, at the time of assignment, to receive additional amounts from the Borrower with respect to such withholding tax pursuant to Section 2.15(a).

          "Federal Funds Effective Rate" means, for any day, the weighted average (rounded upwards, if necessary, to the next 1/100 of 1%) of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average (rounded upwards, if necessary, to the next 1/100 of 1%) of the quotations for such day for such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

          "Financial Officer" means the chief financial officer, principal accounting officer, treasurer or controller of the Borrower.

          "Fiscal Quarter" means any fiscal quarter of the Borrower.

          "Fiscal Year" means any fiscal year of the Borrower.


          "Fixed Rate" means, with respect to any Competitive
Loan (other than a Eurodollar Competitive Loan), the fixed rate of interest per annum specified by the Lender making such Competitive Loan in its related Competitive Bid.

          "Fixed Rate Loan" means a Competitive Loan bearing interest at a Fixed Rate.

          "Foreign Lender" means any Lender that is organized under the laws of a jurisdiction other than that in which the Borrower is located. For purposes of this definition, the United States of America, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

          "GAAP" means generally accepted accounting principles in the United States of America.

          "Governmental Authority" means the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

          "Guarantee" of or by any Person (the "guarantor") means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the "primary obligor") in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or obligation; provided, that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business.

          "Guarantor" means, prior to the Merger, the Acquisition
Sub, and upon consummation of the Merger, the Target.

          "Hazardous Materials" means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

          "Hedging Agreement" means any interest rate protection agreement, foreign currency exchange agreement, commodity price protection agreement or other interest or currency exchange rate or commodity price hedging arrangement.

          "Indebtedness" of any Person means, without duplication, (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person upon which interest charges are customarily paid (excluding current accounts payable incurred in the ordinary course of business), (d) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person, (e) all obligations of such Person in respect of the deferred purchase price of property or services (excluding current accounts payable incurred in the ordinary course of business), (f) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed, (g) all Guarantees by such Person of Indebtedness of others, (h) all Capital Lease Obligations of such Person, (i) all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit and letters of guaranty and (j) all obligations, contingent or otherwise, of such Person in respect of bankers' acceptances. The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person's ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor.

          "Indemnified Taxes" means Taxes other than Excluded
Taxes.

          "Index Debt" means senior, unsecured, long-term indebtedness for borrowed money of the Borrower that is not guaranteed by any other Person (other than Subsidiaries) or subject to any other credit enhancement.

          "Interest Election Request" means a request by the Borrower to convert or continue a Revolving Borrowing in accordance with Section 2.6.

          "Interest Payment Date" means (a) with respect to any ABR Loan, the last day of each March, June, September and December, (b) with respect to any Eurodollar Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Eurodollar Borrowing with an Interest Period of more than three months' duration, each day prior to the last day of such Interest Period that occurs at intervals of three months' duration after the first day of such Interest Period and (c) with respect to any Fixed Rate Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Fixed Rate Borrowing with an Interest Period of more than 90 days' duration (unless otherwise specified in the applicable Competitive Bid Request), each day prior to the last day of such Interest Period that occurs at intervals of 90 days' duration after the first day of such Interest Period, and any other dates that are specified in the applicable Competitive Bid Request as Interest Payment Dates with respect to such Borrowing.

          "Interest Period" means (a) with respect to any Eurodollar Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the calendar month that is one, two, three or six months thereafter, as the Borrower may elect and (b) with respect to any Fixed Rate Borrowing, the period (which shall not be less than seven days or more than 360 days) commencing on the date of such Borrowing and ending on the date specified in the applicable Competitive Bid Request; provided, that (i) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless, in the case of a Eurodollar Borrowing only, such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day and
(ii) any Interest Period pertaining to a Eurodollar Borrowing that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period. For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and, in the case of a Revolving Borrowing, thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.

          "Lenders" means the Persons listed on Schedule 2.1 and any other Person that shall have become a party hereto pursuant to an Assignment and Acceptance, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Acceptance.

          "LIBO Rate" means, with respect to any Eurodollar Borrowing for any Interest Period, the rate appearing on Page 3750 of the Telerate Service (or on any successor or substitute page of such Service, or any successor to or substitute for such Service, providing rate quotations comparable to those currently provided on such page of such Service, as determined by the Administrative Agent from time to time for purposes of providing quotations of interest rates applicable to Dollar deposits in the London interbank market) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, as the rate for Dollar deposits with a maturity comparable to such Interest Period. In the event that such rate is not available at such time for any reason, then the "LIBO Rate" with respect to such Eurodollar Borrowing for such Interest Period shall be the rate at which Dollar deposits of $5,000,000 and for a maturity comparable to such Interest Period are offered by the principal London office of the Administrative Agent in immediately available funds in the London interbank market at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period.

          "Lien" means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset and (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset.

          "Loans" means the loans made by the Lenders to the Borrower pursuant to this Agreement.

          "LTF" means "long term facility".

          "LTF Availability Period" means the period from and including the Effective Date to but excluding the earlier of the LTF Maturity Date and the date of termination of the LTF
Commitments.

          "LTF Commitment" means, with respect to each Lender, the commitment of such Lender to make LTF Revolving Loans hereunder, expressed as an amount representing the maximum aggregate amount of such Lender's LTF Revolving Credit Exposure hereunder, as such commitment may be (a) reduced from time to time pursuant to Section 2.7 and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.4. The initial amount of each Lender's LTF Commitment is set forth on Schedule 2.1, or in the Assignment and Acceptance pursuant to which such Lender shall have assumed its LTF Commitment, as applicable.

          "LTF Competitive Loan" means a Loan made under the LTF
Commitments pursuant to Section 2.4.

          "LTF Maturity Date" means December 16, 2001.

          "LTF Revolving Credit Exposure" means, with respect to any Lender at any time, the sum of the outstanding principal amount of such Lender's LTF Revolving Loans at such time.

          "LTF Revolving Loan" means a Loan made under the LTF
Commitments pursuant to Section 2.3.

          "Majority Lenders" means, at any time, Lenders having Revolving Credit Exposures and unused Commitments representing more than 50% of the sum of the total Revolving Credit Exposures and unused Commitments at such time; provided that, for purposes of declaring the Loans to be due and payable pursuant to Article VII, and for all purposes after the Loans become due and payable pursuant to Article VII or the Commitments expire or terminate, the outstanding Competitive Loans of the Lenders shall be included in their respective Revolving Credit Exposures in determining the Majority Lenders.

          "Margin" means, with respect to any Competitive Loan bearing interest at a rate based on the LIBO Rate, the marginal rate of interest, if any, to be added to or subtracted from the LIBO Rate to determine the rate of interest applicable to such Loan, as specified by the Lender making such Loan in its related Competitive Bid.

          "Material Adverse Effect" means a material adverse effect on (a) the business, assets, operations, prospects or condition, financial or otherwise, of the Borrower and the Subsidiaries taken as a whole, (b) the ability of the Borrower to perform any of its obligations under this Agreement or (c) the rights of or benefits available to the Lenders under this Agreement.

          "Material Indebtedness" means Indebtedness (other than the Loans or the guarantees thereof), or obligations in respect of one or more Hedging Agreements, of any one or more of the Borrower and its Subsidiaries in an aggregate principal amount exceeding $20,000,000. For purposes of determining Material Indebtedness, the "principal amount" of the obligations of the Borrower or any Subsidiary in respect of any Hedging Agreement at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that the Borrower or such Subsidiary would be required to pay if such Hedging Agreement were terminated at such time.

          "Merger" means the merger of the Acquisition Sub with and into the Target pursuant to the Merger Agreement.

          "Merger Agreement" means the Agreement and Plan of Merger dated as of October 31, 1996 among the Borrower, the Acquisition Sub and the Target.

          "Minority Interests" means any shares of stock of any class of a Consolidated Subsidiary (other than directors' qualifying shares as required by law) that are not owned by the Borrower and/or one or more of its Consolidated Subsidiaries.

          "Moody's" means Moody's Investors Service, Inc.

          "Multiemployer Plan" means a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

          "Net Income" means, of any Person for any period, net income of such Person, determined on a consolidated basis in accordance with GAAP.

          "Operating Lease" means any lease other than a Capitalized Lease.

          "Other Taxes" means any and all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement.

          "PBGC" means the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions.

          "Permitted Encumbrances" means:

          (a) Liens imposed by law for taxes, assessments and other governmental charges that are not yet due or are being contested in compliance with Section 5.4;

          (b) carriers', warehousemen's, mechanics', materialmen's, repairmen's, landlords' and other like Liens imposed by law, arising in the ordinary course of business and securing obligations that are not overdue by more than 30 days or are being contested in compliance with Section 5.4;

          (c) Liens granted to a landlord pursuant to a lease to secure the obligations of the lessee under such lease which apply only to property or assets of the lessee located at the leased premises;

          (d) pledges and deposits made in the ordinary course of business in compliance with workers' compensation, unemployment insurance and other social security laws or regulations;

          (e) deposits to secure the performance of bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, in each case in the ordinary course of business; and

          (f) easements, zoning restrictions, rights-of-way and similar encumbrances on real property imposed by law or arising in the ordinary course of business that do not secure any monetary obligations and do not materially detract from the value of the affected property or interfere with the ordinary conduct of business of the Borrower or any Subsidiary.

          "Person" means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

          "Plan" means any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which the Borrower or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in Section 3(5) of ERISA.

          "Prime Rate" means the rate of interest per annum publicly announced from time to time by The Chase Manhattan Bank as its prime rate in effect at its principal office in New York City; each change in the Prime Rate shall be effective from and including the date such change is publicly announced as being effective.

          "Redeemable Preferred Stock" of any Person means any preferred stock issued by such Person which is at any time prior to the LTF Maturity Date either (i) mandatorily redeemable (by sinking fund or similar payments or otherwise) or (ii) redeemable at the option of the holder thereof.

          "Register" has the meaning set forth in Section 9.4.

          "Related Parties" means, with respect to any specified
Person, such Person's Affiliates and the respective directors, officers, employees, agents and advisors of such Person and such Person's Affiliates.

          "Rentals" means and includes as of the date of any determination thereof all fixed payments (including as such all payments which the lessee is obligated to make to the lessor on termination of the lease or surrender of the property) payable by the Borrower or a Consolidated Subsidiary, as lessee or sublessee under an Operating Lease or Capitalized Lease of real or personal property, but shall be exclusive of any amounts required to be paid by the Borrower or a Consolidated Subsidiary (whether or not designated as rents or additional rents) on account of maintenance, repairs, insurance, taxes and similar charges.
Fixed rents under any so-called "percentage leases" shall be computed solely on the basis of the minimum rents, if any, required to be paid by the lessee regardless of sales volume or gross revenues.

          "Requirement of Law" means, as to any Person, the Certificate of Incorporation and By-Laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

          "Revolving Credit Exposure" means, with respect to any Lender at any time, the sum of such Lender's 364-Day Revolving
Exposure and LTF Revolving Exposure.

          "Revolving Loan" means the collective reference to the LTF Revolving Loans and the 364-Day Revolving Loans.

          "S&P" means Standard & Poor's.

          "Solvent", when used with respect to any Person, means that, as of any date of determination, (a) the amount of the "present fair saleable value" of the assets of such Person and its subsidiaries, taken as a whole, will, as of such date, exceed the amount that will be required to pay all "liabilities of such Person and its subsidiaries, taken as a whole, contingent or otherwise", as of such date (as such quoted terms are determined in accordance with applicable federal and state laws governing determinations of the insolvency of debtors) as such debts become absolute and matured, (b) such Person and its subsidiaries, taken as a whole, will not have, as of such date, an unreasonably small amount of capital with which to conduct their businesses, taking into account the particular capital requirements of such Person and its projected capital requirements and availability and (c) such Person and its subsidiaries, taken as a whole, will be able to pay their debts as they mature, taking into account the timing of and amounts of cash to be received by such Person and its subsidiaries, taken as a whole, and the timing of and amounts of cash to be payable on or in respect of indebtedness of such Person and its subsidiaries, taken as a whole. For purposes of this definition, (i) "debt" means liability on a "claim", and
(ii) "claim" means any (x) right to payment, whether or not such a right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal or equitable, secured or unsecured or (y) right to an equitable remedy for breach of performance if such breach gives rise to a right to payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured or unmatured, disputed, undisputed, secured or unsecured.

          "Statutory Reserve Rate" means a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board to which the Administrative Agent is subject (a) with respect to the Base CD Rate, for new negotiable nonpersonal time deposits in Dollars of over $100,000 with maturities approximately equal to three months and (b) with respect to the Adjusted LIBO Rate, for eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D of the Board). Such reserve percentages shall include those imposed pursuant to such Regulation D. Eurodollar Loans shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under such Regulation D or any comparable regulation. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

          "Stockholder's Equity" means, at any time, the shareholders' equity of the Borrower and its Consolidated Subsidiaries, as set forth or reflected on the most recent consolidated balance sheet of the Borrower and its Consolidated Subsidiaries prepared in accordance with GAAP, but excluding any Redeemable Preferred Stock of the Borrower or any of its Consolidated Subsidiaries. Shareholders' equity shall include, but not be limited to (i) the par or stated value of all outstanding Capital Stock, (ii) capital surplus, (iii) retained earnings, and (iv) various deductions such as (A) purchases of treasury stock, (B) valuation allowances, (C) receivables due from an employee stock ownership plan, (D) employee stock ownership plan debt guarantees, and (E) translation adjustments for foreign currency transactions.

          "subsidiary" means, with respect to any Person (the "parent") at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent's consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, limited liability company, partnership, association or other entity of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held by such Person or one or more subsidiaries of such Person or by such Person and one or more subsidiaries of such Person.

          "Subsidiary" means any subsidiary of the Borrower.

          "Subsidiary Guarantee" means the Guarantee Agreement, in substantially the form of Exhibit C, made by the Guarantor in favor of the Administrative Agent, as the same may be amended, supplemented or otherwise modified from time to time.

          "Target" means Kash N' Karry Food Stores, Inc., a
Delaware corporation.

          "Taxes" means any and all present or future taxes, levies, imposts, duties, deductions, charges or withholdings imposed by any Governmental Authority.

          "Tender Offer" means the all cash tender offer for all of the issued and outstanding shares of common stock of the Target by the Acquisition Sub pursuant to the Merger Agreement.

          "364-Day Availability Period" means the period from and including the Effective Date to but excluding the earlier of the 364-Day Maturity Date and the date of termination of the 364-Day
Commitments.

          "364-Day Commitment" means, with respect to each Lender, the commitment of such Lender to make 364-Day Revolving Loans hereunder, expressed as an amount representing the maximum aggregate amount of such Lender's 364-Day Revolving Credit Exposure hereunder, as such commitment may be (a) reduced from time to time pursuant to Section 2.7 and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.4. The initial amount of each Lender's 364-Day Commitment is set forth on Schedule 2.1, or in the Assignment and Acceptance pursuant to which such Lender shall have assumed its 364-Day Commitment, as applicable.

          "364-Day Competitive Loan" means a Loan made under the 364-Day Commitments pursuant to Section 2.4.

          "364-Day Maturity Date" means December 15, 1997.

          "364-Day Revolving Credit Exposure" means, with respect to any Lender at any time, the sum of the outstanding principal amount of such Lender's 364-Day Revolving Loans at such time.

          "364-Day Revolving Loan" means a Loan made under the 364-Day Commitments pursuant to Section 2.3.

          "Three-Month Secondary CD Rate" means, for any day, the secondary market rate for three-month certificates of deposit reported as being in effect on such day (or, if such day is not a Business Day, the next preceding Business Day) by the Board through the public information telephone line of the Federal Reserve Bank of New York (which rate will, under the current practices of the Board, be published in Federal Reserve Statistical Release H.15(519) during the week following such day) or, if such rate is not so reported on such day or such next preceding Business Day, the average of the secondary market quotations for three-month certificates of deposit of major money center banks in New York City received at approximately
10:00 a.m., New York City time, on such day (or, if such day is not a Business Day, on the next preceding Business Day) by the Administrative Agent from three negotiable certificate of deposit dealers of recognized standing selected by it.

          "Transactions" means the execution, delivery and performance by the Borrower of this Agreement, the borrowing of Loans and the use of the proceeds thereof.

          "Type", when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the Adjusted LIBO Rate, the Alternate Base Rate or, in the case of a Competitive Loan or Borrowing, the LIBO Rate or a Fixed Rate.

          "Withdrawal Liability" means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

 .2               Classification of Loans and Borrowings.  For
purposes of this Agreement, Loans may be classified and referred to by Class (e.g., a "Revolving Loan") or by Type (e.g., a "Eurodollar Loan") or by Class and Type (e.g., a "Eurodollar Revolving Loan"). Borrowings also may be classified and referred to by Class (e.g., a "Revolving Borrowing") or by Type (e.g., a "Eurodollar Borrowing") or by Class and Type (e.g., a "Eurodollar Revolving Borrowing").

 .3               Terms Generally.  The definitions of terms
herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation". The word "will" shall be construed to have the same meaning and effect as the word "shall". Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person's successors and assigns, (c) the words "herein", "hereof" and "hereunder", and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement and
(e) the words "asset" and "property" shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

 .4               Accounting Terms; GAAP.  Except as otherwise
expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided that, if the Borrower notifies the Administrative Agent that the Borrower requests an amendment to any provision hereof to eliminate the effect of any change occurring after the date hereof in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the Borrower that the Majority Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith.


Article II                       The Credits

 .1               Commitments.  (a)  Subject to the terms and
conditions set forth herein, each Lender with a 364-Day Commitment agrees to make 364-Day Revolving Loans to the Borrower from time to time during the 364-Day Availability Period in an aggregate principal amount that will not result in (i) such Lender's 364-Day Revolving Credit Exposure exceeding such Lender's 364-Day Commitment or (ii) the sum of the total 364-Day Revolving Credit Exposures plus the aggregate principal amount of outstanding 364-Day Competitive Loans exceeding the total 364-Day Commitments. Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrower may borrow, prepay and reborrow 364-Day Revolving Loans.

          (a) Subject to the terms and conditions set forth herein, each Lender with a LTF Commitment agrees to make LTF Revolving Loans to the Borrower from time to time during the LTF Availability
Period in an aggregate principal amount that will not result in
(i) such Lender's LTF Revolving Credit Exposure exceeding such
Lender's LTF Commitment or (ii) the sum of the total LTF
Revolving Credit Exposures plus the aggregate principal amount of outstanding LTF Competitive Loans exceeding the total LTF
Commitments. Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrower may borrow, prepay and reborrow LTF Revolving Loans.

 .2               Loans and Borrowings.  (a)  Each 364-Day
Revolving Loan shall be made as part of a Borrowing consisting of 364-Day Revolving Loans made by the Lenders ratably in accordance with their respective 364-Day Commitments. Each LTF Revolving Loan shall be made as part of a Borrowing consisting of LTF Revolving Loans made by the Lenders ratably in accordance with their respective LTF Commitments. Each Competitive Loan shall be made in accordance with the procedures set forth in Section 2.4. The failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder; provided that the Commitments and Competitive Bids of the Lenders are several and no Lender shall be responsible for any other Lender's failure to make Loans as required.

          (a) Subject to Section 2.12, (i) each Revolving Borrowing shall be comprised entirely of ABR Loans or Eurodollar Loans as the Borrower may request in accordance herewith, and (ii) each Competitive Borrowing shall be comprised entirely of Eurodollar
Loans or Fixed Rate Loans as the Borrower may request in accordance herewith. Each Lender at its option may make any Eurodollar Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that any exercise of such option shall not affect the obligation of the Borrower to repay such Loan in accordance with the terms of this Agreement.

          (b) At the commencement of each Interest Period for any Eurodollar Revolving Borrowing, such Borrowing shall be in an aggregate amount that is an integral multiple of $1,000,000 and not less than $5,000,000. At the time that each ABR Revolving Borrowing is made, such Borrowing shall be in an aggregate amount that is an integral multiple of $1,000,000 and not less than $5,000,000 (or, if less, the unused portion of the related Commitments). Each Competitive Borrowing shall be in an aggregate amount that is an integral multiple of $1,000,000 and not less than $5,000,000. Borrowings of more than one Type and Class may be outstanding at the same time; provided that there shall not at any time be more than a total of 10 Eurodollar Revolving Borrowings outstanding.

          (c) Notwithstanding any other provision of this Agreement, the Borrower shall not be entitled to request, or to elect to convert or continue, (i) any 364-Day Borrowing if the Interest Period requested with respect thereto would end after the 364-Day
Maturity Date or (ii) any LTF Borrowing if the Interest Period requested with respect thereto would end after the LTF Maturity
Date.

 .3               Requests for Revolving Borrowings.  To request a
Revolving Borrowing, the Borrower shall notify the Administrative Agent of such request by telephone (a) in the case of a Eurodollar Borrowing, not later than 11:00 a.m., New York City time, three Business Days before the date of the proposed Borrowing or (b) in the case of an ABR Borrowing, not later than 11:00 a.m., New York City time, on the date of the proposed Borrowing. Each such telephonic Borrowing Request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the Administrative Agent of a written Borrowing Request in a form approved by the Administrative Agent and signed by the Borrower. Each such telephonic and written Borrowing Request shall specify the following information in compliance with Section 2.2:

            (i)         the aggregate amount of the requested Borrowing;

           (ii)        the date of such Borrowing, which shall be a Business
     Day;

          (iii) whether such Borrowing is to be a 364-Day Borrowing or a LTF Borrowing;

           (iv) whether such Borrowing is to be an ABR Borrowing or a Eurodollar Borrowing;

            (v) in the case of a Eurodollar Borrowing, the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term "Interest Period"; and

           (vi) the location and number of the Borrower's account to which funds are to be disbursed, which shall comply with the requirements of Section 2.5.

If no election as to the Type of Revolving Borrowing is specified, then the requested Revolving Borrowing shall be an ABR Borrowing. If no Interest Period is specified with respect to any requested Eurodollar Revolving Borrowing, then the Borrower shall be deemed to have selected an Interest Period of one month's duration. Promptly following receipt of a Borrowing Request in accordance with this Section, the Administrative Agent shall advise each Lender of the details thereof and of the amount of such Lender's Loan to be made as part of the requested Borrowing.

 .4               Competitive Bid Procedure. (a)  Subject to the
terms and conditions set forth herein, from time to time during the 364-Day Availability Period the Borrower may request Competitive Bids and may (but shall not have any obligation to) accept Competitive Bids and borrow 364-Day Competitive Loans with specified maturities ranging from seven to 360 days; provided that the sum of the total 364-Day Revolving Credit Exposures plus the aggregate principal amount of outstanding 364-Day Competitive Loans at any time shall not exceed the total 364-Day Commitments. Subject to the terms and conditions set forth herein, from time to time during the LTF Availability Period the Borrower may request Competitive Bids and may (but shall not have any obligation to) accept Competitive Bids and borrow LTF Competitive Loans with specified maturities ranging from seven to 360 days; provided that the sum of the total LTF Revolving Credit Exposures plus the aggregate principal amount of outstanding LTF Competitive Loans at any time shall not exceed the total LTF Commitments. To request Competitive Bids, the Borrower shall notify the Administrative Agent of such request by telephone, in the case of a Eurodollar Borrowing, not later than 11:00 a.m., New York City time, four Business Days before the date of the proposed Borrowing and, in the case of a Fixed Rate Borrowing, not later than 10:00 a.m., New York City time, one Business Day before the date of the proposed Borrowing; provided that the Borrower may submit up to (but not more than) five Competitive Bid Requests on the same day, but a Competitive Bid Request shall not be made within five Business Days after the date of any previous Competitive Bid Request, unless any and all such previous Competitive Bid Requests shall have been withdrawn or all Competitive Bids received in response thereto rejected. Each such telephonic Competitive Bid Request shall be confirmed promptly by hand delivery or telecopy to the Administrative Agent of a written Competitive Bid Request in a form approved by the Administrative Agent and signed by the Borrower. Each such telephonic and written Competitive Bid Request shall specify the following information in compliance with Section 2.2:

            (i)         the aggregate amount of the requested Borrowing;

           (ii)        the date of such Borrowing, which shall be a Business
     Day;

          (iii) whether such Borrowing is to be a 364-Day Borrowing or a LTF Borrowing;

           (iv) whether such Borrowing is to be a Eurodollar Borrowing or a Fixed Rate Borrowing;

            (v) the Interest Period to be applicable to such Borrowing, which shall be a period contemplated by the definition of the term "Interest Period"; and

           (vi) the location and number of the Borrower's account to which funds are to be disbursed, which shall comply with the requirements of Section 2.5.

Promptly following receipt of a Competitive Bid Request in accordance with this Section, the Administrative Agent shall notify the Lenders of the details thereof by telecopy, inviting the Lenders to submit Competitive Bids.

          (b) Each Lender may (but shall not have any obligation to) make one or more Competitive Bids to the Borrower in response to a Competitive Bid Request. Each Competitive Bid by a Lender must be in a form approved by the Administrative Agent and must be received by the Administrative Agent by telecopy, in the case of a Eurodollar Competitive Borrowing, not later than 9:30 a.m., New
York City time, three Business Days before the proposed date of such Competitive Borrowing, and in the case of a Fixed Rate
Borrowing, not later than 9:30 a.m., New York City time, on the proposed date of such Competitive Borrowing. Competitive Bids that do not conform substantially to the form approved by the Administrative Agent may be rejected by the Administrative Agent, and the Administrative Agent shall notify the applicable Lender as promptly as practicable. Each Competitive Bid shall specify
(i) the principal amount (which shall be a minimum of $5,000,000 and an integral multiple of $1,000,000 and which may equal the entire principal amount of the Competitive Borrowing requested by the Borrower) of the Competitive Loan or Loans that the Lender is willing to make, (ii) the Competitive Bid Rate or Rates at which the Lender is prepared to make such Loan or Loans (expressed as a percentage rate per annum in the form of a decimal to no more than four decimal places) and (iii) the Interest Period applicable to each such Loan and the last day thereof.

          (c) The Administrative Agent shall promptly notify the Borrower by telecopy of the Competitive Bid Rate and the principal amount specified in each Competitive Bid and the identity of the Lender that shall have made such Competitive Bid.

          (d) Subject only to the provisions of this paragraph, the Borrower may accept or reject any Competitive Bid. The Borrower shall notify the Administrative Agent by telephone, confirmed by telecopy in a form approved by the Administrative Agent, whether and to what extent it has decided to accept or reject each Competitive Bid, in the case of a Eurodollar Competitive
Borrowing, not later than 10:30 a.m., New York City time, three Business Days before the date of the proposed Competitive
Borrowing, and in the case of a Fixed Rate Borrowing, not later than 10:30 a.m., New York City time, on the proposed date of the Competitive Borrowing; provided that (i) the failure of the Borrower to give such notice shall be deemed to be a rejection of each Competitive Bid, (ii) the Borrower shall not accept a Competitive Bid made at a particular Competitive Bid Rate if the Borrower rejects a Competitive Bid made at a lower Competitive
Bid Rate, (iii) the aggregate amount of the Competitive Bids accepted by the Borrower shall not exceed the aggregate amount of the requested Competitive Borrowing specified in the related Competitive Bid Request, (iv) to the extent necessary to comply with clause (iii) above, the Borrower may accept Competitive Bids at the same Competitive Bid Rate in part, which acceptance, in the case of multiple Competitive Bids at such Competitive Bid
Rate, shall be made pro rata in accordance with the amount of each such Competitive Bid, and (v) except pursuant to clause (iv) above, no Competitive Bid shall be accepted for a Competitive
Loan unless such Competitive Loan is in a minimum principal amount of $5,000,000 and an integral multiple of $1,000,000;
provided further that if a Competitive Loan must be in an amount less than $5,000,000 because of the provisions of clause (iv) above, such Competitive Loan may be for a minimum of $1,000,000 or any integral multiple thereof, and in calculating the pro rata allocation of acceptances of portions of multiple Competitive
Bids at a particular Competitive Bid Rate pursuant to clause (iv) the amounts shall be rounded to integral multiples of $1,000,000 in a manner determined by the Borrower. A notice given by the Borrower pursuant to this paragraph shall be irrevocable.

          (e) The Administrative Agent shall promptly notify each bidding Lender by telecopy whether or not its Competitive Bid has been accepted (and, if so, the amount and Competitive Bid Rate so accepted), and each successful bidder will thereupon become bound, subject to the terms and conditions hereof, to make the Competitive Loan in respect of which its Competitive Bid has been accepted.

          (f) If the Administrative Agent shall elect to submit a Competitive Bid in its capacity as a Lender, it shall submit such Competitive Bid directly to the Borrower at least one quarter of an hour earlier than the time by which the other Lenders are required to submit their Competitive Bids to the Administrative Agent pursuant to paragraph (b) of this Section.

 .5               Funding of Borrowings.  (a)  Each Lender shall
make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds by 12:00 noon, New York City time, to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders. The Administrative Agent will make such Loans available to the Borrower by promptly crediting the amounts so received, in like funds, to an account of the Borrower maintained with the Administrative Agent in New York City and designated by the Borrower in the applicable Borrowing Request or Competitive Bid Request.

          (a) Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender's share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with paragraph (a) of this Section and may, in reliance upon such assumption, make available to the Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at (i) in the case of such Lender, the Federal Funds Effective Rate or (ii) in the case of the Borrower, the interest rate applicable to ABR Loans. If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender's Loan included in such Borrowing.

 .6               Interest Elections.  (a)  Each Revolving
Borrowing initially shall be of the Type specified in the applicable Borrowing Request and, in the case of a Eurodollar Revolving Borrowing, shall have an initial Interest Period as specified in such Borrowing Request. Thereafter, the Borrower may elect to convert such Borrowing to a different Type or to continue such Borrowing and, in the case of a Eurodollar Revolving Borrowing, may elect Interest Periods therefor, all as provided in this Section. The Borrower may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing. This Section shall not apply to Competitive Borrowings which may not be converted or continued.

          (a) To make an election pursuant to this Section, the Borrower shall notify the Administrative Agent of such election by telephone by the time that a Borrowing Request would be required under Section 2.3 if the Borrower were requesting a Revolving
Borrowing of the Type resulting from such election to be made on the effective date of such election. Each such telephonic
Interest Election Request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the Administrative Agent of a written Interest Election Request in a form approved by the Administrative Agent and signed by the Borrower.

          (b) Each telephonic and written Interest Election Request shall specify the following information in compliance with
Section 2.2:

            (i) the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) below shall be specified for each resulting Borrowing);

           (ii) the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;

          (iii) whether the resulting Borrowing is to be an ABR Borrowing or a Eurodollar Borrowing; and

           (iv) if the resulting Borrowing is a Eurodollar Borrowing, the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of the term "Interest Period".

If any such Interest Election Request requests a Eurodollar
Borrowing but does not specify an Interest Period, then the Borrower shall be deemed to have selected an Interest Period of one month's duration.

          (c) Promptly following receipt of an Interest Election Request, the Administrative Agent shall advise each Lender of the details thereof and of such Lender's portion of each resulting
Borrowing.

          (d) If the Borrower fails to deliver a timely Interest Election Request with respect to a Eurodollar Revolving Borrowing prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period such Borrowing shall be converted to an ABR Borrowing. Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing and the Administrative Agent, at the request of the Majority Lenders, so notifies the Borrower, then, so long as an Event of Default is continuing (i) no outstanding Revolving Borrowing may be converted to or continued as a Eurodollar Borrowing and (ii) unless repaid, each Eurodollar Revolving Borrowing shall be converted to an ABR Borrowing at the end of the Interest Period applicable thereto.

 .7               Termination and Reduction of Commitments.  (a)
Unless previously terminated, the 364-Day Commitments shall terminate on the 364-Day Maturity Date and the LTF Commitments shall terminate on the LTF Maturity Date.

          (a) The Borrower may at any time terminate, or from time to time reduce, the 364-Day Commitments or the LTF Commitments;
provided that (i) each reduction of any Commitments shall be in an amount that is an integral multiple of $1,000,000 and not less than $5,000,000 and (ii) the Borrower shall not terminate or reduce any Commitments if, after giving effect to any concurrent prepayment of the relevant Loans in accordance with Section 2.9, the sum of the relevant Revolving Credit Exposures plus the aggregate principal amount of outstanding relevant Competitive
Loans would exceed the total relevant Commitments.

          (b) The Borrower shall notify the Administrative Agent of any election to terminate or reduce the Commitments under paragraph (b) of this Section at least three Business Days prior to the effective date of such termination or reduction, specifying such election and the effective date thereof.
Promptly following receipt of any notice, the Administrative
Agent shall advise the Lenders of the contents thereof. Each notice delivered by the Borrower pursuant to this Section shall be irrevocable; provided that a notice of termination of the Commitments delivered by the Borrower may state that such notice is conditioned upon the effectiveness of other credit facilities, in which case such notice may be revoked by the Borrower (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied. Any termination or reduction of the Commitments shall be permanent.
Each reduction of the Commitments shall be made ratably among the Lenders in accordance with their respective Commitments.

 .8               Repayment of Loans; Evidence of Debt.  (a) The
Borrower hereby unconditionally promises to pay (i) to the Administrative Agent for the account of each Lender with a 364-Day Commitment the then unpaid principal amount of such Lender's 364-Day Revolving Loans on the 364-Day Maturity Date, (ii) to the Administrative Agent for the account of each Lender with a LTF Commitment the then unpaid principal amount of such Lender's LTF Revolving Loans on the LTF Maturity Date and (iii) to the Administrative Agent for the account of the relevant Lender the then unpaid principal amount of each Competitive Loan on the last day of the Interest Period applicable to such Loan.

          (a) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

          (b) The Administrative Agent shall maintain accounts in which it shall record (i) the amount of each Loan made hereunder, the Class and Type thereof and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder for the account of the Lenders and each Lender's share thereof.

          (c) The entries made in the accounts maintained pursuant to paragraph (b) or (c) of this Section shall be prima facie evidence of the existence and amounts of the obligations recorded therein; provided that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrower to repay the Loans in accordance with the terms of this Agreement.

          (d) Any Lender may request that Loans made by it be evidenced by a promissory note. In such event, the Borrower shall prepare, execute and deliver to such Lender a promissory note payable to the order of such Lender (or, if requested by such Lender, to such Lender and its registered assigns) and in a form approved by the Administrative Agent. Thereafter, the Loans evidenced by such promissory note and interest thereon shall at all times
(including after assignment pursuant to Section 9.4) be represented by one or more promissory notes in such form payable to the order of the payee named therein (or, if such promissory note is a registered note, to such payee and its registered assigns).

 .9               Prepayment of Loans.  (a)  The Borrower shall
have the right at any time and from time to time to prepay any Borrowing in whole or in part, subject to prior notice in accordance with paragraph (b) of this Section; provided that the Borrower shall not have the right to prepay any Competitive Loan without the prior consent of the Lender thereof.

          (a) The Borrower shall notify the Administrative Agent by telephone (confirmed by telecopy) of any prepayment hereunder (i) in the case of prepayment of a Eurodollar Revolving Borrowing, not later than 11:00 a.m., New York City time, three Business
Days before the date of prepayment or (ii) in the case of prepayment of an ABR Revolving Borrowing, not later than 11:00 a.m., New York City time, one Business Day before the date of prepayment. Each such notice shall be irrevocable and shall specify the prepayment date and the principal amount of each Borrowing or portion thereof to be prepaid; provided that, if a notice of prepayment is given in connection with a conditional notice of termination of the Commitments as contemplated by
Section 2.7, then such notice of prepayment may be revoked if such notice of termination is revoked in accordance with
Section 2.7. Promptly following receipt of any such notice relating to a Revolving Borrowing, the Administrative Agent shall advise the Lenders of the contents thereof. Each partial prepayment of any Revolving Borrowing shall be in an amount that would be permitted in the case of an advance of a Revolving
Borrowing of the same Type as provided in Section 2.2. Each prepayment of a Revolving Borrowing shall be applied ratably to the Loans included in the prepaid Borrowing. Prepayments shall be accompanied by accrued interest to the extent required by
Section 2.11.

 .10              Fees.  (a)  The Borrower agrees to pay to the
Administrative Agent for the account of each Lender a facility fee, which shall accrue at the Applicable Rate on the daily amount of the Commitment of such Lender (whether used or unused) during the period from and including the date hereof to but excluding the date on which such Commitment terminates; provided that, if such Lender continues to have any Revolving Credit Exposure after its Commitment terminates, then such facility fee shall continue to accrue on the daily amount of such Lender's Revolving Credit Exposure from and including the date on which its Commitment terminates to but excluding the date on which such Lender ceases to have any Revolving Credit Exposure. Accrued facility fees shall be payable in arrears on the last day of March, June, September and December of each year and on the date on which the relevant Commitments terminate, commencing on the first such date to occur after the date hereof; provided that any facility fees accruing after the date on which the relevant Commitments terminate shall be payable on demand. All facility fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

          (a) The Borrower agrees to pay to the Administrative Agent, for its own account, fees payable in the amounts and at the times separately agreed upon between the Borrower and the Administrative Agent.

          (b) All fees payable hereunder shall be paid on the dates due, in immediately available funds, to the Administrative Agent for distribution, in the case of facility fees to the Lenders. Fees paid shall not be refundable under any circumstances.

 .11              Interest.  (a)  The Loans comprising each
ABR Borrowing shall bear interest at a rate per annum equal to the Alternate Base Rate plus the Applicable Rate.

          (a) The Loans comprising each Eurodollar Borrowing shall bear interest at a rate per annum equal to (i) in the case of a Eurodollar Revolving Loan, the Adjusted LIBO Rate for the
Interest Period in effect for such Borrowing plus the Applicable
Rate, or (ii) in the case of a Eurodollar Competitive Loan, the LIBO Rate for the Interest Period in effect for such Borrowing plus (or minus, as applicable) the Margin applicable to such Loan.

          (b) Each Fixed Rate Loan shall bear interest at a rate per annum equal to the Fixed Rate applicable to such Loan.

          (c) Notwithstanding the foregoing, if any principal of or interest on any Loan or any fee or other amount payable by the Borrower hereunder is not paid when due, whether at stated maturity, upon acceleration or otherwise, such overdue amount shall bear interest, after as well as before judgment, at a rate per annum equal to (i) in the case of overdue principal of any Loan, 2% plus the rate otherwise applicable to such Loan as provided above or (ii) in the case of any other amount, 2% plus the rate applicable to ABR Loans as provided above.

          (d) Accrued interest on each Loan shall be payable in arrears on each Interest Payment Date for such Loan; provided that (i) interest accrued pursuant to paragraph (d) of this Section shall be payable on demand, (ii) in the event of any repayment or prepayment of any Loan (other than a prepayment of an ABR
Revolving Loan prior to the end of the Availability Period), accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment, (iii) in the event of any conversion of any Eurodollar Revolving Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion and (iv) all accrued interest shall be payable upon termination of the Commitments.

          (e) All interest hereunder shall be computed on the basis of a year of 360 days, except that interest computed by reference to the Alternate Base Rate at times when the Alternate Base Rate is based on the Prime Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day). The applicable Alternate
Base Rate, Adjusted LIBO Rate or LIBO Rate shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.

 .12              Alternate Rate of Interest.  If prior to the
commencement of any Interest Period for a Eurodollar Borrowing:

          (a) the Administrative Agent determines (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining the Adjusted LIBO Rate or the LIBO Rate, as applicable, for such Interest Period;
     or

          (b) the Administrative Agent is advised by the Majority Lenders (or, in the case of a Eurodollar Competitive Loan, the Lender that is required to make such Loan) that the Adjusted LIBO Rate or the LIBO Rate, as applicable, for such Interest Period will not adequately and fairly reflect the cost to such Lenders (or
     Lender) of making or maintaining their Loans (or its Loan) included in such Borrowing for such Interest Period;

then the Administrative Agent shall give notice thereof to the Borrower and the Lenders by telephone or telecopy as promptly as practicable thereafter and, until the Administrative Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist, (i) any Interest Election Request that requests the conversion of any Revolving Borrowing to, or continuation of any Revolving Borrowing as, a Eurodollar Borrowing shall be ineffective, (ii) if any Borrowing Request requests a Eurodollar Revolving Borrowing, such Borrowing shall be made as an ABR Borrowing and (iii) any request by the Borrower for a Eurodollar Competitive Borrowing shall be ineffective; provided that (A) if the circumstances giving rise to such notice do not affect all the Lenders, then requests by the Borrower for Eurodollar Competitive Borrowings may be made to Lenders that are not affected thereby and (B) if the circumstances giving rise to such notice affect only one Type of Borrowing, then the other Types of Borrowing shall be permitted.

 .13              Increased Costs.  (a)  If any Change in Law
shall:

            (i) impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender (except any such reserve requirement reflected in the Adjusted LIBO Rate); or

           (ii) impose on any Lender or the London interbank market any other condition affecting this Agreement or Eurodollar Loans or Fixed Rate Loans made by such Lender or any participation therein;

and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any Eurodollar Loan or Fixed Rate Loan (or of maintaining its obligation to make any such Loan) or to reduce the amount of any sum received or receivable by such Lender hereunder (whether of principal, interest or otherwise), then the Borrower will pay to such Lender, as the case may be, such additional amount or amounts as will compensate such Lender, as the case may be, for such additional costs incurred or reduction suffered.

          (b) If any Lender determines that any Change in Law regarding capital requirements has or would have the effect of reducing the rate of return on such Lender's capital or on the capital of such Lender's holding company, if any, as a consequence of this Agreement or the Loans made by such Lender, to a level below that which such Lender or such Lender's holding company could have achieved but for such Change in Law (taking into consideration such Lender's policies and the policies of such Lender's holding company with respect to capital adequacy), then from time to time the Borrower will pay to such Lender, as the case may be, such additional amount or amounts as will compensate such Lender or such Lender's holding company for any such reduction suffered.

          (c) A certificate of a Lender setting forth the amount or amounts necessary to compensate such Lender or its holding company, as the case may be, as specified in paragraph (a) or (b) of this Section shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within 15 days after receipt thereof.

          (d) Failure or delay on the part of any Lender to demand compensation pursuant to this Section shall not constitute a waiver of such Lender's right to demand such compensation;
provided that the Borrower shall not be required to compensate a Lender pursuant to this Section for any increased costs or reductions incurred more than ninety days prior to the date that such Lender notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender's intention to claim compensation therefor; provided further that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the ninety-day period referred to above shall be extended to include the period of retroactive effect thereof.

          (e) Notwithstanding the foregoing provisions of this Section, a Lender shall not be entitled to compensation pursuant to this
Section in respect of any Competitive Loan if the Change in Law that would otherwise entitle it to such compensation shall have been publicly announced prior to submission of the Competitive
Bid pursuant to which such Loan was made.

 .14              Break Funding Payments.  In the event of (a) the
payment of any principal of any Eurodollar Loan or Fixed Rate
Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default), (b) the conversion of any Eurodollar Loan other than on the last day of the Interest Period applicable thereto, (c) the failure to borrow any Eurodollar Loan, convert any ABR Loan into a Eurodollar Loan, continue any Eurodollar Loan or prepay any Eurodollar Loan on the date specified in any notice delivered pursuant hereto
(regardless of whether such notice is permitted to be revocable under Section 2.9(b) and is revoked in accordance herewith),
(d) the failure to borrow any Competitive Loan after accepting the Competitive Bid to make such Loan, or (e) the assignment of any Eurodollar Loan or Fixed Rate Loan other than on the last day of the Interest Period applicable thereto as a result of a request by the Borrower pursuant to Section 2.17, then, in any such event, the Borrower shall compensate each Lender for the loss, cost and expense attributable to such event. In the case of a Eurodollar Loan, the loss to any Lender attributable to any such event shall be deemed to include an amount determined by such Lender to be equal to the excess, if any, of (i) the amount of interest that such Lender would pay for a deposit equal to the principal amount of such Loan for the period from the date of such payment, conversion, failure or assignment to the last day of the then current Interest Period for such Loan (or, in the case of a failure to borrow, convert or continue, the duration of the Interest Period that would have resulted from such borrowing, conversion or continuation) if the interest rate payable on such deposit were equal to the Adjusted LIBO Rate for such Interest Period, over (ii) the amount of interest that such Lender would earn on such principal amount for such period if such Lender were to invest such principal amount for such period at the interest rate that would be bid by such Lender (or an affiliate of such Lender) for Dollar deposits from other banks in the eurodollar market at the commencement of such period. A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section shall be delivered to the Borrower and shall be conclusive absent manifest error.
The Borrower shall pay such Lender the amount shown as due on any such certificate within 15 days after receipt thereof.

 .15              Taxes.  (a)  Any and all payments by or on
account of any obligation of the Borrower hereunder shall be made free and clear of and without deduction for any Indemnified Taxes or Other Taxes; provided that if the Borrower shall be required to deduct any Indemnified Taxes or Other Taxes from such payments, then (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) the Administrative Agent or Lender (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions and (iii) the Borrower shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

          (a) In addition, the Borrower shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

          (b) The Borrower shall indemnify the Administrative Agent and each Lender, within 10 days after written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes
(including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) paid by the Administrative Agent or such Lender, as the case may be, and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender, or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.

          (c) As soon as practicable after any payment of Indemnified Taxes or Other Taxes by the Borrower to a Governmental Authority, the Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

          (d) Any Foreign Lender that is entitled to an exemption from or reduction of withholding tax under the law of the jurisdiction in which the Borrower is located, or any treaty to which such jurisdiction is a party, with respect to payments under this Agreement shall deliver to the Borrower (with a copy to the Administrative Agent), at the time or times prescribed by applicable law or reasonably requested by the Borrower, such properly completed and executed documentation prescribed by applicable law as will permit such payments to be made without withholding or at a reduced rate. The Borrower shall not be obligated to make any payments to a Foreign Lender pursuant to
Section 2.15(a) to the extent that such Indemnified Taxes or Other Taxes became payable as a consequence of such Foreign
Lender having failed to comply with this Section 2.15(e).

          (e) If any Lender shall become aware that it is entitled to receive a refund or credit (such credit to include any increase in any foreign tax credit) as a result of Indemnified Taxes
(including any penalties or interest with respect thereto) as to which it has been indemnified by the Borrower pursuant to this
Section 2.15, it shall promptly notify the Borrower of the availability of such refund or credit and shall, within 30 days after receipt of a request by the Borrower, apply for such refund or credit at the Borrower's expense, and in the case of any application for such refund or credit by the Borrower, shall, if legally able to do so, deliver to the Borrower such certificates, forms or other documentation as may be reasonably necessary to assist the Borrower in such application. If any Lender receives a refund or credit (such credit to include any increase in any foreign tax credit) in respect to any Indemnified Taxes as to which it has been indemnified by the Borrower pursuant to this
Section 2.15, it shall promptly notify the Borrower of such refund or credit and shall, within 30 days after receipt of such refund or the benefit of such credit (such benefit to include any reduction of the taxes for which any Lender would otherwise be liable due to any increase in any foreign tax credit available to such Lender, repay the amount of such refund or benefit of such credit (with respect to the credit, as determined by the Lender in its sole judgment) to the Borrower (to the extent of amounts that have been paid by the Borrower under this Section 2.15 with respect to Indemnified Taxes giving rise to such refund or credit), plus any interest received with respect thereto, net of all reasonable out-of-pocket expenses of such Lender and without interest (other than interest actually received from the relevant taxing authority or other Governmental Authority with respect to such refund or credit); provided, however, that the Borrower, upon the request of such Lender, agrees to return the amount of such refund or benefit of such credit (plus interest) to such Lender in the event such Lender is required to repay the amount of such refund or benefit of such credit to the relevant taxing authority or other Governmental Authority.

 .16              Payments Generally; Pro Rata Treatment; Sharing
of Set-offs. (a) The Borrower shall make each payment required to be made by it hereunder (whether of principal, interest, fees, or under Section 2.13, 2.14 or 2.15, or otherwise) prior to 12:00 noon, New York City time, on the date when due, in immediately available funds, without set-off or counterclaim. Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to the Administrative Agent at its offices at 270 Park Avenue, New York, New York, except that payments pursuant to Sections 2.13, 2.14, 2.15 and
9.3 shall be made directly to the Persons entitled thereto. The Administrative Agent shall distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof. If any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. All payments hereunder shall be made in Dollars.

          (a) If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, interest and fees then due hereunder, such funds shall be applied (i) first, to pay interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, to pay principal then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal then due to such parties.

          (b) If any Lender shall, by exercising any right of set-off or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Revolving Loans resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Revolving Loans and accrued interest thereon than the proportion received by any other Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Revolving Loans of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Revolving Loans; provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this paragraph shall not be construed to apply to any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans to any assignee or participant, other than to the Borrower or any Subsidiary or Affiliate thereof
(as to which the provisions of this paragraph shall apply).  The
Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrower rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrower in the amount of such participation.

          (c) Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders the amount due.
In such event, if the Borrower has not in fact made such payment, then each of the Lenders severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the Federal Funds Effective Rate.

          (d) If any Lender shall fail to make any payment required to be made by it pursuant to Section 2.5(b) or 2.16(d), then the Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), apply any amounts thereafter received by the Administrative Agent for the account of such Lender to satisfy such Lender's obligations under such Sections until all such unsatisfied obligations are fully paid.

 .17              Mitigation Obligations; Replacement of Lenders.
(a) If any Lender requests compensation under Section 2.13, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.15, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, or to file any certificate or document reasonably requested by the Borrower, if, in the judgment of such Lender, such designation or assignment or filing (i) would eliminate or reduce amounts payable pursuant to Section 2.13 or 2.15, as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

          (a) If any Lender requests compensation under Section 2.13, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.15, or if any Lender defaults in its obligation to fund Loans hereunder, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 9.4), all its interests, rights and obligations under this Agreement (other than any outstanding
Competitive Loans held by it) to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (i) the Borrower shall have received the prior written consent of the Administrative Agent, which consent shall not unreasonably be withheld, (ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans (other than Competitive Loans), accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee
(to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts) and
(iii) in the case of any such assignment resulting from a claim for compensation under Section 2.13 or payments required to be made pursuant to Section 2.15, such assignment will result in a reduction in such compensation or payments. A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply. A Lender shall not be required to pay any fee to the Administrative Agent in connection with such assignment and delegation (any such fee to be paid by the Borrower or the assignee).
                          Article III

                         Representations and Warranties

          The Borrower represents and warrants to the Lenders that:

 .1               Organization; Powers.  Each of the Borrower and
its Subsidiaries is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, has all requisite power and authority to carry on its business as now conducted and, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required.

 .2               Authorization; Enforceability.  The Transactions
and the Acquisition are each within the Borrower's corporate powers and have each been duly authorized by all necessary corporate and, if required, stockholder action. This Agreement has been duly executed and delivered by the Borrower and constitutes a legal, valid and binding obligation of the Borrower, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

 .3               Governmental Approvals; No Conflicts.  Neither
the Transactions nor the Acquisition (a) requires any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except such as have been obtained or made and are in full force and effect or except such as may be required to effect the Acquisition each of which will have been obtained or made and will be in full force and effect prior to the time required in order to consummate the Acquisition in accordance with all Requirements of Law, (b) will violate any applicable law or regulation or the charter, by-laws or other organizational documents of the Borrower or any of its Subsidiaries or any order of any Governmental Authority, (c) will violate or result in a default under any indenture, agreement or other instrument binding upon the Borrower or any of its Subsidiaries or its assets other than defaults or violations for which consents or waivers have been obtained or which defaults or violations, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect,
(d) will give rise to a right under any indenture, agreement or other instrument binding upon the Borrower or any of its Subsidiaries or its assets to require any payment to be made by the Borrower or any of its Subsidiaries other than the repayment of Indebtedness with the proceeds of the initial Loans hereunder and any other payments contemplated to be made in connection with the Transactions and the Acquisition, or (e) will result in the creation or imposition of any Lien on any asset of the Borrower or any of its Subsidiaries.

 .4               Financial Condition; No Material Adverse Change.
(a) The Borrower has heretofore furnished to the Lenders its consolidated balance sheet and statements of income, stockholders equity and cash flows (i) as of and for the fiscal year ended December 31, 1995, reported on by Coopers & Lybrand L.L.P., independent public accountants, and (ii) as of and for the fiscal quarter and the portion of the fiscal year ended September 7, 1996, certified by its chief financial officer. Such financial statements present fairly, in all material respects, the financial condition and results of operations and cash flows of the Borrower and its consolidated Subsidiaries as of such dates and for such periods in accordance with GAAP, subject to year-end audit adjustments and the absence of footnotes in the case of the statements referred to in clause (ii) above.

          (a) Since December 31, 1995, there has been no material adverse change in the business, assets, operations, prospects or condition, financial or otherwise, of the Borrower and its Subsidiaries, taken as a whole.

 .5               Properties.  (a)  Each of the Borrower and its
Subsidiaries has good title to, or valid leasehold interests in, all its real and personal property material to its business, except for defects in title that do not interfere with its ability to conduct its business as currently conducted or to utilize such properties for their intended purposes and except as may be permitted pursuant to Section 6.1.

          (a) Each of the Borrower and its Subsidiaries owns, or is licensed to use, all trademarks, tradenames, copyrights, patents and other intellectual property material to its business, and the use thereof by the Borrower and its Subsidiaries does not infringe upon the rights of any other Person, except for any such infringements that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

 .6               Litigation and Environmental Matters.  (a) There
are no actions, suits or proceedings by or before any arbitrator or Governmental Authority pending against or, to the knowledge of the Borrower, threatened against or affecting the Borrower or any of its Subsidiaries or that involve this Agreement, the Acquisition or the Transactions as to which there is a reasonable possibility of an adverse determination and that, if adversely determined, could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect (other than the Disclosed Matters).

          (a) Except for the Disclosed Matters and except with respect to any other matters that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse
Effect, neither the Borrower nor any of its Subsidiaries (i) has failed to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law, (ii) has become subject to any Environmental Liability, (iii) has received notice of any claim with respect to any Environmental Liability or (iv) knows of any basis for any Environmental Liability.

          (b) Since the date of this Agreement, there has been no change in the status of the Disclosed Matters that, individually or in the aggregate, has resulted in, or materially increased the likelihood of, a Material Adverse Effect.

 .7               Compliance with Laws and Agreements.  Each of
the Borrower and its Subsidiaries is in compliance with all laws, regulations and orders of any Governmental Authority applicable to it or its property and all indentures, agreements and other instruments binding upon it or its property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.
No Default has occurred and is continuing.

 .8               Investment and Holding Company Status.  Neither
the Borrower nor any of its Subsidiaries is (a) an "investment company" as defined in, or subject to regulation under, the Investment Company Act of 1940 or (b) a "holding company" as defined in, or subject to regulation under, the Public Utility Holding Company Act of 1935.

 .9               Taxes.  Each of the Borrower and its
Subsidiaries has timely filed or caused to be filed all Tax returns and reports required to have been filed and has paid or caused to be paid all Taxes required to have been paid by it, except (a) Taxes that are being contested in good faith by appropriate proceedings and for which the Borrower or such Subsidiary, as applicable, has set aside on its books reserves as and to the extent required by GAAP or (b) to the extent that the failure to do so could not reasonably be expected to result in a Material Adverse Effect.

 .10              ERISA.  No ERISA Event has occurred or is
reasonably expected to occur that, when taken together with all other such ERISA Events for which liability is reasonably expected to occur, could reasonably be expected to result in a Material Adverse Effect. The present value of all accumulated benefit obligations under each Plan (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87) did not, as of the date of the most recent financial statements reflecting such amounts, exceed by more than $2,500,000 the fair market value of the assets of such Plan, and the present value of all accumulated benefit obligations of all underfunded Plans (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87) did not, as of the date of the most recent financial statements reflecting such amounts, exceed by more than $5,000,000 the fair market value of the assets of all such underfunded Plans.

 .11              Disclosure.  The Borrower has disclosed to the
Lenders all agreements, instruments and corporate or other restrictions to its knowledge to which it or any of its Subsidiaries is subject, and all other matters known to it, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. None of the reports, financial statements, certificates or other information furnished by or on behalf of the Borrower to the Administrative Agent or any Lender in connection with the negotiation of this Agreement or delivered hereunder (as modified or supplemented by other information so furnished) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that, with respect to projected financial information, the Borrower represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time. Any forward looking statements contained therein are inherently subject to risk and uncertainties, many of which can not be predicted with accuracy, and some of which might not be anticipated. Future events and actual results, financial and otherwise, could differ materially from those set forth therein or contemplated by the forward looking statements contained therein.

 .12              Margin Stock.  After giving effect to the
Acquisition, not more than 25% of the consolidated assets of the Borrower will consist of "margin stock" within the meaning of such term under Regulation G or Regulation U of the Board of Governors of the Federal Reserve System.

 .13              No Burdensome Restrictions.  No Requirement of
Law or Contractual Obligation of the Borrower or any of its Subsidiaries could reasonably be expected to have a Material
Adverse Effect.

 .14              Subsidiaries.  Schedule 3.14 sets forth all of
the Subsidiaries of the Borrower at the date hereof.

 .15              Solvency.  As of the date hereof and on the
occasion of any Borrowing, after giving effect to the Transactions and the Acquisition or the transactions contemplated to occur on such other date, the Borrower is Solvent.

Article IV
                                   Conditions

 .1               Effective Date.  The obligations of the Lenders
to make Loans hereunder shall not become effective until the date on which each of the following conditions is satisfied (or waived in accordance with Section 9.2):

          (a) The Administrative Agent shall have received from each party hereto either (i) a counterpart of this Agreement signed on behalf of such party or (ii) written evidence satisfactory to the Administrative Agent (which may include telecopy transmission of a signed signature page of this Agreement) that such party has signed a counterpart of this Agreement.

          (b) The Administrative Agent shall have received from the Guarantor either (i) a counterpart of the Subsidiary Guarantee signed on behalf of the Guarantor or (ii) written evidence satisfactory to the Administrative Agent (which may include telecopy transmission of a signed signature page of the Subsidiary Guarantee) that the Guarantor has signed a counterpart of the Subsidiary Guarantee.

          (c) The Lenders shall be reasonably satisfied with the structure and terms of the Acquisition and the Tender Offer shall have been or shall be simultaneously consummated in accordance with applicable law and the Merger Agreement and the Merger Agreement shall have been approved by the respective boards of directors of the Borrower and of the Target.

          (d) The Administrative Agent shall have received a favorable written opinion (addressed to the Administrative Agent and the Lenders and dated the Effective Date) of Akin, Gump, Strauss,
     Hauer & Feld L.L.P., counsel for the Borrower, substantially in the form of Exhibit B, and covering such other matters relating to the Borrower, this Agreement or the Transactions as the Majority Lenders shall reasonably request. The Borrower hereby requests such counsel to deliver such opinion.

          (e) The Administrative Agent shall have received such documents and certificates as the Administrative Agent or its counsel may reasonably request relating to the organization, existence and good standing of the Borrower, the authorization of the Transactions and any other legal matters relating to the Borrower, this Agreement or the Transactions, all in form and substance satisfactory to the Administrative Agent and its counsel.

          (f) All governmental and third party approvals necessary in connection with the Acquisition, the financing contemplated hereby and the continuing operations of the Borrower and its Subsidiaries shall have been obtained and be in full force and effect, and all applicable waiting periods shall have expired without any action being taken or threatened by any competent authority which would restrain, prevent or otherwise impose adverse conditions on the Acquisition or the financing thereof.

          (g) The Administrative Agent shall have received a certificate, dated the Effective Date and signed by the President, a Vice President or a Financial Officer of the Borrower, confirming compliance with the conditions set forth in paragraphs (a) and (b) of Section 4.2.

          (h) The Administrative Agent shall have received all fees and other amounts due and payable on or prior to the Effective Date, including, to the extent invoiced, reimbursement or payment of all out-of-pocket expenses required to be reimbursed or paid by the Borrower hereunder.

          (i) The Lenders shall have received a satisfactory pro forma consolidated balance sheet of the Borrower as at the date of the most recent consolidated balance sheet of the Borrower, adjusted to give effect to the consummation of the Acquisition and the financings contemplated hereby as if such transactions had occurred on such date.

          (j) All loans and other amounts outstanding under, and in respect of, the Credit Agreement, dated as of November 17, 1994 (the "Existing Credit Agreement"), among the Borrower, the banks parties thereto, Wachovia Bank of Georgia, N.A. and Nationsbank of North Carolina, N.A. as co-agents, and Wachovia Bank of Georgia, N.A., as administrative agent, shall have been repaid in full, the commitments under the Existing Credit Agreement shall have been contemporaneously permanently terminated and all obligations under the Existing Credit Agreement shall have been contemporaneously discharged and the Administrative Agent shall have received satisfactory evidence of such repayment, termination and discharge on the Effective Date.

The Administrative Agent shall notify the Borrower and the Lenders of the Effective Date, and such notice shall be conclusive and binding. Notwithstanding the foregoing, the obligations of the Lenders to make Loans hereunder shall not become effective unless each of the foregoing conditions is satisfied (or waived pursuant to Section 9.2) at or prior to 3:00 p.m., New York City time, on December 31, 1996 (and, in the event such conditions are not so satisfied or waived, the Commitments shall terminate at such time).

 .2               Each Credit Event.  The obligation of each
Lender to make a Loan on the occasion of any Borrowing is subject to the satisfaction of the following conditions:

          (a) The representations and warranties of the Borrower set forth in this Agreement shall be true and correct on and as of the date of such Borrowing, except to the extent such representations and warranties expressly relate to an earlier date.

          (b) At the time of and immediately after giving effect to such Borrowing, no Default shall have occurred and be continuing.

     Each Borrowing shall be deemed to constitute a representation and warranty by the Borrower on the date thereof as to the matters specified in paragraphs (a) and (b) of this Section.

ARTICLE V
                                   Affirmative Covenants

          Until the Commitments have expired or been terminated and the principal of and interest on each Loan and all fees payable hereunder shall have been paid in full, the Borrower covenants and agrees with the Lenders that:

 .1               Financial Statements and Other Information.  The
Borrower will furnish to the Administrative Agent and each
Lender:

          (a) within 105 days after the end of each fiscal year of the Borrower, its audited consolidated balance sheet and related statements of operations, stockholders' equity and cash flows as of the end of and for such year, setting forth in each case in comparative form the figures for the previous fiscal year, all reported on by Coopers & Lybrand L.L.P. or other independent public accountants of recognized national standing (without a "going concern" or like qualification or exception and without any qualification or exception as to the scope of such audit) to the effect that such consolidated financial statements present fairly in all material respects the financial condition and results of operations of the Borrower and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied;

          (b) within 60 days after the end of each of the first three fiscal quarters of each fiscal year of the Borrower, its consolidated balance sheet and related statements of operations, stockholders' equity and cash flows as of the end of and for such fiscal quarter and the then elapsed portion of the fiscal year, setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous fiscal year, all certified by one of its Financial Officers as presenting fairly in all material respects the financial condition and results of operations of the Borrower and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes;

          (c) concurrently with any delivery of financial statements under clause (a) or (b) above, a certificate of a Financial Officer of the Borrower (i) certifying as to whether a Default has occurred and, if a Default has occurred, specifying the details thereof and any action taken or proposed to be taken with respect thereto, (ii) setting forth reasonably detailed calculations of the financial covenants set forth in Sections 6.6 and 6.7 and (iii) stating whether any change in GAAP or in the application thereof has occurred since the date of the audited financial statements referred to in Section 3.4 and, if any such change has occurred, specifying the effect of such change on the financial statements accompanying such certificate;

          (d) concurrently with any delivery of financial statements under clause (a) above, a certificate of the accounting firm that reported on such financial statements stating whether they obtained knowledge during the course of their examination of such financial statements of any Default (which certificate may be limited to the extent required by accounting rules or guidelines);

          (e) promptly after the same become publicly available, copies of all periodic and other reports, proxy statements and other materials filed (excluding exhibits) by the Borrower or any Subsidiary with the Securities and Exchange Commission, or any Governmental Authority succeeding to any or all of the functions of said Commission, or with any national securities exchange, or distributed by the Borrower to its shareholders generally, as the case may be; and

          (f) promptly following any request therefor, such other information regarding the operations, business affairs and financial condition of the Borrower or any Subsidiary, or compliance with the terms of this Agreement, as the Administrative Agent or any Lender through the Administrative Agent may reasonably request.

 .2               Notices of Material Events.  The Borrower will
furnish to the Administrative Agent and each Lender prompt written notice of the following:

          (a)   the occurrence of any Default;

          (b) the filing or commencement of any action, suit or proceeding by or before any arbitrator or Governmental Authority against or affecting the Borrower or any Affiliate thereof that, if adversely determined, could reasonably be expected to result in a Material Adverse Effect;

          (c) the occurrence of any ERISA Event that, alone or together with any other ERISA Events that have occurred, could reasonably be expected to result in liability of the Borrower and its Subsidiaries in an aggregate amount exceeding $20,000,000 subsequent to the date hereof; and

          (d) any other development that results in, or could reasonably be expected to result in, a Material Adverse Effect.

Each notice delivered under this Section shall be accompanied by a statement of a Financial Officer or other executive officer of the Borrower setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.

 .3               Existence; Conduct of Business.  The Borrower
will, and will cause each of its Subsidiaries to, do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence and the rights, licenses, permits, privileges and franchises material to the conduct of the business of the Borrower and its Subsidiaries taken as a whole except to that extent that the failure to do so could not reasonably be expected to have a Material Adverse Effect; provided that the foregoing shall not prohibit any merger, consolidation, liquidation or dissolution permitted under
Section 6.2.

 .4               Payment of Obligations.  The Borrower will, and
will cause each of its Subsidiaries to, pay its obligations, including Tax liabilities, that, if not paid, could result in a Material Adverse Effect before the same shall become delinquent or in default, except where (a) the validity or amount thereof is being contested in good faith by appropriate proceedings, (b) the Borrower or such Subsidiary has set aside on its books adequate reserves with respect thereto in accordance with GAAP and (c) the failure to make payment pending such contest could not reasonably be expected to result in a Material Adverse Effect.

 .5               Maintenance of Properties; Insurance.  The
Borrower will, and will cause each of its Subsidiaries to,
(a) keep and maintain all property material to the conduct of its business in adequate working order and condition, ordinary wear and tear excepted, and (b) maintain, with financially sound and reputable insurance companies, insurance in such amounts and against such risks as are customarily maintained by companies engaged in the same or similar businesses operating in the same or similar locations.

 .6               Books and Records; Inspection Rights.  The
Borrower will, and will cause each of its Subsidiaries to, keep proper books of record and account in which full, true and correct entries are made of all dealings and transactions in relation to its business and activities. The Borrower will, and will cause each of its Subsidiaries to, permit any representatives designated by the Administrative Agent or any Lender, upon reasonable prior notice, to visit and inspect its properties, to examine and make extracts from its books and records, and to discuss its affairs, finances and condition with its officers and independent accountants, all at such reasonable times and as often as reasonably requested.

 .7               Compliance with Laws and Material Contractual
Obligations. The Borrower will, and will cause each of its Subsidiaries to, comply with all laws, rules, regulations and orders of any Governmental Authority applicable to it or its property and all material Contractual Obligations, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect; provided that the foregoing shall not be construed to prevent the Borrower or any such Subsidiary from contesting any of the same by appropriate proceedings.

 .8               Use of Proceeds.  The proceeds of the LTF Loans
will be used to fund all or a portion of the purchase price of the Acquisition and the fees and expenses related thereto and for general corporate purposes of the Borrower and its Subsidiaries, including as credit support for the Borrower's commercial paper programs. The proceeds of the 364-Day Loans will be used only for general corporate purposes of the Borrower and its Subsidiaries, including as credit support for the Borrower's commercial paper programs. No part of the proceeds of any Loan will be used, whether directly or indirectly, for any purpose that entails a violation of any of the Regulations of the Board, including Regulations G, U and X.

ARTICLE VI
                                   Negative Covenants

          Until the Commitments have expired or terminated and the principal of and interest on each Loan and all fees payable hereunder have been paid in full, the Borrower covenants and agrees with the Lenders that:

 .1               Liens.  The Borrower will not, and will not
permit any Subsidiary to, create, incur, assume or permit to exist any Lien on any property or asset now owned or hereafter acquired by it, or assign or sell any income or revenues (including accounts receivable) or rights in respect of any thereof, except:

          (a)   Permitted Encumbrances;

          (b) any Lien on any property or asset of the Borrower or any Subsidiary existing on the date hereof and set forth in
     Schedule 6.1 or resulting from operating leases existing on the date hereof being reclassified as capital leases in accordance with GAAP; provided that (i) such Lien shall not apply to any other property or asset (other than accessions, modifications and proceeds thereof) of the Borrower or any Subsidiary and (ii) such Lien shall secure only those obligations which it secures on the date hereof and extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof;

          (c) any Lien existing on any property or asset prior to the acquisition thereof by the Borrower or any Subsidiary or existing on any property or asset of any Person that becomes a Subsidiary after the date hereof prior to the time such Person becomes a Subsidiary; provided that (i) such Lien is not created in contemplation of or in connection with such acquisition or such Person becoming a Subsidiary, as the case may be, (ii) such Lien shall not apply to any other property or assets (other than accessions, modifications and proceeds thereof) of the Borrower or any Subsidiary and (iii) such Lien shall secure only those obligations which it secures on the date of such acquisition or the date such Person becomes a Subsidiary, as the case may be and extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof;

          (d) Liens on fixed or capital assets acquired, constructed or improved by the Borrower or any Subsidiary; provided that
     (i) such security interests and the Indebtedness secured thereby are incurred prior to or within 180 days after such acquisition or the completion of such construction or improvement, (ii) the Indebtedness secured thereby does not exceed 100% of the cost of acquiring, constructing or improving such fixed or capital assets and (iii) such security interests shall not apply to any other property or assets (other than accessions, modifications and proceeds thereof) of the Borrower or any Subsidiary; and

          (e) Liens not otherwise permitted pursuant to this Section 6.1 securing Indebtedness of the Borrower or any Subsidiary in an aggregate principal amount not exceeding $20,000,000 at any time outstanding.

 .2               Fundamental Changes.  (a)  The Borrower will
not, and will not permit any Subsidiary to, merge into or consolidate with any other Person, or permit any other Person to merge into or consolidate with it, or sell, transfer, lease or otherwise dispose of (in one transaction or in a series of transactions) all or substantially all of the assets of the Borrower and its Subsidiaries taken as a whole (whether now owned or hereafter acquired), or liquidate or dissolve, except that, if at the time thereof and immediately after giving effect thereto no Default shall have occurred and be continuing (i) the Borrower may merge into any other Person in a transaction in which the Borrower is the surviving corporation, (ii) any Subsidiary may merge into the Borrower in a transaction in which the Borrower is the surviving corporation, (iii) any Subsidiary may merge into any Subsidiary in a transaction in which the surviving entity is a Subsidiary, (iv) any Subsidiary may merge into any other Person in a transaction in which the surviving entity is a Subsidiary or in a transaction permitted by Section 6.8 and in which the surviving Person is not a Subsidiary, (v) any Subsidiary may sell, transfer, lease or otherwise dispose of its assets to the Borrower or to another Subsidiary or in a transaction not constituting all or substantially all of the assets of the Borrower and its Subsidiaries taken as a whole and which is permitted by Section 6.8 and (vi) any Subsidiary may liquidate or dissolve if the Borrower determines in good faith that such liquidation or dissolution is in the best interests of the Borrower and is not materially disadvantageous to the Lenders; provided that any such merger involving a Person that is not a wholly owned Subsidiary immediately prior to such merger shall not be permitted unless also permitted by Section 6.3.

          (a) The Borrower will not, and will not permit any of its Subsidiaries to, engage to any material extent in any business other than businesses of the type conducted by the Borrower and its Subsidiaries on the date of execution of this Agreement (but giving effect to the Acquisition) and businesses reasonably related or incidental thereto.

 .3               Investments, Loans, Advances, Guarantees and
Acquisitions; Hedging Agreements. (a) The Borrower will not, and will not permit any of its Subsidiaries to, purchase, hold or acquire (including pursuant to any merger with any Person that was not a wholly owned Subsidiary prior to such merger) any capital stock, evidences of indebtedness or other securities (including any option, warrant or other right to acquire any of the foregoing) of, make or permit to exist any loans or advances to, Guarantee any obligations of, or make or permit to exist any investment or any other interest in, any other Person, or purchase or otherwise acquire (in one transaction or a series of transactions) any assets of any other Person constituting a business unit, except:

            (i)         Cash Equivalents;

           (ii)        as required to consummate the Acquisition;

          (iii) extensions of trade credit in the ordinary course of business;

           (iv) investments arising from the settlement of debts or as a result of bankruptcy or insolvency proceedings or as a result of enforcement proceedings;

            (v) investments of the Borrower and the Subsidiaries (including the Target) existing on the date hereof;

           (vi) investments by the Borrower existing on the date hereof in the capital stock of its Subsidiaries;

          (vii) loans, advances and other investments made by the Borrower to or in any Subsidiary and made by any Subsidiary to or in the Borrower or any other Subsidiary, provided that in each case such Subsidiary executes and delivers a guarantee of the Borrower's obligations hereunder in favor of the Administrative Agent in substantially the form of Exhibit C;

         (viii) Guarantees to the extent that the resulting Debt would be permitted by Section 6.7;

           (ix) acquisitions of a Person or the assets of a Person constituting a business unit in the same line of business conducted by the Borrower on the date hereof (giving effect to the Acquisition) in an aggregate amount not to exceed
     $400,000,000 over the term of this Agreement; and

            (x)         investments not otherwise permitted pursuant to this
     Section 6.3 in an aggregate amount not to exceed $10,000,000 at any time outstanding.

          (b) The Borrower will not, and will not permit any of its Subsidiaries to, enter into any Hedging Agreement, other than Hedging Agreements entered into in the ordinary course of business to hedge or mitigate risks to which the Borrower or any Subsidiary is exposed in the conduct of its business or the management of its liabilities.

 .4               Transactions with Affiliates.  The Borrower will
not, and will not permit any of its Subsidiaries to, sell, lease or otherwise transfer any property or assets to, or purchase, lease or otherwise acquire any property or assets from, or otherwise engage in any other transactions with, any of its Affiliates, except (a) in the ordinary course of business at prices and on terms and conditions not less favorable to the Borrower or such Subsidiary than could be obtained on an arm's-length basis from unrelated third parties and (b) transactions between or among the Borrower and its wholly owned Subsidiaries not involving any other Affiliate.

 .5               Restrictive Agreements.  The Borrower will not
permit any of its Subsidiaries that are not Guarantors to, directly or indirectly, enter into, incur or permit to exist any agreement or consensual arrangement that prohibits, restricts or imposes any condition upon (a) the ability of any such Subsidiary to create, incur or permit to exist any Liens in favor of the Borrower upon any of its property or assets, or (b) the ability of such Subsidiary to pay dividends or make distributions with respect to its capital stock or to make or repay loans or advances to the Borrower or to guarantee the Indebtedness of the Borrower outstanding under this Agreement; provided that the foregoing shall not apply to restrictions and conditions (i) imposed by law, this Agreement, the Subsidiary Guarantee or the other related loan documents; (ii) existing under agreements applying to Debt of such Subsidiary that limit its ability to pay dividends or make distributions or similar payments during the continuation of a default by such Subsidiary under such agreements; (iii) constituting customary provisions in leases, licenses and other contracts entered into in the ordinary course of business; (iv) binding upon any Person at the time at which such Person becomes a Subsidiary or binding upon an asset acquired by a Subsidiary, so long as such restrictions and conditions do not bind any other Subsidiary or asset and are not entered into or incurred in contemplation of such Person's becoming a Subsidiary or such asset's acquisition, (v) existing on the date hereof (but shall apply to any amendment or modification expanding in any material way the restrictions or conditions entered in any such agreement or arrangement taken as a whole); (vi) imposed pursuant to an agreement relating to the sale or disposition of assets or a Subsidiary (which may include capital stock), provided that such restrictions and conditions apply only to the assets or Subsidiary that is to be sold and such sale is permitted hereunder; (vii) insofar as clause (a) of the foregoing would otherwise be applicable, existing under agreements evidencing obligations permitted to be incurred after the date of this Agreement to the extent that such obligations under such agreements are or could have been secured with a Lien not prohibited by Section 6.1, provided that the terms and conditions of such restrictions and conditions taken as a whole are not materially more restrictive than those contained under agreements that would be permitted under clause (ii) above;
(viii) on the transfer of assets that are subject to Liens not prohibited by Section 6.1 and (ix) under any agreement which replaces any of the agreements containing restrictions and conditions specified in clause (ii), (v), (vi) and (viii) above.

 .6               Fixed Charges Coverage.  At the end of each
Fiscal Quarter, commencing with the Fiscal Quarter ending December 31, 1996, the ratio of (x) the sum of (i) Consolidated Net Income plus, in each case to the extent deducted in determining such Consolidated Net Income and without duplication,
(ii) Consolidated depreciation expenses of the Borrower, (iii) Consolidated amortization expenses of the Borrower, (iv) all Federal, state, local and foreign income taxes of the Borrower and its Consolidated Subsidiaries and (v) Consolidated Fixed Charges for the period of four Fiscal Quarters then ended to (y) Consolidated Fixed Charges for such period, shall not have been less than 2.25 to 1.00.

 .7               Ratio of Consolidated Debt to Consolidated Total
Capitalization.  The ratio of Consolidated Debt to Consolidated
Total Capitalization shall not at any time exceed 0.60 to 1.00.

 .8               Limitation on Sales of Assets.  The Borrower
will not, nor will it permit any Subsidiary to, convey, sell, lease, assign, transfer or otherwise dispose of any of its property, business or assets, whether now owned or hereafter acquired, or discontinue or eliminate any business line or segment, except:

          (a) the sale or other disposition of obsolete, surplus or worn out property in the ordinary course of business;

          (b)    the sale of inventory in the ordinary course of business;

          (c)    as permitted by Section 6.2(a);

          (d) sales of assets in a single transaction or in a series of related transactions the aggregate book value of which is not greater than $25,000,000 in any one such transaction or series of related transactions;

          (e) dispositions and discontinuances of a business line or segment not otherwise permitted pursuant to this Section 6.8, provided that the aggregate assets to be so disposed of or the aggregate assets utilized in a business line or segment to be so discontinued (in a single transaction or in a series of related transactions), when combined with all other assets disposed of (including, without limitation, pursuant to a sale and leaseback transaction) and all other assets utilized in all other business lines or segments discontinued, during the period from the date of this Agreement through and including the date of any such disposition or discontinuation would not exceed 10% of Consolidated Total Assets as determined by reference to the Borrower's most recently audited financial statements provided to the Administrative Agent and the Lenders pursuant to Section 5.1(a) and provided, further that if, within 180 days of the sale of any assets, the Borrower or any Subsidiary acquires similar assets having a use similar to and a fair market value at least equal to the assets so sold, then the value of the assets sold shall not be included in calculating future assets permitted to be sold under this Section 6.8.

ARTICLE VII
                                   Events of Default

          If any of the following events ("Events of Default") shall occur:

          (a) the Borrower shall fail to pay any principal of any Loan when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise;

          (b) the Borrower shall fail to pay any interest on any Loan or any fee or any other amount (other than an amount referred to in clause (a) of this Article) payable under this Agreement, when and as the same shall become due and payable, and such failure shall continue unremedied for a period of five days;

          (c) any representation or warranty made or deemed made by or on behalf of the Borrower or any Subsidiary in or in connection with this Agreement or any amendment or modification hereof, or in any report, certificate, financial statement or other document delivered pursuant to this Agreement or any amendment or modification hereof, shall prove to have been incorrect when made or deemed made;

          (d) the Borrower shall fail to observe or perform any covenant, condition or agreement contained in Section 5.2, 5.3 (with respect to the Borrower's existence) or 5.8 or in Article VI;

          (e) the Borrower shall fail to observe or perform any covenant, condition or agreement contained in this Agreement (other than those specified in clause (a), (b) or (d) of this Article), and such failure shall continue unremedied for a period of 30 days after notice thereof from the Administrative Agent (given at the request of any Lender) to the Borrower;

          (f) the Borrower or any Subsidiary shall fail to make any payment (whether of principal or interest and regardless of amount) in respect of any Material Indebtedness, when and as the same shall become due and payable;

          (g) any event or condition occurs that results in any Material Indebtedness becoming due prior to its scheduled maturity or that enables or permits (with or without the giving of notice, the lapse of time or both) the holder or holders of any Material Indebtedness or any trustee or agent on its or their behalf to cause any Material Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity; provided that this clause (g) shall not apply to secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness;

          (h) an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of the Borrower or any Subsidiary or its debts, or of a substantial part of its assets, under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or
     (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or any Subsidiary or for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered;

          (i) the Borrower or any Subsidiary shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in clause (h) of this Article,
     (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or any Subsidiary or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or (vi) take any action for the purpose of effecting any of the foregoing;

          (j) the Borrower or any Subsidiary shall become unable, admit in writing or fail generally to pay its debts as they become due;

          (k) one or more judgments for the payment of money in an aggregate amount in excess of $10,000,000 shall be rendered against the Borrower, any Subsidiary or any combination thereof and the same shall remain undischarged for a period of 30 consecutive days during which execution shall not be effectively stayed, bonded or vacated or any action shall be legally taken by a judgment creditor to attach or levy upon any assets of the Borrower or any Subsidiary to enforce any such judgment;

          (l) an ERISA Event shall have occurred that, in the opinion of the Majority Lenders, when taken together with all other ERISA
     Events that have occurred, could reasonably be expected to result in a Material Adverse Effect;

          (m)   a Change in Control shall occur; or

          (n) any Subsidiary Guarantee shall cease, for any reason (other than any act on the part of the Administrative Agent or any Lender), to be binding and in effect (except in accordance with its terms or as permitted hereunder) or any Guarantor shall so assert;

then, and in every such event (other than an event with respect to the Borrower described in clause (h) or (i) of this Article), and at any time thereafter during the continuance of such event, the Administrative Agent may, and at the request of the Majority Lenders shall, by notice to the Borrower, take either or both of the following actions, at the same or different times: (i) terminate the Commitments, and thereupon the Commitments shall terminate immediately, and (ii) declare the Loans then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of the Borrower accrued hereunder, shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower; and in case of any event with respect to the Borrower described in clause (h) or (i) of this Article, the Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and all fees and other obligations of the Borrower accrued hereunder, shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower.

ARTICLE VIII
                                   The Administrative Agent

          Each of the Lenders hereby irrevocably appoints the Administrative Agent as its agent and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof, together with such actions and powers as are reasonably incidental thereto.

          The bank serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent, and such bank and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with the Borrower or any Subsidiary or other Affiliate thereof as if it were not the Administrative Agent hereunder.

          The Administrative Agent shall not have any duties or obligations except those expressly set forth herein. Without limiting the generality of the foregoing, (a) the Administrative Agent shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing, (b) the Administrative Agent shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby that the Administrative Agent is required to exercise in writing by the Majority Lenders, and (c) except as expressly set forth herein, the Administrative Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any of its Subsidiaries that is communicated to or obtained by the bank serving as Administrative Agent or any of its Affiliates in any capacity. The Administrative Agent shall not be liable for any action taken or not taken by it with the consent or at the request of the Majority Lenders or in the absence of its own gross negligence or wilful misconduct. The Administrative Agent shall be deemed not to have knowledge of any Default unless and until written notice thereof is given to the Administrative Agent by the Borrower or a Lender, and the Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement, (ii) the contents of any certificate, report or other document delivered hereunder or in connection herewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement or any other agreement, instrument or document, or (v) the satisfaction of any condition set forth in Article IV or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

          The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing believed by it to be genuine and to have been signed or sent by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to be made by the proper Person, and shall not incur any liability for relying thereon. The Administrative Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

          The Administrative Agent may perform any and all its duties and exercise its rights and powers by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all its duties and exercise its rights and powers through their respective Related Parties. The exculpatory provisions of the preceding paragraphs shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.

          Subject to the appointment and acceptance of a successor Administrative Agent as provided in this paragraph, the Administrative Agent may resign at any time by notifying the Lenders and the Borrower. Upon any such resignation, the Majority Lenders shall have the right (so long as no Default has occurred and is continuing with consent of the Borrower which consent shall not be unreasonably withheld) to appoint a successor. If no successor shall have been so appointed by the Majority Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may, on behalf of the Lenders, appoint a successor Administrative Agent which shall be a bank with an office in New York, New York, or an Affiliate of any such bank. Upon the acceptance of its appointment as Administrative Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder. The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the Administrative Agent's resignation hereunder, the provisions of this Article and Section 9.3 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Administrative Agent.

          Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any related agreement or any document furnished hereunder or thereunder.

          The Documentation Agent shall have no duties or responsibilities nor shall it incur any liabilities under this Agreement.

ARTICLE IX
                                   Miscellaneous

 .1               Notices.  Except in the case of notices and
other communications expressly permitted to be given by telephone, all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:

          (a) if to the Borrower, to it at 2110 Executive Drive, Salisbury, North Carolina 28145-1330, Attention of Mike Price, Treasurer and Director of Finance (Telecopy No. 704-639-1353);

          (b) if to the Administrative Agent, to The Chase Manhattan Bank, Loan and Agency Services Group, One Chase Manhattan Plaza, 8th floor, New York, New York 10081, Attention of Janet Belden (Telecopy No. (212) 552-5658), with a copy to The Chase Manhattan Bank, 270 Park Avenue, New York 10017, Attention of Ellen Gertzog (Telecopy No. (212) 270-1474); and

          (c) if to any other Lender, to it at its address (or telecopy number) set forth in its Administrative Questionnaire.

Any party hereto may change its address or telecopy number for notices and other communications hereunder by notice to the other parties hereto. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt.

 .2               Waivers; Amendments.  (a)  No failure or delay
by the Administrative Agent or any Lender in exercising any right or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent and the Lenders hereunder are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by the Borrower therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan shall not be construed as a waiver of any Default, regardless of whether the Administrative Agent or any Lender may have had notice or knowledge of such Default at the time.

          (a) Neither this Agreement, the Subsidiary Guarantee nor any guarantee executed and delivered pursuant to subsection
6.3(a)(vii) nor any provision hereof or thereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Borrower and the Majority Lenders or by the Borrower and the Administrative Agent with the consent of the Majority Lenders; provided that no such agreement shall
(i) increase the Commitment of any Lender without the written consent of such Lender, (ii) reduce the principal amount of any Loan or reduce the rate of interest thereon, or reduce any fees payable hereunder, without the written consent of each Lender affected thereby, (iii) postpone the scheduled date of payment of the principal amount of any Loan or any interest thereon, or any fees payable hereunder, or reduce the amount of, waive or excuse any such payment, or postpone the scheduled date of expiration of any Commitment, without the written consent of each Lender affected thereby, (iv) change Section 2.16(b) or (c) in a manner that would alter the pro rata sharing of payments required thereby, without the written consent of each Lender, or (v) change any of the provisions of this Section or the definition of "Majority Lenders" or any other provision hereof specifying the number or percentage of Lenders required to waive, amend or modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender; provided further that no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent hereunder without the prior written consent of the Administrative Agent.

 .3               Expenses; Indemnity; Damage Waiver.  (a)  The
Borrower shall pay (i) all reasonable out-of-pocket expenses incurred by the Administrative Agent and its Affiliates, including the reasonable fees, charges and disbursements of counsel for the Administrative Agent, in connection with the syndication of the credit facilities provided for herein, the preparation and administration of this Agreement or any amendments, modifications or waivers of the provisions hereof (whether or not the transactions contemplated hereby or thereby shall be consummated) and (ii) all out-of-pocket expenses incurred by the Administrative Agent or any Lender, including the fees, charges and disbursements of any counsel for the Administrative Agent or any Lender, in connection with the enforcement or protection of its rights in connection with this Agreement, including its rights under this Section, or in connection with the Loans made hereunder, including in connection with any workout, restructuring or negotiations in respect thereof (other than any such expenses directly related to a court enforcement action in which the Borrower prevails on the merits in a final and nonappealable judgment).

          (a) The Borrower shall indemnify the Administrative Agent and each Lender, and each Related Party of any of the foregoing
Persons (each such Person being called an "Indemnitee") against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including the fees, charges and disbursements of any counsel for any Indemnitee, incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement or any agreement or instrument contemplated hereby, the performance by the parties hereto of their respective obligations hereunder or the consummation of the Transactions or any other transactions contemplated hereby, (ii) any Loan or the use of the proceeds therefrom, (ii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by the Borrower or any of its Subsidiaries, or any Environmental
Liability related in any way to the Borrower or any of its Subsidiaries, or (iii) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto;
provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or wilful misconduct of such Indemnitee.

          (b) To the extent that the Borrower fails to pay any amount required to be paid by it to the Administrative Agent under paragraph (a) or (b) of this Section, each Lender severally agrees to pay to the Administrative Agent such Lender's
Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent in its capacity as such.

          (c) To the extent permitted by applicable law, the Borrower shall not assert, and hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement or any agreement or instrument contemplated hereby, the Transactions, any Loan or the use of the proceeds thereof.

          (d) All amounts due under this Section shall be payable promptly after written demand therefor.

 .4               Successors and Assigns.  (a)  The provisions of
this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by the Borrower without such consent shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

          (a) Any Lender may assign to one or more assignees all or a portion of its rights and obligations under this Agreement
(including all or a portion of its Commitment and the Loans at the time owing to it); provided that (i) except in the case of an assignment to a Lender or an Affiliate of a Lender, each of the Borrower and the Administrative Agent must give their prior written consent to such assignment (which consent shall not be unreasonably withheld), (ii) except in the case of an assignment to a Lender or an Affiliate of a Lender or an assignment of the entire remaining amount of the assigning Lender's Commitment, the amount of the Commitment of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Administrative Agent) shall not be less than $5,000,000 unless each of the Borrower and the Administrative Agent otherwise consent, (iii) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Acceptance, together with a processing and recordation fee of $3,500, and
(v) the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire;
provided further that any consent of the Borrower otherwise required under this paragraph shall not be required if an Event of Default under clause (h) or (i) of Article VII has occurred and is continuing. Upon acceptance and recording pursuant to paragraph (d) of this Section, from and after the effective date specified in each Assignment and Acceptance, the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all of the assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.13, 2.14, 2.15 and 9.3). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this paragraph shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (e) of this Section.

          (b) The Administrative Agent, acting for this purpose as an agent of the Borrower, shall maintain at one of its offices in The City of New York a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal amount of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the "Register"). The entries in the Register shall be conclusive, and the Borrower, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary.

          (c) Upon its receipt of a duly completed Assignment and Acceptance executed by an assigning Lender and an assignee, the assignee's completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) of this Section and any written consent to such assignment required by paragraph (b) of this Section, the Administrative Agent shall accept such Assignment and Acceptance and record the information contained therein in the Register. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.

          (d) Any Lender may, without the consent of the Borrower or the Administrative Agent, sell participations to one or more banks or other entities (a "Participant") in all or a portion of such Lender's rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans owing to it);
provided that (i) such Lender's obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the first proviso to Section
9.2(b) that affects such Participant. Subject to paragraph (f) of this Section, the Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.13, 2.14 and 2.15 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section.

          (e) A Participant shall not be entitled to receive any greater payment under Section 2.13 or 2.15 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower's prior written consent. A Participant that would be a Foreign
Lender if it were a Lender shall not be entitled to the benefits of Section 2.15 unless the Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrower, to comply with Section
2.15(e) as though it were a Lender.

          (f) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any such pledge or assignment to a Federal Reserve Bank, and this Section shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such assignee for such Lender as a party hereto.

 .5               Survival.  All covenants, agreements,
representations and warranties made by the Borrower herein and in the certificates or other instruments delivered in connection with or pursuant to this Agreement shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement and the making of any Loans, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement is outstanding and unpaid and so long as the Commitments have not expired or terminated. The provisions of Sections 2.13, 2.14, 2.15 and 9.3 and Article VIII shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Commitments or the termination of this Agreement or any provision hereof.

 .6               Counterparts; Integration; Effectiveness.  This
Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement and any separate letter agreements with respect to fees payable to the Administrative Agent constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in
Section 4.1, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Delivery of an executed counterpart of a signature page of this Agreement by telecopy shall be effective as delivery of a manually executed counterpart of this Agreement.

 .7               Severability.  Any provision of this Agreement
held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

 .8               Right of Setoff.  If an Event of Default shall
have occurred and be continuing, each Lender is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender to or for the credit or the account of the Borrower against any of and all the obligations of the Borrower now or hereafter existing under this Agreement held by such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement and although such obligations may be unmatured. The rights of each Lender under this Section are in addition to other rights and remedies (including other rights of setoff) which such Lender may have.

 .9               Governing Law; Jurisdiction; Consent to Service
of Process. (a) This Agreement shall be construed in accordance with and governed by the law of the State of New York.

          (a) The Borrower hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District
Court for the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that the Administrative
Agent or any Lender may otherwise have to bring any action or proceeding relating to this Agreement against the Borrower or its properties in the courts of any jurisdiction.

          (b) The Borrower hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any court referred to in paragraph (b) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

          (c) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in
Section 9.1. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

 .10              WAIVER OF JURY TRIAL.  EACH PARTY HERETO HEREBY
WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO
(A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

 .11              Headings.  Article and Section headings and the
Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

 .12              Confidentiality.  Each of the Administrative
Agent and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates' directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority, (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party to this Agreement, (e) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or the enforcement of rights hereunder, (f) subject to a written agreement containing provisions substantially the same as those of this Section, to any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement, (g) with the consent of the Borrower or (h) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section or (ii) becomes available to the Administrative Agent or any Lender on a nonconfidential basis from a source other than the Borrower. For the purposes of this Section, "Information" means all information received from the Borrower relating to the Borrower, its Subsidiaries or their businesses, other than any such information that is available to the Administrative Agent or any Lender on a nonconfidential basis prior to disclosure by the Borrower; provided that, in the case of information received from the Borrower after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

 .13              Interest Rate Limitation.  Notwithstanding
anything herein to the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts which are treated as interest on such Loan under applicable law (collectively the "Charges"), shall exceed the maximum lawful rate (the "Maximum Rate") which may be contracted for, charged, taken, received or reserved by the Lender holding such Loan in accordance with applicable law, the rate of interest payable in respect of such Loan hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan but were not payable as a result of the operation of this Section shall be cumulated and the interest and Charges payable to such Lender in respect of other Loans or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Effective Rate to the date of repayment, shall have been received by such Lender.
          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                              FOOD LION, INC.


                              By:  R.William McCanless
                                   Name:R. William McCanless
                                   Title:Senior Vice President of
                                         Administration/CAO

                              THE CHASE MANHATTAN BANK,
                                individually and as
                                Administrative Agent


                              By:  Ellen L. Gertzog
                                   Name:Ellen L Gertzog
                                   Title:Vice President

                              WACHOVIA BANK OF NORTH CAROLINA,
                              N.A.,
                                individually and as
                                Documentation Agent


                              By:  Sarah T. Warren
                                   Name:Sarah T. Warren
                                   Title:Vice President

                             ABN AMRO BANK N.V., Atlanta Agency


                              By:  Steven Hipsman
                                   Name:Steven Hipsman
                                   Title:Vice President

                              By:  Larry Kelley
                                   Name:Larry Kelley
                                   Title:Group Vice President

                              BANCA MONTE DEI PASCHI DI SIENA
                              S.P.A.


                              By:  G. Natalicchi
                                   Name:G.Natalicchi
                                   Title:S.V.P & General Manager


                              By:  Brian R. Landy
                                   Name:Brian R. Landy
                                   Title:Vice President

                              THE BANK OF NEW YORK


                              By: Ann Marie Beeble
                                   Name:Ann Marie Beeble
                                   Title: Asst Vice President

                              THE BANK OF TOKYO-MITSUBISHI, LTD.,
                              Atlanta Agency


                              By: Randy L. Glass
                                   Name:Randy L. Glass
                                   Title:Vice President

                              BARNETT BANK, N.A.


                              By: Glen Romm
                                   Name:Glen Romm
                                   Title:Vice President

                              CORESTATES BANK, N.A.


                              By:  Rodger Levenson
                                   Name:Rodger Levenson
                                   Title:V.P.


                              CRESTAR BANK


                              By:  James D. Duval, Jr.
                                   Name:James D. Duval, Jr.
                                   Title:Vice President

                              THE DAI-ICHI KANGYO BANK, LIMITED,
                              Atlanta Agency


                              By:  Toshiaki Kurihara
                                   Name:Toshiaki Kurihara
                                   Title:Joint General Manager

                              FIRST AMERICAN NATIONAL BANK


                              By:  Russell S. Rogers
                                   Name:Russell S. Rogers
                                   Title:Vice President

                              THE FIRST NATIONAL BANK OF CHICAGO


                              By:  Catherine A. Muszynski
                                   Name:Catherine A. Muszynski
                                   Title:Assistant Vice President

                              FUJI BANK, LIMITED, Atlanta Agency


                              By:  Mr. T. Mitsui
                                   Name:Mr. T. Mitsui
                                   Title:V.P. & Manager

                              GENERALE BANK N.V., New York Branch


                              By:  Hans Neuhomm
                                   Name: Hans Neuhomm
                                   Title:General Manager

                              By:  _________________________
                                   Name:
                                   Title:

                              HIBERNIA NATIONAL BANK


                              By:  ___________________
                                   Name:
                                   Title:

                              THE INDUSTRIAL BANK OF JAPAN,
                              LIMITED


                              By:  Junya Fujiwara
                                   Name:Junya Fujiwara
                                   Title:Joint General Manager

                              KREDIETBANK N.V., Grand Cayman
                              Branch


                              By:  Robert Snauffer
                                   Name:Robert Snauffer
                                   Title:Vice President

                              By:  Tod R. Angus
                                   Name:Tod R. Angus
                                   Title:Vice President

                              NATIONSBANK, N.A.


                              By:  Loy D. Thompson III
                                   Name:Loye D. Thompson III
                                   Title:Senior Vice President

                              THE SAKURA BANK, LIMITED, Atlanta
                              Agency


                              By:  Hiroyasu Imanishi
                                   Name:Hiroyasu Imanishi
                                   Title:V.P. & Senior Manager

                              THE SUMITOMO BANK, LIMITED


                              By:  Masaki Shinbo
                                   Name:   Masaki Shinbo
                                   Title:  General Manager

                              SUNTRUST BANK, Atlanta


                              By:  Frank R. Callison
                                   Name:Frank R. Callison
                                   Title:Vice President


                              By:  Jason P. Owen
                                   Name:Jason P. Owen
                                   Title: BO

                              THE TOKAI BANK LTD., Atlanta Agency


                              By:  Eiichi Fujihira
                                   Name:Eiichi Fujihira
                                   Title:General Manager

                              THE YASUDA TRUST AND BANKING
                              COMPANY LIMITED, New York Branch


                              By:  Makoto Tagawa
                                   Name:Makoto Tagawa
                                   Title:Deputy General Manager







                                                     SCHEDULE 2.1

                    LENDERS AND COMMITMENTS


                                      364-Day         LTF
             Lenders                 Commitment    Commitment
The Chase Manhattan Bank             $25,000,000    $25,000,000
Wachovia Bank of North Carolina,     $21,500,000    $21,500,000
N.A.
ABN AMRO Bank N.V., Atlanta Agency   $17,500,000    $17,500,000
Banca Monte dei Paschi di Siena      $ 7,500,000    $ 7,500,000
S.p.A.
The Bank of New York                 $11,500,000    $11,500,000
The Bank of Tokyo-Mitsubishi,        $17,500,000    $17,500,000
Ltd., Atlanta Agency
Barnett Bank, N.A.                   $17,500,000    $17,500,000
CoreStates Bank, N.A.                $11,500,000    $11,500,000
Crestar Bank                         $11,500,000    $11,500,000
The Dai-Ichi Kangyo Bank, Limited,   $17,500,000    $17,500,000
Atlanta Agency
First American National Bank         $11,500,000    $11,500,000
The First National Bank of Chicago   $17,500,000    $17,500,000
The Fuji Bank, Limited, Atlanta      $17,500,000    $17,500,000
Agency
Generale Bank N.V., New York         $17,500,000    $17,500,000
Branch
Hibernia National Bank               $11,500,000    $11,500,000
The Industrial Bank of Japan,        $11,500,000    $11,500,000
Limited, Atlanta Agency
Kredietbank N.V., Grand Cayman       $11,500,000    $11,500,000
Branch
NationsBank, N.A.                    $17,500,000    $17,500,000
The Sakura Bank, Limited, Atlanta    $17,500,000    $17,500,000
Agency
The Sumitomo Bank, Limited           $17,500,000    $17,500,000
SunTrust Bank, Atlanta               $17,500,000    $17,500,000
The Tokai Bank Ltd., Atlanta         $11,500,000    $11,500,000
Agency
The Yasuda Trust and Banking         $11,500,000    $11,500,000
Company Limited, New York Branch
TOTAL                               $350,000,000   $350,000,000

                          Schedule 3.6

Borrower:

     Incorporated herein by reference is Item 3 of the Form 10-K of Borrower for the fiscal year ending December 30, 1995 and Item
1 of the Form 10-Q of the Borrower for the fiscal quarter ending
March 23, 1996.

Target:

     Upon consummation of the Tender Offer the Target will be a Subsidiary. The Target has the following actions, suits and proceedings and environmental matter which will become Disclosed
Matters:

     Section 4.08 of Company Disclosure Letter as defined in the Agreement and Plan of Merger dated as of October 31, 1996 by and
among Borrower, Acquisition Sub and Target, as updated by   a
Litigation Report dated December 11, 1996 from Robert S. Bolt,
Esquire, is incorporated herein    by reference.
                          SECTION  4.08

                        LEGAL PROCEEDINGS

     The identification of any proceedings and claims herein is not intended to imply that any such proceedings or claims will have, or could reasonably be expected to have, a material adverse effect on the Company and its Subsidiaries taken as a whole or on the ability of the Company to consummate the transactions contemplated by this Agreement.

    The Company is engaged in various legal actions and claims arising in the ordinary course of business, including the pending proceedings and claims identified on Annexes A and B to this
  Section 4.08.

   With reference to the Pizano  proceeding described on Annex
  A, Plaintiff filed an Amended Complaint on July 22, 1996.

    With reference to the Carlos Blackman claim identified on Annex B, the EEOC issued a right to sue order on July 17, 1996 and the Company subsequently received a demand letter from the claimant's counsel.

    The Company is engaged in a dispute with its landlord at Store 206, which might result in litigation. The dispute involves the landlord's breach of its duty to repair/replace the roof, and the Company's attempt to perform the landlord's duty and offset the cost of performance against the rent.

   The Company expects to commence an eviction proceeding to evict its subtenant at the Store 217 site.
                 BARNETT, BOLT, KIRKWOOD & LONG

                           MEMORANDUM


TO:       Ron Johnson

FROM:     Bob Bolt

SUBJECT:  Litigation Report to the Board of Directors of Kash n'
Karry Food
          Stores, Inc.

DATE:          October 29, 1996


             WORK PRODUCT/ATTORNEY -CLIENT PRIVILEGE


Connie Schimpf vs. Kash n' Karry Food Stores Inc. and Doug
Merrell.

     Kash n' Karry Food Stores, Inc., and Doug Merrell have been sued by Connie Schimpf in circuit court in Hillsborough County, Florida, to recover for personal injuries purportedly resulting from the alleged misconduct of Merrell, a pharmacist formerly employed by Kash n' Karry. Merrell is accused of causing physical and psychological injuries to Schimpf by improperly dispensing large quantities of controlled substance to her and sexually exploiting her. Plaintiff alleges that the controlled substances were improperly dispensed to her regularly from 1991 through January 1996, and that she was sexually exploited from March 1994 through January 1996. Plaintiff's theories against Kash n' Karry are, in essence, respondent superior liability for Merrell's actions, failure to adequately supervise Merrell, and failure to institute and maintain adequate inventory controls. Plaintiff's demands for judgment were in the amounts of $599,999 against Kash n' Karry along, $2 million against Merrell alone, and $2 million against Kash n' Karry and Merrell jointly. Plaintiff's counsel has recently expressed settlement overtures in the $250,000 range.

     Plaintiff withdrew the notices of hearings on Plaintiff's motion to amend to assert punitive damages and Plaintiff's motion for summary judgment, so that neither motion has been heard, although technically they remain pending. The amended complaint required as a result of Kash n' Karry's successful motion to dismiss has been served and
Kash n' Karry has answered and asserted affirmative defenses. Written discovery requests from both sides continue. A deposition of the Plaintiff was scheduled for November 1, 1996, but has been postponed due to a scheduling conflict. Alternative dates in mid-November and early December are under consideration. Depositions of Plaintiff's doctors are planned, but dates have not yet been confirmed. Merrell pled guilty to one count of trafficking in hydrocodone and agreed to a five (5) year prison sentence and suspension of his pharmacy license. He is presently serving that sentence.
October 29, 1996
Page 2

     We are still in the relatively early stages of this litigation and, thus, evaluation of the probable outcome remains difficult. However, based upon the information that we have obtained thus far, settlement in the range demanded does not appear warranted. Plaintiff appears to have a long history of psychological problems and her drug dependency appear to have been self induced. The experts we have retained indicate that Kash n' Karry's pharmacy system with respect to inventory control is comparable to other chain pharmacy operations.

     Liberty Mutual has recently agreed to pay Kash n' Karry's defense costs. Risk Enterprise Management, as claims adjuster for Home Insurance and Zurich Insurance, has denied coverage of defense costs and provided an extensive reservation of rights letter with respect to indemnification coverage. Liberty Mutual has also raised various defenses to indemnification coverage in its reservation of rights letter. There are some significant coverage issues. To the extent Merrell's conduct is determined to have been intentional there will likely be no coverage for Merrell or Kash n' Karry. Further, the self-insured retentions in the Home and Zurich policies could be applied in a manner that would effectively exclude coverage for injuries prior to the Liberty coverage which did not begin until November 1, 1995.

Diane Bernard, as Personal Representative of the Estate of Doris
M. Bothem, deceased, Plaintiff, vs. R.J. Reynolds Tobacco Co.; Liggett Group, Inc.; Lorillard Tobacco Company; Kash n' Karry Food Stores, Inc.; and Winn-Dixie Stores, Inc., Defendants.

     This was an action brought against Kash n' Karry as the seller of tobacco products, and other defendants, as the manufacturers and sellers of tobacco products. Claims were asserted against Kash n' Karry based upon negligence and strict products liability arising from the death of Doris M. Bothem, allegedly caused by the use of tobacco products. The case against Kash n' Karry was voluntarily dismissed without prejudice on July 25, 1996, although the case against the manufacturers continues.

Gilmore A. Dominique, individually, and Certified Sales, Inc.,
Plaintiffs, vs. Kash n' Karry Food Stores, Inc. and Gary M.
Shell, individually, Defendants.

     This is an action brought against Kash n' Karry and Gary Shell (now deceased) alleging tortious interference with contract and prospective business relations and violations of Florida's RICO act. Plaintiffs attempt to support their tortious interference claim with allegations that the Robinson-Patman Act was violated in connection with the alleged interference. This action arises from termination of Dominguez and his closely-held corporation as broker for various suppliers of Kash n' Karry's private label products. Plaintiffs seek damages in excess of $1 million trebled.

October 29, 1996
Page 3

     Kash n' Karry and Shell moved to dismiss the complaint and removed the case to federal court. Plaintiffs' motion to remand the case to state court was denied, so the case will be staying in the forum of Kash n' Karry's choice. The motions to dismiss and strike remain pending. This case has been set for jury trial during the trial term beginning August 4, 1997.

     It appears that directors and officers liability insurance coverage may be available to cover a judgment against Shell (less a $250,000 deductible). The insurance carrier initially denied a request to provide Shell's defense, but may be reconsidering its position. Kash n' Karry has an obligation under its Indemnity Agreement to provide separate counsel for Shell's defense at Kash n' Karry's expense, provided that none of the limitations set forth in the Indemnity Agreement, such as willful misconduct, fraud, or deliberate dishonesty, apply to the facts of this matter.

     This firm's motion to withdraw as counsel for Gary Shell was granted and Plaintiff's motion to substitute the Estate of Gary Shell was denied without prejudice. The motion to substitute will be granted when the court is notified that a probate proceeding has been opened and a personal representative appointed. Plaintiffs have filed the probate proceeding and it is expected that a personal representative will be appointed in the near future.

     Discovery in underway. Response to the initial round of written discovery have been provided and received. A series of twelve depositions has recently been completed. Although it remains too early to predict the outcome of the case, investigation and discovery thus far have revealed some significant concerns. It appears that Gary Shell expresses animosity regarding Dominguez coupled with a statement that he intended to put Dominguez out of business. This occurred not long before Kash n' Karry employees began contacting suppliers represented by Dominguez to request that those suppliers switch their accounts to a direct relationship with Kash n' Karry or to representation by California Growers Corporation. Further, if appear that we may have some difficulty establishing that money received directly or indirectly from various suppliers was utilized for providing services in promotion of the products of those suppliers, so as to be covered by the services rendered exception in the Robinson-Patman Act.

Walter Parrish, Plaintiff, v. Kash n' Karry Food Stores, Inc. and
Ronald J. Floto, Individually , Defendants.

     In 1989, the plaintiff was criminally charged with authoring several threatening letters, set in "ransom note" style, and delivering the letters to several then Kash n' Karry Vice Presidents. Plaintiff's former wife, Reta Koopman, was Vice Preisent - Deli-Bakery at the time the threatening letters were circulated.


October 29, 1996
Page 4

     Judgment of acquittal was entered in favor of the plaintiff in his criminal case due to the prosecution's failure to exclude Ms. Koopman, who was not charged, as a possible suspect. In 1991, Mr. Parrish sued Kash n' Karry and several individual employees. Extensive periods of in activity on plaintiff's part together with the intervening bankruptcy stay account for the age of this case. After entry of several orders of dismissal, a single count for malicious prosecution remains pending against Kash n' Karry and Ronald J. Floto. Defense of Floto continues pursuant to an Indemnity Agreement entered into with Floto.

     Discovery is complete. A motion for summary on behalf of Kash n' Karry and Floto was argued on October 8, 1996. The court has taken the matter under advisement and the parties are awaiting the court's order. The prospects for prevailing on the motion for summary judgment appear good in light of the lack of evidence developed by the plaintiff during discovery. The case is scheduled for trial during the week of January 27, 1997.

Roberto Pizano, Plaintiff v. Kash n' Karry Food Stores, Inc., and
Earl Wells and Tony Fernandez, Individually.

     Plaintiff was employed for over ten years by the Kash n' Karry warehouse. Plaintiff is a Cuban-American, who has been visibly active in connection with anti-Castro political issues. On December 4, 1995, mechanic foreman Earl Wells reported observing the plaintiff consuming a carton of orange juice that he had removed from a pallet on the dock. After an investigation, Plaintiff was terminated. Consistent with the Kash n' Karry employee manual, plaintiff's outstanding vacation pay was withheld due to the fact that his termination was for reasons of dishonesty.

     In, February, 1996, plaintiff brought suit alleging that Wells, Fernandez and Kash n' Karry defamed him and conspired to defame him, by publicizing to other employees that plaintiff stole orange juice. Further, plaintiff claimed that Wells and Kash n' Karry defamed him and conspired to defame him by publicizing to other employees Wells' claim that plaintiff
verbally assaulted and threatened Wells.    Plaintiff also
alleged that Fernandez and Kash n' Karry defrauded him by falsely representing, shortly prior to plaintiff's termination, that "everything would turn out fine" if plaintiff refrained from "doing anything" including, presumably, contacting counsel. Finally, plaintiff claimed that Kash n' Karry wrongfully withheld his wages subsequent to his termination. This firm has been representing all defendants under a multiple representation agreement.

     The complaint included numerous allegations that suggest that plaintiff was defamed and terminated due to the company's alleged suspicion that he was attempting to organize a union within Kash n' Karry and for his political activities generally. Further,

October 29, 1996
Page 5

the complaint gratuitously included allegations calculated to suggest that Wells is a racist and is prejudiced against Cuban-
Americans.

     A hearing was held on motions to dismiss filed by all defendants. As a result, counts in the complaint relating to conspiracy and direct defamation on the part of Kash n' Karry were dismissed for improper pleading with leave to amend. Plaintiff's amended complaint omits Kash n' Karry as a party to the conspiracy count, but adds a count against Kash n' Karry for libel in connection with an article commenting on the litigation published in The Tampa Tribune. The discovery phase in the case has only recently commenced.
Durable, Inc. vs. Kash n' Karry Food Stores, Inc.

     Durable, Inc. sued Kash n' Karry in U.S. District Court in the Northern District of Illinois for allegedly breaching a letter agreement for the purchase of foilware products.
Plaintiff alleges damages in the amount of $380,000 based upon purported lost profits.

     Kash n' Karry moved to dismiss the complaint for improper venue and lack of jurisdiction. As a result of our motion, the court recently transferred the case to the U.S. District Court for the Middle District of Florida. Kash n' Karry's answer and affirmative defenses have been filed. Discovery will be beginning shortly pursuant to the recently filed case management plan. It is expected that the case will be set for trial sometime after July 15, 1997. It is too early to evaluate the possible outcome of this case.

Department of Business and Professional Regulation, Division of
Alcoholic Beverages and Tobacco vs. Kash n' Karry Food Stores,
Inc., d/b/a/ Kash n' Karry #620.

     The Division of Alcoholic Beverages and Tobacco filed a Notice to Show Cause with respect to Kash n' Karry store no. 620 alleging that, on three occasions, Kash n' Karry employees working at that location sold alcoholic beverages to minors in violation of Section 526.11 Florida Statutes. The case has been assigned to a judge for an administrative hearing, but the date of that hearing has not yet been set.

                 Kash n' Karry Food Stores, Inc.
                              Legal

Lawsuits

1. Mark Marciano v. Kash n' Karry Food Stores, Inc. Marciano claims to have been sexually harassed by his stockcrew leader verbally and by his stockcrew leader exposing himself. He also claims to have been constructively discharge in retaliation for his reporting of the harassment.

Charges of Discrimination

1.   Emanual Baker, Florida Commission on Human Relations. Basis:
  National Origin
      Date of Charge:  February 12, 1996

      Baker was laid-off based on performance due to store closings.

2.   Carlos Blackman, Florida Commission on Human Relations.
Basis:  National Origin
      Date of Charge:  February 2,1 996

      Blackman, an Assistant Manager, was discharged for referencing a store associate as "a little faggot".

3.   Dolores Novitsky, EEOC. Basis:  Sex, Age, ADA   Date of
Charge:  January 18, 1996

      Novitsky's position of head cashier was filled by another female head cashier while she was on extended leave. She was offered the same position in a store closer to her home upon her return.

4.   Odell Carson, EEOC. Basis:  Race, ADA  Date of Charge:
November 14, 1995

       Carson was drug tested after making comments to his
supervisor about
       "popping     pills" and a worker's compensation accident.

5.   Eartha Fields, EEOC Basis: Race, Sex, ADA  Date of Charge:
October 12, 1995

      Fields requested a position as a full-time dispatcher as an accommodation, a position she was not qualified for.


6.   Angel Alexander, Florida Commission on Human Relations.
Basis:  Sex
      Date of Charge:  September 26, 1995

      Alexander, a manager, was discharged for working off the clock after warning.

7.   Carlos Alvarez, EEOC.  Basis:  Race  Date of Charge:  August
24, 1994

      Alvarez failed to return to work as scheduled following a vacation and was discharged.

8.   Joyce Williams, EEOC.  Basis:  Race  Date of Charge:  April
14, 1994

      Williams, a pharmacist, was discharged after repeated warnings related to poor performance.


OSHA Claims

None

Florida State Department of Labor, Wage and Hour Claims

None

Federal Department of Labor, Wage and Hour Claims

None

National Labor Relations Board

None

Wrongful Discharge Claims

None
                 BARNETT, BOLT, KIRKWOOD & LONG

                           MEMORANDUM


TO:       Russell W. Parks, Jr., Esquire
                Akin, Gump, Strauss, Hauer
                             & Feld, L.L. P.
                       VIA FACSIMILE (202/887-4288)

FROM:     Robert S. Bolt, Esquire

SUBJECT:  Litigation Report

DATE:          December 11, 1996


     Pursuant to your request, we are providing the following descriptions of the significant litigation matters this firm is handling for Kash n' Karry Food Stores, Inc. We have not included descriptions of certain other litigation matters in which the amount in controversy is less than $250,000.

Gilmore A. Dominguez, individually, and Certified Sales, Inc.,
Plaintiffs, vs. Kash n' Karry Food Stores, Inc. and Gary M.
Shell, individually Defendants.

     This is an action brought against Kash n' Karry and Gary Shell (now deceased) alleging tortious interference with contract and prospective business relations and violations of Florida's RICO Act. Plaintiffs attempt to support their tortious interference claim with allegations that the Robinson-Patman Act was violated in connection with the alleged interference and that the alleged interference was malicious. This action arises from termination of Dominguez and his closely-held corporation as broker for various suppliers of Kash n' Karry's private label products. Plaintiffs' complaint seeks damages in excess of $1 million trebled. Plaintiffs have provided an expert opinion that their compensatory damages are approximately $1.9 million. We believe this opinion considerably overestimates the total recoverable compensatory damages. In addition to compensatory damages Plaintiffs seek punitive damages.

     Kash n' Karry and Shell moved to dismiss the complaint and removed the case to federal court. Plaintiffs' motion to remand the case to state court was denied. The motions to dismiss and strike remain pending. This case has been set for jury trial during the trial term beginning August 4, 1997.

     It appears that directors and officers liability insurance coverage may be available to cover a judgment against Shell (less a $250,000 deductible). Plaintiffs' motion to substitute the Estate of Gary Shell was denied without prejudice. However, the motion to
Russell W. Parks, Jr., Esquire
December 11, 1996
Page 2

substitute will be granted when the court is notified that a probate proceeding has been opened and a personal representative appointed. Plaintiffs have filed the probate proceeding.
However, there is an issue regarding appointment of an appropriate individual as a personal representative.

     Discovery is well underway. Responses to the initial round of written discovery have been provided and received. A series of thirteen depositions has recently been completed. More depositions will be taken in January and February 1997. Although it remains too early to predict the outcome of the case, investigation and discovery thus far have revealed some concerns and, as a result, we are engaging in settlement negotiations.

Connie Schimpf vs. Kash n' Karry Food Stores Inc. and Doug
Merrell.

     Kash n' Karry Food Stores, Inc., and Doug Merrell have been sued by Connie Schimpf in circuit court in Hillsborough County, Florida, to recover for personal injuries purportedly resulting from the alleged misconduct of Merrell, a pharmacist formerly employed by Kash n' Karry. Merrell is accused of causing physical and psychological injuries to Schimpf by improperly dispensing large quantities of controlled substances to her and sexually exploiting her. Plaintiff alleges that the controlled substances were improperly dispensed to her regularly from 1991 through January 1996, and that she was sexually exploited from March 1994 through January 1996. Plaintiff's theories against Kash n' Karry are, in essence, respondeat superior liability for Merrell's actions, failure to adequately supervise Merrell, and failure to institute and maintain adequate inventory controls.

     Very recent negotiations have resulted in a tentative settlement of this matter for an amount that would not be deemed material and that will be paid by Liberty Mutual Insurance Company on behalf of Kash n' Karry and Mr. Merrell. We are awaiting resolution of certain issues regarding the nature and form of settlement documentation before this tentative settlement can be finalized.

Roberto Pizano, Plaintiff v. Kash n' Karry Food Stores, Inc., and
Earl Wells and Tony Fernandez, Individually.

     Plaintiff was employed for over ten years by the Kash n' Karry warehouse. Plaintiff is a Cuban-American, who has been visibly active in connection with anti-Castro political issues. On December 4, 1995, mechanic foreman Earl Wells reported observing the plaintiff consuming a carton of orange juice that he had removed from a pallet on the dock. After an investigation, Plaintiff was terminated. Consistent with the Kash n' Karry employee manual, plaintiff's outstanding vacation pay was withheld due to the fact that his termination was for reasons of dishonesty.
Russell W. Parks, Jr., Esquire
December 11, 1996
Page 3

     In February, 1996, plaintiff brought suit alleging that Wells, Fernandez and Kash n' Karry defamed him and conspired to defame him, by publicizing to other employees that plaintiff stole orange juice. Further, plaintiff claimed that Wells and Kash n' Karry defamed him and conspired to defame him by publicizing to other employees Wells' claim that plaintiff verbally assaulted and threatened Wells. Plaintiff also alleged that Fernandez and Kash n' Karry defrauded him by falsely representing, shortly prior to plaintiff's termination, that "everything would turn out fine" if plaintiff refrained from "doing anything" including, presumably, contacting counsel. Finally, plaintiff claimed that Kash n' Karry wrongfully withheld his wages subsequent to his termination. This firm has been representing all defendants under a multiple representation agreement.

     The complaint included numerous allegations that suggest that plaintiff was defamed and terminated due to the company's alleged suspicion that he was attempting to organize a union within Kash n' Karry and for his political activities generally. Further, the complaint gratuitously included allegations calculated to suggest that Wells is a racist and is prejudiced against Cuban-Americans.

     A hearing was held on motions to dismiss filed by all defendants. As a result, counts in the complaint relating to conspiracy and direct defamation on the part of Kash n' Karry were dismissed for improper pleading with leave to amend. Plaintiff's amended complaint omits Kash n' Karry as a party to the conspiracy count, but adds a count against Kash n' Karry for libel in connection with an article commenting on the litigation published in The Tampa Tribune. The discovery phase in the case has only recently commenced.

Durable, Inc. vs. Kash n' Karry Food Stores, Inc.

     Durable, Inc. sued Kash n' Karry in U.S. District Court in the Northern District of Illinois for allegedly breaching a letter agreement for the purchase of foilware products.
Plaintiff alleges damages in the amount of $380,000, based upon purported lost profits.

     Kash n' Karry moved to dismiss the complaint for improper venue and lack of jurisdiction. As a result of our motion, the court transferred the case to the U.S. District Court for the Middle District of Florida. Kash n' Karry's answer and affirmative defenses have been filed. Discovery has begun in the form of requests for production and interrogatories. No depositions have been taken yet. This case has been set for trial on the trial term beginning July 1, 1997. It is too early to evaluate the possible outcome of this case.

                          Schedule 3.14

                    SUBSIDIARIES OF BORROWER


FLI Holding Corp., a Delaware corporation ("Holding") and wholly-owned subsidiary of the Borrower.

KK Acquisition Corp., a Delaware corporation and wholly-owned subsidiary of Holding.

Upon consummation of the Tender Offer the following entities will also be Subsidiaries of the Borrower:

     Kash N'Karry Food Stores, Inc., a Delaware corporation
("Target")

     KNK 702 Delaware Business Trust, a Delaware business trust wholly owned by Target

     KWK 886 Delaware Business Trust, a Delaware business trust wholly owned by Target

     KNK 891 Delaware Business Trust, a Delaware business trust wholly owned by Target




                          Schedule 6.1

Borrower:

       Liens  representing  the  interest  of  the  Lessor  under
Capitalized  Leases in existence on the date  of  this  Agreement having  an  aggregate outstanding principal amount not  exceeding
$430,000.00

Target:

Upon consummation of the Tender offer the Target will be Subsidiary. The Target has the following material Liens:

     Liens encumbering real property owned or leased by the Target or its Subsidiaries and listed on the Annex A attached hereto.

     The Amended and Restated Credit Facility dates as of December 12, 1995, among Target, the lenders party thereto and The CIT Group/Business Credit, Inc., as Administrative Agent, is secured by Liens on substantially all of the assets of the Company, and listed on Annex B attached hereto.

In addition, the Target has other Liens securing obligations not exceeding $5,000,000.


                     ANNEX A TO SCHEDULE 6.1

              List of Owned or Leased Real Property

          See Footnote Text and Status Code on Page 12

STATUS    STORE               ADDRESS                       COUNTY

S/A           108 2         305 West Hillsborough Avenue    Hillsborough
                            Tampa 33604
                            (Assigned to Moran Foods, Inc.,
                            d/b/a Save-A-Lot, Ltd. on 1/22/90)

A             113 2         128 South Westshore Boulevard   Hillsborough
                            Tampa  33609  (Food)

A             129 2         925 Bartow Road                 Polk
                            Lakeland  33801  (Food)
                            (to be terminated on January 31, 1997)

A              133 2        7625 Blind Pass Road            Pinellas
                            St. Petersburg Beach 33706 (Food)

A              139 2        458 Venice By-Pass              Sarasota
                            Venice  33595 (Food)

A             146 1         4101 North Florida Avenue       Hillsborough
                            Tampa  33603  (Food)

C             201 2         9450 9th Street North           Pinellas
                            St. Petersburg  33702 (Food)
                            Lease expires 12/31/96
                            (Notice to terminate given)

S/A           202 2         7600 Starkey Road               Pinellas
                            Largo 33543  (Food)
                            (Subleased to Consolidated Stores
                            Corporation on 5/26/94)

S/A           203 2         2900 North 34th Street         Pinellas
                            St. Petersburg 33713 (Food)
                            (Subleased to Consolidated Stores
                            Corporation on 5/26/94)

A             284 2         3535 U.S. 19                   Pasco
                            New Port Richey  33552 (Food)

S/A           205 2         9474 U.S. Highway 19           Pasco
                            Port Richey  33568  (Food)
                            (Assigned to Office Depot 8/29/94)

STATUS        STORE               ADDRESS                  COUNTY

S/A           206 2         1801 North Tamiami Trail           Lee
                            North Ft. Myers  33903
                            (Subleased to Discount Auto Parts)

A             207 2         4200 S. Tamiami Trail              Charlotte
                            Charlotte Harbor  33952 (Food)

A             209 2         8951 Bonita Beach Road             Lee
                            Bonita Springs  33923 (Food)

A              211 2        5805 Manatee Avenue West           Manatee
                            Bradenton  33529 (Food)

S/A            212 2        8199 South Tamiami Trail           Sarasota
                            Sarasota   33581
                            (Subleased to Staples)

A              214 2        3535 Fruitville Road               Sarasota
                            Sarasota  33577  (Food)

A              215 2       1325 South Tamiami Trail             Sarasota
                           Sarasota  33579  (Food)

A              216 2       4404 Bee Ridge Road                 Sarasota
                          Sarasota  33583  (Food)

S/A           217 2        6257 McGregor Boulevard             Lee
                           Ft. Myers
                          (Subleased to Wagan Enterprises, Inc.)

A             301 2       2499 S. W. 27th Avenue               Marion
                          Ocala  32674  (Food)

C             305 2       2111 South Tamiami Trail             Sarasota
                          Venice  34293 (Food)  (See 306)
                          Lease expires  02/29/04

L/C           306 2       2109 South Tamiami Trail             Sarasota
                          Venice  34293 (Liquor) (See 305)

A             309 2       8595-35 College Parkway, S.          Lee
                          Ft. Myers  33907 (Food) (See 310)

L/A           310 2       8595-33 College Parkway, S.          Lee
                          Ft. Myers  33907 (Liquor) (See 309)

A            311 2        15675 McGregor Blvd., Ste 4          Lee
                          South Ft. Myers  33988 (Food) (See 312)

STATUS       STORE               ADDRESS                     COUNTY

L/A         312 2         15675 McGregor Blvd., Ste 4          Lee
                          South Ft. Myers  33988 (Liquor) (See 311)

A           313 2         5660 Bayshore Rd., NE,               Lee
                          Ste 21, Ft. Myers  33903
                          (Food)  (See 314)

L/A       314 2       5660 Bayshore Rd., NE,                   Lee
                      Ste 21, Ft. Myers  33903
                      (Liquor)  (See 313)

A         315 2      1530 S. Del Prado Boulevard               Lee
                     Cape Coral  33904 (Food) (See 316)

L/A       316 2      1535 S. Del Prado Boulevard               Lee
                     Cape Coral  33904 (Liquor) (See 315)

S/A       319 2      17 Beneva Road South                    Sarasota
                     Sarasota 33577 (Food) (See 320)
                     (Subleased to Arthur Anderson)

S/A       320 2      17 Beneva Road south                    Sarasota
                     Sarasota 33577 (Liquor) (See 319)
                     (Subleased to Arthur Anderson)

SP/A      401 3&5    2525 North Dale Mabry                  Hillsborough
                     Tampa 33607 (Food)

SP/A      403 2&5     11612 North Nebraska Ave              Hillsborough
                      Tampa  33612 (Food)

S/A       405 2       30535 U.S.Highway 19 N.                Pinellas
                      Palm Harbor  34684 (Food)
                      (Assigned to Waccamaw on 6/1/94)

L/A       507 2      1350 Tampa Street                       Pinellas
                     Palm Harbor  33952  (Liquor) (See 707)

L/A       512 2      1250 Jacaranda Boulevard                Sarasota
                     Sarasota  34292 (Liquor) (See 712)

L/A       514 2      221 North Beneva Road                   Sarasota
                     Sarasota (Liquor) (See 214)

L/A       515 2      5205 33rd Street East                   Manatee
                     Bradenton  34203  (Liquor) (See 715)

L/A       518 2      7099 W. Waters Avenue                   Hillsborough
                     Tampa  33634 (Liquor) (See 718)

STATUS    STORE               ADDRESS                       COUNTY

L/A       519 2      6148 N. Lockwood Ridge Road            Sarasota
                     Sarasota  34235  (Liquor) (See 719)

L/A       520 2      2320 N.W. 13th Street                  Alachua
                     Gainesville  32605  (Liquor) (See 720)

UNDER     522        2150 Swann Avenue                      Hillsborough
CONSTRUCTION        Tampa, FL  33606  (Liquor)
                    (See 722)

L/A       523 2     123 Alexander Street                    Hillsborough
                    Plant City (Liquor) (See 723)

L/A       525 2      7129 North U.S. Highway 441             Marion
                     Ocala (Liquor)  (See 725)

L/A       528 2      7321 Gall Boulevard                     Pasco
                     Zephyrhills  (Liquor) (See 728)

L/A       529 2      1951 South McCall Road                  Charlotte
                     Suite 300
                     Englewood  34223-4933 (Liquor) (See 729)

L/A       533 2      604 Havendale Blvd.                      Polk
                    Auburndale (Liquor) (See 733)

L/A       552 2      7489 4th Street North                    Pinellas
                    St. Petersburg (Liquor) (See 852)

L/A       554 2      519 7th Street West                      Manatee
                    Palmetto  34221  (Liquor) (See 854)

L/A       584 2      2002 S. W. 34th Street                   Alachus
                    Gainesville  32608  (Liquor) (See 884)

L/A       587 2      2712 East Fowler Avenue                  Hillsborough
                    Tampa  33612 (Liquor) (See 887)

L/A       592 2     14738 West Village Drive                  Hillsborough
                    Tampa  33624 (Liquor) (See 892)

L/A       596 2      11308 S. E. Highway 301                  Marion
                    Belleview  32620  (Liquor) (See 896)

C         601 2      3740 E. Silver Springs Blvd.             Marion
                    Ocala  32670  (Food)  (See 602)

STATUS       STORE               ADDRESS                COUNTY

L/C       602 2      3740 E. Silver Springs Blvd.        Marion
                    Ocala  32670  (Liquor) (See 601)

A         603 2      9017 State Road 52                 Pasco
                    Hudson  33562 (Food)  (See 604)

L/A       604 2      9017 State Road 52                 Pasco
                    Hudson  33562 (Food)  (See 603)

A         605 2     7431 County Road 54                 Pasco
                    New Port Richey  33552 (Food)  (See 606)

L/A       606 2      7431 County Road 54                Pasco
                    New Port Richey  33552 (Liquor) (See 605)

S/A       607 2      2465 U. S. Highway 19 N.           Pinellas
                    Clearwater  33675
                    (See 608)
                    (Subleased to Office Depot, Inc.)

S/A       608 2      2461 U. S. Highway 19 N.           Pinellas
                    Clearwater  33675 (Liquor) (See 607)

A         609 2      2270 113th Street, S. W.           Pinellas
                    Largo  33540 (Food)  (See 610)

L/A       610 2      2270 113th Street, S. W.           Pinellas
                    Largo  33540 (Liquor) (See 609)

A         611 2      4665 66th Street North             Pinellas
                    Kenneth City  33709 (Food)  (See 612)

L/A       612 2      4665 66th Street North             Pinellas
                    Kenneth City  33709  (Liquor) (See 611)

A         613 2      2134 34th Street North             Pinellas
                    St. Petersburg  33713 (Food)  (See 614)

L/A       614 2      2134 34th Street North             Pinellas
                    St. Petersburg  33713 (Liquor) (See 613)

A         615 2      6851 Gulfport Blvd., South         Pinellas
                    South Pasadena  33707 (Food)  (See 616)

L/A       616 2     6851 Gulfport Blvd., South          Pinellas
                    South Pasadena  33707  (Liquor) (See 615)

A         617 2     15692 N. Dale Mabry Highway         Hillsborough
                    Tampa  33618  (Food)  (See 618)

STATUS      STORE               ADDRESS                 COUNTY

L/A        618 2    15692 N. Dale Mabry Highway         Hillsborough
                    Tampa  33618  (Liquor) (See 617)

A          619 2    13508 Florida Avenue                Hillsborough
                    Tampa 33612  (Food)  (See 620)

L/A        620 2    13508 Florida Avenue                Hillsborough
                    Tampa  33612  (Liquor) (See 619)

A          621 2    2333 West Hillsborough              Hillsborough
                    Tampa  33603 (Food)  (See 622)

L/A        622 2    2333 West Hillsborough              Hillsborough
                    Tampa  33603 (Liquor) (See 621)

A          623 2    4317 Gandy Boulevard                Hillsborough
                    Tampa  33611 (Food)  (See 624)

L/A        624 2    4317 Gandy Boulevard                Hillsborough
                    Tampa  33611 (Liquor) (See 623)

A          627 2      2401 Cortez Road                   Manatee
                     Bradenton  33507  (Food)  (See 628)

L/A        628 2      2401 Cortez Road                   Manatee
                     Bradenton  33507 (Liquor) (See 627)

A          629 2      13352 North Cleveland Avenue       Lee
                      North Ft. Myers  33903  (Food)

L/A        630 2      13332 North Cleveland Avenue       Lee
                     North Ft. Myers  33903
                     (Liquor) (See 629)

A         651 2&4    2720 E. Silver Springs              Marion
                    Ocala,  32670  (Food)

A         701 2      3183 West Vine Street              Osceola
                     Kissimmee  32741  (Food)

A         702 2      651 S. E. Highway 19               Citrus
                    Crystal River  32629 (Food)
                    (underlying fee property is owned by
                     Subsidiary)

A         703 2     8775 Temple Terrace Hwy             Hillsborough
                    Temple Terrace  33617  (Food)

STATUS     STORE               ADDRESS                  COUNTY


A         704 2      21605 Village Lakes                Pasco
                    Land O'Lakes  34639 (Food)


A         705 2      3146 Tampa Road                    Pinellas
                    Oldsmar  34677  (Food)

A         707 2      1360 Tampa Road                    Pinellas
                    Palm Harbor  33563  (Food)

A         709 2     2050 Forrest Nelson Blvd.           Charlotte
                    Port Charlotte  33952  (Food)

A         710 2      13817 Wallingham Road              Pinellas
                    Largo  34644  (Food)

A         711 2      858 Saxon Boulevard                Volusia
                    Orange City  32763  (Food)
                    Corporation  MDFC

A         712 2      1254 Jacaranda Blvd.               Sarasota
                    Venice  34292 (Food)  (See 512)

A         715 2      5201 33rd Street East              Manatee
                    Bradenton  34203 (Food)  (See 515)

A         716 2      11160 Spring Hill Drive            Hernando
                    Spring Hill (Food)

A         717 2      6400 Massachusetts Avenue          Pasco
                    New Port Richey  34652  (Food)

A         718 2      7095 W. Waters Avenue              Hillsborough
                    Tampa  33634 (Food)  (See 518)

A         719 2      6150 N. Lockwood Ridge Road        Sarasota
                    Sarasota  34235  (Food)  (See 519)

A         720 2      2320 N. W. 13th St.                Alachua
                    Gainesville  32605  (Food)  (See 520)

A         722 2      2100 Swann Avenue                  Hillsborough
                    Tampa  (Food)

A         723 2     Alexander Street                    Hillsborough
                    Plant City (Food)  (See 523)

STATUS       STORE               ADDRESS                  COUNTY

A         724 3     5050 10th Avenue                    Hillsborough
                    Tampa  33619 (Food)


A         725 2      7130 N. U.S. Hwy 441               Marion
                    Ocala  (Food)  (See 525)

NO PLANS  726 1      (Vacant Land)                      Citrus
TO BUILD            Beverly Hills  34465

A         728 2      Medical Arts Court                 Pasco
                    Zephryhills  (Food)  (See 528)

A         729 2      1951 S. McCall Road,               Charlotte
                    Suite 300
                    Englewood  34223-4933 (Food)  (See 529)

A         733 2      604 Ravendale Blvd.                Polk
                    Auburndale
                    (Food)  (See 533)

UNDER     734 1     Dale Mabry & Lambright              Hillsborough
CONTRACT            Tampa
TO SELL             (Vacant Land)

UNDER     735       Bloomingdale & Bell Shoals          Hillsborough
CONSTRUCTION        Brandon

UNDER     736 1     Martin Luther King                  Hillsborough
CONTRACT            Tampa
FOR                 (Vacant Land)
SALE/LEASEBACK

A         743 2     8837 N. 56th Street                 Hillsborough
                    Terrace Plaza
                    Temple Terrace  33617  (Food)

A         765 1&3   3327 9th Street North               Pinellas
                    St. Petersburg  33704 (Food)
                    (store site is ground leased)

                    825 32nd Avenue North;
                    815 32nd Avenue North; and
                    815 1/2 32nd Avenue North
                    St. Petersburg  33704
                    (three adjacent residential
                    properties are owned)


STATUS        STORE               ADDRESS                 COUNTY

A           826 2   507 Wheeler Street                    Hillsborough
                    Plant City  33566 (Food)

A           827 2   8320 North Florida Avenue             Hillsborough
                    Tampa  33604 (Food)

A           831 2      6095 9th Avenue North              Pinellas
                      St. Petersburg  33710

A           842 2      3rd Street & Avenue O. SW          Polk
                      Winter Haven  33880 (Food)

A           848 2     1023 North Tamiami Trail            Hillsborough
                      Ruskin  33570  (Food)

A           849 2      21323 U.S. 19 North                Pinellas
                      Clearwater  34625-2830 (Food)

A           851 2      1502 West Main  Street             Citrus
                      Inverness  32650  (Food)
                      Landlord:  Joe Greco Family, Ltd.

A           852 2      7491 4th Street North              Pinellas
                      St. Petersburg  33702 (Food)  (See 552)

A           854 2      515 7th Street                     Manatee
                      Palmetto  33561 (Food)  (See 554)

A           855 2     7415 U.S. Highway 301               Hillsborough
                      Riverview 33569 (Food)

A           857 2      955 62nd Avenue South              Pinellas
                      St. Petersburg  33705 (Food)

A           858 2     4056 North Armenia                  Hillsborough
                      Tampa 33607 (Food)

A           864 2      2200 Main Street                   Pinellas
                      Dunedin  33528 (Food)

S/A         866 2     14829 N. Dale Mabry Highway         Hillsborough
                      Tampa  33618 (Food)
                      (Assigned to Michaels Stores)

A           867 2      5802 14th Street West              Manatee
                      Bradenton  33507 (Food)

A           868 2      20050 Cortez Blvd.                 Hernando
                      Brooksville  34601 (Food)

STATUS      STORE               ADDRESS                   COUNTY

A           869 2      901 Lithia-Pinecrest Road          Hillsborough
                       Brandon  33511 (Food)

A           870 2      6734 Memorial Highway              Hillsborough
                       Tampa  33615 (Food)

A           871 2      4500 South Suncoast Blvd.          Citrus
                       Homosassa  32646 (Food)

A           873 2      2519 McMullen Booth Road           Pinellas
                       Clearwater  33519 (Food)

A           874 2      2930 South Boulevard               Pasco
                       New Port Richey  33552 (Food)

A           875 3&6    2650 U.S. Highway 19 North         Pinellas
                       Palm Harbor  33563 (Food)

A           876 3&6    4120 N.W. 16th Boulevard           Alachua
                       Gainesville  32602 (Food)

A           877 3&6    750 State Road 574                 Hillsborough
                       Seffner  33584  (Food)

A           878 2      4519 Gunn Highway                  Hillsborough
                       Tampa  33624  (Food)

A           879 2      13000 - 66th Street North          Pinellas
                       Largo 33543 (Food)

A           880 3&6    4057 Cattlemen Road                Sarasota
                       Sarasota  33583 (Food)

A           881 2      2460 East Bay Drive                Pinellas
                       Largo  33541  (Food)

A           882 1      4820 Leonard Street                Lee
                      Cape Coral  33904
                      (Store is leased and
                      adjacent property is owned)

            882 2       4820 Leonard Street                Lee
                        Cape Coral  33904  (Food)
                        (Store is leased and
                        adjacent property is owned)

A           883 2      1861 North Highland                 Pinellas
                      Clearwater  33515  (Food)

STATUS      STORE               ADDRESS                   COUNTY

A           884 2      2002 S. W. 34th Street             Alachua
                      Gainesville  32608
                      (Food)  (See 584)

A           885  2      9101 Little Road                   Pasco
                        New Port Richey  33553  (Food)

A           886 2      2384 Commercial Way                 Hernando
                      Spring Hill  33526  (Food)
                      (underlying fee property is owned by
                      Subsidiary)

A           887 2     2770 Fowler Avenue                   Hillsborough
                      Tampa  33612 (Food)  (See 587)

C           888       1068 Ulmerton Road                 Pinellas
                      Largo  33544
                      Store lease expires 10/31/09

A           889 2      1340 State Road 60 East            Polk
                      Lake Wales  33853  (Food)

A           890 2      1133 U. S. Highway 17 South        Hardee
                      Wauchula  33873  (Food)

A           891 2      3250 U. S. 27 South                Highlands
                      Sebring  33870 (Food)
                      (underlying fee property is owned by
                      Subsidiary)

A           892 2     5320 Ehrlich Road                   Hillsborough
                     Tampa  33624 (Food)  (See 592)

A           893 2      4233 South Florida Avenue          Polk
                      Lakeland  33803  (Food)

A           894 2      833 U.S. 41 North                  Marion
                      Dunnellon  32630 (Food)

A         895 2      1176 U. S. Highway 27 North        Polk
                     Haines City  33844 (Food)

A         896 2      11310 S. E. U.S. Hwy 301           Marion
                     Belleview  32620 (Food)  (See 596)

A         897 2      1870 U. S. Highway 301 South       Pasco
                     Dade City  33525 (Food)

C         898 2      3233 S. E. Maricamp Road           Marion
                     Ocala  32671 (Food)
                     Store lease expires 10/31/05

STATUS    STORE               ADDRESS                  COUNTY

A         899 2      6220 North Highway 98              Polk
                     Lakeland  33805 (Food)

          904 2      1432 Tampa East Boulevard          Hillsborough
                     Tampa  33619
                    "Returns Center"

          988 1&7    6422 Harney Road                   Hillsborough
                     Tampa  33610 (Office)

          988 1&7    6422 Harney Road                   Hillsborough
                    Tampa  33610 (Warehouse)

          AA20       610 South Armenia Avenue           Hillsborough
                    Tampa  33609
                    Lease Agreement and
                    Contract to Purchase
                    from Ernest J. Petros
                    dated 09/15/92; expires on
                    12/31/96

          CC2       6401-A Harney Road                  Hillsborough
                    Tampa 33610
                    (Assigned to GSI Outsourcing, Inc.)

     Explanations:

          1    =    Fee Properties.

          2    =    Leased Properties.

          3    =    Ground Leased/Improvements Owned.

          4    =    Encumbered by lien in favor of Goodings
                    Supermarkets, Inc.

          5    =    Encumbered by lien in favor of Save and Pack, Inc.

          6    =    Mortgage in favor of the CIT Group/Business
                    Credit, Inc. covers "land only;" both lease
                    interest  and owned improvements are  subject
                    to
                    superior lien in favor of California Public
                    Employees'    Retirement    System,     which
                    obligation was
                    assumed by the company from Lucky Stores, Inc., as of October 11, 1988.

          7    =    Encumbered by Sun Life Insurance company of
                    America Mortgage.

          Bold =    Encumbered by Mortgage held by The CIT
                    Group/Business Credit,Inc., as Administrative
                    Agent

     STATUS LEGEND:

     C    =    Store closed, Kash n' Karry still paying rent.
     A    =    Active open store
     L    =    Liquor Store
     S/A  =    Store subleased or lease assigned;  Kash n' Karry
               no longer paying full rent.
     L/A  =    Active open liquor store.
     L/C  =    Closed liquor store.
     SP/A =    Active open Save `n Pack warehouse store.


                             ANNEX B

                                                                           GENERAL CATEGORY
 DATE          DEBTOR*               SECURED PARTY        FILING LOCATION    OF COLLATERAL


10/13/89    Kash N' Karry Food      Security Pacific          Hillsborough     First Mortgage,
            Stores, Inc.            National Bank             County, FL       Security
                                                                               Agreement
                                                                               Financing
                                                                               Statement and
                                                                               Assignment
                                                                               of Rents
10/11/95   Kash N' Karry Food      Bank of America National  Hillsborough      Continuation and
           Stores, Inc.            Trust and Savings         County, FL        Amendment
                                   Association

10/15/91   Kash N' Karry Food      Sanwa General Equipment   Hillsborough      equipment
           Stores, Inc.            Leasing, Incorporated     County, FL

02/04/92   Kash N' Karry Food      Sanwa General Equipment   Hillsborough      Amendment --
           Stores, Inc.            Leasing, Incorporated     County, FL        equipment

06/09/92   Kash N' Karry Food      Sanwa General Equipment   Hillsborough      Amendment --
           Stores, Inc.            Leasing, Incorporated     County, FL        equipment

07/02/92   Kash N' Karry Food      Sanwa General Equipment   Hillsborough      Amendment --
           Stores, Inc.            Leasing, Incorporated     County, FL        equipment

07/07/92   Kash N' Karry Food      Sanwa General Equipment   Hillsborough      Amendment --
           Stores, Inc.            Leasing, Incorporated     County, FL        equipment

07/27/92   Kash N' Karry Food      Sanwa General Equipment   Hillsborough      Amendment --
           Stores, Inc.            Leasing, Incorporated     County, FL        equipment

08/31/92   Kash N' Karry Food      Sanwa General Equipment   Hillsborough      Amendment --
           Stores, Inc.            Leasing, Incorporated     County, FL        equipment

10/26/92   Kash N' Karry Food      Sanwa General Equipment   Hillsborough      Amendment --
           Stores, Inc.            Leasing, Incorporated     County, FL        equipment

11/23/92   Kash N' Karry Food      Sanwa General Equipment   Hillsborough      Amendment --
           Stores, Inc.            Leasing, Incorporated     County, FL        equipment

01/11/93   Kash N' Karry Food      Sanwa General Equipment   Hillsborough      Amendment --
           Stores, Inc.            Leasing, Incorporated     County, FL        equipment

06/03/93   Kash N' Karry Food      Sanwa General Equipment   Hillsborough      Amendment --
           Stores, Inc.            Leasing, Incorporated     County, FL        equipment

04/19/94   Kash N' Karry Food      Sanwa General Equipment   Hillsborough      Amendment --
           Stores, Inc.            Leasing, Incorporated     County, FL        equipment

05/09/96   Kash N' Karry Food      Sanwa General Equipment   Hillsborough      Amendment --
           Stores, Inc.            Leasing, Incorporated     County, FL        equipment

05/29/96   Kash N' Karry Food      Sanwa General Equipment   Hillsborough      Amendment --
           Stores, Inc.            Leasing, a division of    County, FL        continuation
                                   Sanwa Business Credit
                                   Corporation
                                                                               GENERAL CATEGORY
 DATE          DEBTOR*               SECURED PARTY          FILING LOCATION      OF COLLATERAL

11/13/91   Kash N' Karry Food      Sanwa General Equipment   Hillsborough      equipment
           Stores, Inc.            Leasing, Incorporated     County, FL

05/09/96   Kash N' Karry Food      Sanwa General Equipment   Hillsborough      Amendment - name
           Stores, Inc.            Leasing, a division of    County, FL        change
                                   Sanwa Business Credit
                                   Corporation

06/12/96   Kash N' Karry Food      Sanwa General Equipment   Hillsborough      Continuation
           Stores, Inc.            Leasing, a division of    County, FL
                                   Sanwa Business Credit
                                   Corporation

12/19/91   Kash N' Karry Food      Sanwa General Equipment   Hillsborough      equipment
           Stores, Inc.            Leasing, Incorporated     County, FL

05/09/96   Kash N' Karry Food      Sanwa General Equipment   Hillsborough      Amendment - name
           Stores, Inc.            Leasing, a division of    County, FL        change
                                   Sanwa Business Credit
                                   Corporation

07/16/96   Kash N' Karry Food      Sanwa General Equipment   Hillsborough      Continuation
           Stores, Inc.            Leasing, a division of    County, FL
                                   Sanwa Business Credit
                                   Corporation

01/17/92   Kash N' Karry Food      Sanwa General Equipment   Hillsborough      equipment
           Stores, Inc.            Leasing, Incorporated     County, FL

08/16/96   Kash N' Karry Food      Sanwa General Equipment   Hillsborough      Continuation
           Stores, Inc.            Leasing, a division of    County, FL
                                   Sanwa Business Credit
                                   Corporation

05/09/96   Kash N' Karry Food      Sanwa General Equipment   Hillsborough      Amendment - name
           Stores, Inc.            Leasing, a division of    County, FL        change
                                   Sanwa Business Credit
                                   Corporation

05/09/96   Kash N' Karry Food      Sanwa General Equipment   Hillsborough      Amendment - name
           Stores, Inc.            Leasing, a division of    County, FL        change
                                   Sanwa Business Credit
                                   Corporation

01/17/92   Kash N' Karry Food      Sanwa General Equipment   Hillsborough      equipment
           Stores, Inc.            Leasing, Incorporated     County, FL

08/16/96   Kash N' Karry Food      Sanwa General Equipment   Hillsborough      Continuation
           Stores, Inc.            Leasing, a division of    County, FL
                                   Sanwa Business Credit
                                   Corporation

01/16/92   Kash N' Karry Food      Sanwa General Equipment   Hillsborough      equipment
           Stores, Inc.            Leasing, Incorporated     County, FL

05/09/96   Kash N' Karry Food      Sanwa General Equipment   Hillsborough      Amendment - name
           Stores, Inc.            Leasing, a division of    County, FL        change
                                   Sanwa Business Credit
                                   Corporation
                                                                              GENERAL CATEGORY
 DATE          DEBTOR*               SECURED PARTY           FILING LOCATION    OF COLLATERAL

08/16/96   Kash N' Karry Food      Sanwa General Equipment   Hillsborough      Continuation
           Stores, Inc.            Leasing, a division of    County, FL
                                   Sanwa Business Credit
                                   Corporation

12/22/92   Kash N' Karry Food      Sanwa General Equipment   Hillsborough      equipment
           Stores, Inc.            Leasing, Incorporated     County, FL

05/09/96   Kash N' Karry Food      Sanwa General Equipment   Hillsborough      Amendment - name
           Stores, Inc.            Leasing, a division of    County, FL        change
                                   Sanwa Business Credit
                                   Corporation

01/04/93   Kash N' Karry Food      IBM Credit Corporation    Hillsborough      equipment
           Stores, Inc.                                      County, FL

01/12/93   Kash N' Karry Food      IBM Credit Corporation    Hillsborough      equipment
           Stores, Inc.                                      County, FL

03/04/93   Kash N' Karry Food      IBM Credit Corporation    Hillsborough      equipment
           Stores, Inc.                                      County, FL

01/17/95   Kash N' Karry Food      General Electric Capital  Hillsborough      real estate and
           Stores, Inc.            Corporation               County, FL        fixtures

05/09/96   Kash N' Karry Food      Sanwa General Equipment   Hillsborough      Amendment - name
           Stores, Inc.            Leasing, a division of    County, FL        change
                                   Sanwa Business Credit
                                   Corporation

05/09/96   Kash N' Karry Food      Sanwa General Equipment   Hillsborough      Amendment - name
           Stores, Inc.            Leasing, a division of    County, FL        change
                                   Sanwa Business Credit
                                   Corporation

07/02/96   Kash N' Karry Food      MDFC Equipment Leasing    Hillsborough      real estate,
           Stores, Inc.            Corporation               County, FL        fixture &
                                                                               equipment

01/10/90   Kash N' Karry Food      Chrysler Capital          Florida Sec. of   equipment
           Stores, Inc.            Corporation               State

11/17/94   Kash N' Karry Food      General Electric Capital  Florida Sec. of   Continuation
           Stores, Inc.            Corporation               State

11/06/92   Kash N' Karry Food      Chrysler Capital          Florida Sec. of   Full Assignment
            Stores, Inc.            Corporation Assignee:     State
                                   General Electric Capital
                                   Corporation

01/19/90   Kash N' Karry Food      Chrystler Capital         Florida Sec. of   equipment
           Stores, Inc.            Corporation               State

11/10/94   Kash N' Karry Food      General Electric Capital  Florida Sec. of   Continuation
           Stores, Inc.            Corporation               State

11/06/92   Kash N' Karry Food      Chrystler Capital         Florida Sec. of   Full Assignment
           Stores, Inc.            Corporation Assignee:     State
                                   General Electric Capital
                                   Corporation

01/08/90   Kash N' Karry Food      Chrysler Capital          Florida Sec. of   equipment
           Stores, Inc.            Corporation               State

11/17/94   Kash N' Karry Food      General Electric Capital  Florida Sec. of   Continuation
           Stores, Inc.            Corporation               State

11/12/92   Kash N' Karry Food      Chrysler Capital          Florida Sec. of   Full Assignment
           Stores, Inc.            Corporation Assignee:     State
                                   General Electric Capital
                                   Corporation

01/09/91   Kash N' Karry Food      Chrysler Capital          Florida Sec. of   equipment
           Stores, Inc.            Corporation               State

7/13/95    Kash N' Karry Food      General Electric Capital  Florida Sec. of   Continuation
           Stores, Inc.            Corporation               State
                                                                              GENERAL CATEGORY
 DATE          DEBTOR*               SECURED PARTY          FILING LOCATION     OF COLLATERAL

11/06/92   Kash N' Karry Food      Chrysler Capital          Florida Sec. of   Full Assignment
           Stores, Inc.            Corporation Assignee:     State
                                   General Electric Capital
                                   Corporation

01/09/91   Kash N' Karry Food      Chrysler Capital          Florida Sec. of   equipment
           Stores, Inc.            Corporation               State

07/13/95   Kash N' Karry Food      General Electric Capital  Florida Sec. of   Continuation
           Stores, Inc.            Corporation               State

11/06/95   Kash N' Karry Food      Chrysler Capital          Florida Sec. of   Full Assignment
           Stores, Inc.            Corporation Assignee:     State
                                   General Electric Capital
                                   Corporation

06/03/91   Kash N' Karry Food      Ford Equipment Leasing    Florida Sec. of   equipment
           Stores, Inc.            Company                   State

12/14/95   Kash N' Karry Food      Ford Equipment Leasing    Florida Sec. of   Continuation
           Stores, Inc.            Company                   State

06/03/91   Kash N' Karry Food      Ford Equipment Leasing    Florida Sec. of   equipment,
           Stores, Inc.            Company                   State             furniture,
                                                                              fixtures &
                                                                              leashold
                                                                              improvements

12/14/95  Kash N' Karry Food      Ford Equipment Leasing    Florida Sec. of  Continuation
          Stores, Inc.            Company                   State

10/14/91  Kash N' Karry Food      Sanwa General Equipment   Florida Sec. of  equipment
          Stores, Inc.            Leasing, Incorporated     State

06/11/96  Kash N' Karry Food      Sanwa General Equipment   Florida Sec. of  Continuation
          Stores, Inc.            Leasing, a division of    State
                                  Sanwa Business Credit
                                  Corporation
05/08/96 Kash N' Karry Food      Sanwa General Equipment   Florida Sec. of  Amendment - name
         Stores, Inc.            Leasing, a division of    State            change
                                 Sanwa Business Credit
                                 Corporation

04/20/94 Kash N' Karry Food      Sanwa General Equipment   Florida Sec. of  equipment
         Stores, Inc.            Leasing, Incorporated     State

06/04/93 Kash N' Karry Food      Sanwa General Equipment   Florida Sec. of  Amendment -
         Stores, Inc.            Leasing, Incorporated     State            equipment

01/14/93 Kash N' Karry Food      Sanwa General Equipment   Florida Sec. of  Amendment -
         Stores, Inc.            Leasing, Incorporated     State            equipment

11/23/92 Kash N' Karry Food      Sanwa General Equipment   Florida Sec. of  Amendment -
         Stores, Inc.            Leasing, Incorporated     State            equipment

10/26/92 Kash N' Karry Food      Sanwa General Equipment   Florida Sec. of  Amendment -
         Stores, Inc.            Leasing, Incorporated     State            equipment

08/31/92 Kash N' Karry Food      Sanwa General Equipment   Florida Sec. of  Amendment -
         Stores, Inc.            Leasing, Incorporated     State            equipment

07/27/92 Kash N' Karry Food      Sanwa General Equipment   Florida Sec. of  Amendment -
         Stores, Inc.            Leasing, Incorporated     State            equipment

07/08/92 Kash N' Karry Food      Sanwa General Equipment   Florida Sec. of  Amendment -
         Stores, Inc.            Leasing, Incorporated     State            equipment
                                                                           GENERAL CATEGORY
 DATE          DEBTOR*               SECURED PARTY        FILING LOCATION    OF COLLATERAL

07/02/92 Kash N' Karry Food      Sanwa General Equipment   Florida Sec. of  Amendment -
         Stores, Inc.            Leasing, Incorporated     State            equipment

06/10/92 Kash N' Karry Food      Sanwa General Equipment   Florida Sec. of  Amendment -
         Stores, Inc.            Leasing, Incorporated     State            equipment

02/03/92 Kash N' Karry Food      Sanwa General Equipment   Florida Sec. of  Amendment -
         Stores, Inc.            Leasing, Incorporated     State            equipment

11/27/91 Kash N' Karry Food      Sanwa General Equipment   Florida Sec. of  Amendment -
         Stores, Inc.            Leasing, Incorporated     State            equipment

06/11/96 Kash N' Karry Food      Sanwa General Equipment   Florida Sec. of  Continuation
         Stores, Inc.            Leasing, a division of    State
                                 Sanwa Business Credit
                                 Corporation

05/08/96 Kash N' Karry Food      Sanwa General Equipment   Florida Sec. of  Amendment - name
         Stores, Inc.            Leasing, a division of    State            change
                                Sanwa Business Credit
                                Corporation

12/20/91 Kash N' Karry Food      Sanwa General Equipment   Florida Sec. of  equipment
         Stores, Inc.            Leasing, Incorporated     State

07/16/96 Kash N' Karry Food      Sanwa General Equipment   Florida Sec. of  Continuation
         Stores, Inc.            Leasing, a division of    State
                                 Sanwa Business Credit
                                 Corporation

05/07/96 Kash N' Karry Food      Sanwa General Equipment   Florida Sec. of  Amendment - name
         Stores, Inc.            Leasing, a division of    State            change
                                 Sanwa Business Credit
                                 Corporation

01/16/92 Kash N' Karry Food      Sanwa General Equipment   Florida Sec. of  equipment
         Stores, Inc.            Leasing, Incorporated     State

08/09/96 Kash N' Karry Food      Sanwa General Equipment   Florida Sec. of  Continuation
         Stores, Inc.            Leasing, a division of    State
                                 Sanwa Business Credit
                                 Corporation

05/07/96 Kash N' Karry Food      Sanwa General Equipment   Florida Sec. of  Amendment - name
         Stores, Inc.            Leasing, a division of    State            change
                                 Sanwa Business Credit
                                 Corporation

01/09/92 Kash N' Karry Food      Sanwa General Equipment   Florida Sec. of  equipment
         Stores, Inc.            Leasing, Incorporated     State

08/09/96 Kash N' Karry Food      Sanwa General Equipment   Florida Sec. of  Continuation
         Stores, Inc.            Leasing, Incorporated     State

05/08/96 Kash N' Karry Food      Sanwa General Equipment   Florida Sec. of  Amendment - name
         Stores, Inc.            Leasing, a division of    State            change
                                 Sanwa Business Credit
                                 Corporation
                                                                           GENERAL CATEGORY
 DATE          DEBTOR*               SECURED PARTY        FILING LOCATION    OF COLLATERAL

05/19/92 Kash N' Karry Food      Sanwa General Equipment   Florida Sec. of  Amendment -
         Stores, Inc.            Leasing, Incorporated     State            equipment

01/27/92 Kash N' Karry Food      Sanwa General Equipment   Florida Sec. of  equipment
         Stores, Inc.            Leasing, Incorporated     State

08/09/96 Kash N' Karry Food      Sanwa General Equipment   Florida Sec. of  Continuation
         Stores, Inc.            Leasing, Incorporated     State

05/08/96 Kash N' Karry Food      Sanwa General Equipment   Florida Sec. of  Amendment - name
         Stores, Inc.            Leasing, a division of    State            change
                                 Sanwa Business Credit
                                 Corporation

01/30/92 Kash N' Karry Food      NCC Leasing, Inc.         Florida Sec. of  equipment
         Stores, Inc.                                      State

12/30/92 Kash N' Karry Food      NCC Leasing, Inc.         Florida Sec. of  Release
         Stores, Inc.                                      State


11/13/90 Kash N' Karry Food      General Electric Capital  Florida Sec. of  equipment
         Stores, Inc.            Corporation               State

05/15/95 Kash N' Karry Food      General Electric Capital  Florida Sec. of  Continuation
         Stores, Inc.            Corporation               State

04/03/96 Kash N' Karry Food      Sensormatic Electronics   Florida Sec. of  equipment
         Stores, Inc.            Corp.                     State

04/03/96 Kash N' Karry Food      Sensormatic Electronics   Florida Sec. of  equipment
         Stores, Inc.            Corp.                     State

04/03/96 Kash N' Karry Food      Sensormatic Electronics   Florida Sec. of  equipment
         Stores, Inc.            Corp.                     State

04/03/96 Kash N' Karry Food      Sensormatic Electronics   Florida Sec. of  equipment
         Stores, Inc.            Corp.                     State

04/03/96 Kash N' Karry Food      Sensormatic Electronics   Florida Sec. of  equipment
         Stores, Inc.            Corp.                     State

04/03/96 Kash N' Karry Food      Sensormatic Electronics   Florida Sec. of  equipment
         Stores, Inc.            Corp.                     State

04/03/96 Kash N' Karry Food      Sensormatic Electronics   Florida Sec. of  equipment
         Stores, Inc.            Corp.                     State

04/03/96 Kash N' Karry Food      Sensormatic Electronics   Florida Sec. of  equipment
         Stores, Inc.            Corp.                     State

04/03/96 Kash N' Karry Food      Sensormatic Electronics   Florida Sec. of  equipment
         Stores, Inc.            Corp.                     State

04/03/96 Kash N' Karry Food      Sensormatic Electronics   Florida Sec. of  equipment
         Stores, Inc.            Corp.                     State

04/03/96 Kash N' Karry Food      Sensormatic Electronics   Florida Sec. of  equipment
         Stores, Inc.            Corp.                     State

04/03/96 Kash N' Karry Food      Sensormatic Electronics   Florida Sec. of  equipment
         Stores, Inc.            Corp.                     State

04/03/96 Kash N' Karry Food      Sensormatic Electronics   Florida Sec. of  equipment
         Stores, Inc.            Corp.                     State

04/03/96 Kash N' Karry Food      Sensormatic Electronics   Florida Sec. of  equipment
         Stores, Inc.            Corp.                     State

04/03/96 Kash N' Karry Food      Sensormatic Electronics   Florida Sec. of  equipment
         Stores, Inc.            Corp.                     State

04/03/96 Kash N' Karry Food      Sensormatic Electronics   Florida Sec. of  equipment
         Stores, Inc.            Corp.                     State

04/03/96 Kash N' Karry Food      Sensormatic Electronics   Florida Sec. of  equipment
         Stores, Inc.            Corp.                     State

04/03/96 Kash N' Karry Food      Sensormatic Electronics   Florida Sec. of  equipment
         Stores, Inc.            Corp.                     State
                                                                           GENERAL CATEGORY
 DATE          DEBTOR*               SECURED PARTY        FILING LOCATION    OF COLLATERAL


04/03/96 Kash N' Karry Food      Sensormatic Electronics   Florida Sec. of  equipment
         Stores, Inc.            Corp.                     State

04/03/96 Kash N' Karry Food      Sensormatic Electronics   Florida Sec. of  equipment
         Stores, Inc.            Corp.                     State

01/17/92 Kash N' Karry Food      GTECC (Assignee:  GTE     Florida Sec. of  equipment
         Stores, Inc.            Leasing)                  State

06/25/92 Kash N' Karry Food      GTE Communications Corp.  Florida Sec. of  equipment
         Stores, Inc.            (Assignee:  GTE Leasing)  State

08/05/92 Kash N' Karry Food      GTE Communications Corp.  Florida Sec. of  equipment
         Stores, Inc.            (Assignee:  GTE Leasing   State

09/17/92 Kash N' Karry Food      GTE Communications Corp.  Florida Sec. of  equipment
        Stores, Inc.            (Assignee:  GTE Leasing)  State

09/17/92 Kash N' Karry Food      GTE Communications Corp.  Florida Sec. of  equipment
         Stores, Inc.            (Assignee:  GTE Leasing)  State

09/17/92 Kash N' Karry Food      GTE Communications Corp.  Florida Sec. of  equipment
         Stores, Inc.            (Assignee:  GTE Leasing)  State

09/17/92 Kash N' Karry Food      GTE Communications Corp.  Florida Sec. of  equipment
         Stores, Inc.            (Assignee:  GTE Leasing)  State

12/14/92 Kash N' Karry Food      GTECC (Assignee:  GTE     Florida Sec. of  equipment
         Stores, Inc.            Leasing)                  State

12/14/92 Kash N' Karry Food      GTECC (Assignee:  GTE     Florida Sec. of  equipment
         Stores, Inc.            Leasing)                  State

12/14/92 Kash N' Karry Food      GTECC (Assignee:  GTE     Florida Sec. of  equipment
         Stores, Inc.            Leasing)                  State

01/07/93 Kash N' Karry Food      IBM Credit Corporation    Florida Sec. of  equipment
         Stores, Inc.                                      State

01/12/93 Kash N' Karry Food      IBM Credit Corporation    Florida Sec. of  equipment
         Stores, Inc.                                      State

02/23/94 Kash N' Karry Food      IBM Credit Corporation    Florida Sec. of  equipment
         Stores, Inc.                                      State

12/24/91 Kash N' Karry Food      IBM Credit Corporation    Florida Sec. of  equipment
         Stores, Inc.                                      State

03/27/92 Kash N' Karry Food      IBM Credit Corporation    Florida Sec. of  equipment
         Stores, Inc.                                      State

06/25/92 Kash N' Karry Food      IBM Credit Corporation    Florida Sec. of  equipment
         Stores, Inc.                                      State

01/24/91 Kash N' Karry Food      L'eggs Products, a        Florida Sec. of  goods and
         Stores, Inc.            division of Sara Lee      State            inventory
                                Corporation

11/02/95 Kash N' Karry Food      L'eggs Products, a        Florida Sec. of  goods and
         Stores, Inc.            division of Sara Lee      State            inventory
                                Corporation

01/04/89 Kash N' Karry Food      General Electric Capital  Florida Sec. of  equipment
         Stores, Inc.            Corporation               State

12/10/93 Kash N' Karry Food      General Electric Capital  Florida Sec. of  Continuation
         Stores, Inc.            Corporation               State

02/14/89 Kash N' Karry Food      General Electric Capital  Florida Sec. of  Amendment -
         Stores, Inc.            Corporation               State            equipment

01/04/89 Kash N' Karry Food      General Electric Capital  Florida Sec. of  equipment
         Stores, Inc.            Corporation               State

12/10/93 Kash N' Karry Food      General Electric Capital  Florida Sec. of  Continuation
        Stores, Inc.            Corporation               State
                                                                           GENERAL CATEGORY
 DATE          DEBTOR*               SECURED PARTY        FILING LOCATION    OF COLLATERAL

09/12/89 Kash N' Karry Food      Sun Life Insurance        Florida Sec. of  tangible and
         Stores, Inc.            Company of America, a     State            intangible
                                Maryland corporation                       property re: real
                                                                           estate
 [BAD   Kash N' Karry Food      [BAD COPY]                Florida Sec. of  real estate
 COPY]  Stores, Inc.            (94-183277)               State

12/19/94 Kash N' Karry Food      General Electric Capital  Florida Sec. of  Continuation
         Stores, Inc.            Corporation               State

11/06/92 Kash N' Karry Food      Chrysler Capital          Florida Sec. of  Full Assignment
         Stores, Inc.            Corporation Assignee:     State
                                General Electric Capital
                                Corporation

01/08/90 Kash N' Karry Food      MDFC Equipment Leasing    Florida Sec. of  equipment
         Stores, Inc.            Corporation               State

09/07/94 Kash N' Karry Food      MDFC Equipment Leasing    Florida Sec. of  Continuation
         Stores, Inc.            Corporation               State

11/03/92 Kash N' Karry Food      Save and Pack, Inc.       Florida Sec. of  equipment
         Stores, Inc.                                      State

03/22/93 Kash N' Karry Food      AT&T Capital Corporation  Florida Sec. of  equipment
         Stores, Inc.                                      State

03/24/93 Kash N' Karry Food      General Electric Capital  Florida Sec. of  furniture,
         Stores, Inc.            Corporation               State            fixture and
                                                                           equipment and
                                                                           real property
03/24/93 Kash N' Karry Food      General Electric Capital  Florida Sec. of  equipment
         Stores, Inc.            Corporation               State

09/20/93 Kash N' Karry Food      General Electric Capital  Florida Sec. of  Amendment -
         Stores, Inc.            Corporation               State            equipment

07/06/93 Kash N' Karry Food      Sun Financial Group,      Florida Sec. of  equipment
         Stores, Inc.            Inc.                      State

08/05/93 Kash N' Karry Food      Sun Financial Group,      Florida Sec. of  equipment
         Stores, Inc.            Inc.                      State

01/18/94 Kash N' Karry Food      GTE Communications Corp.  Florida Sec. of  equipment
         Stores, Inc.            (Assignee:  GTE Leasing   State
                                 Corp.)

08/18/94 Kash N' Karry Food      Sensormatic Electronics   Florida Sec. of  equipment
         Stores, Inc.            Corp.  (Assignee:         State
                                Continental Bank, N.A.)

08/18/94 Kash N' Karry Food      Sensormatic Electronics   Florida Sec. of  equipment
         Stores, Inc.            Corp.  (Assignee:         State
                                Continental Bank, N.A.)

08/18/94 Kash N' Karry Food      Sensormatic Electronics   Florida Sec. of  equipment
         Stores, Inc.            Corp.  (Assignee:         State
                                 Continental Bank, N.A.)
01/13/95 Kash N' Karry Food      General Electric Capital  Florida Sec. of  equipment
         Stores, Inc.            Corporation               State

01/04/96 Kash N' Karry Food      Sanwa General Equipment   Florida Sec. of  equipment
         Stores, Inc.            Leasing, a Division of    State
                                Sanwa Business Credit
                                Corporation

04/01/96 Kash N' Karry Food      Xerographies Corporation  Florida Sec. of  equipment
         Stores, Inc.                                      State

04/26/93 Kash N' Karry Food      Sun Financial Group,      Florida Sec. of  equipment
         Stores, Inc.            Inc.                      State

03/07/94 Kash N' Karry Food      Sun Financial Group,      Florida Sec. of  equipment
         Stores, Inc.            Inc.                      State

07/02/94 Kash N' Karry Food      MDFC Equipment Leasing    Florida Sec. of  equipment
         Stores, Inc.            Corporation               State
                                                                           GENERAL CATEGORY
 DATE          DEBTOR*               SECURED PARTY        FILING LOCATION    OF COLLATERAL

06/19/96 Kash N' Karry Food      AT&T Capital Leasing      Florida Sec. of  equipment
         Stores, Inc.                                      State
05/04/94 Kash N' Karry Food      GTE Communications Corp.  Florida Sec. of  equipment
         Stores, Inc.            (Assignee:  GTE Leasing)  State

01/20/93 Kash N' Karry Food      GTECC (Assignee:  GTE     Florida Sec. of  equipment
         Stores, Inc.            Leasing)                  State

04/28/93 Kash N' Karry Food      GTECC (Assignee:  GTE     Florida Sec. of  equipment
         Stores, Inc.            Leasing)                  State

04/28/93 Kash N' Karry Food      GTECC (Assignee:  GTE     Florida Sec. of  equipment
         Stores, Inc.            Leasing)                  State

06/28/93 Kash N' Karry Food      GTE Communications Corp.  Florida Sec. of  equipment
         Stores, Inc.            (Assignee:  GTE Leasing)  State

06/25/92 Kash N' Karry Food      GTE Communications Corp.  Florida Sec. of  equipment
         Stores, Inc.            (Assignee:  GTE Leasing)  State


* As indicated on UCC filing.


                                                        EXHIBIT A

                            FORM OF
                   ASSIGNMENT AND ACCEPTANCE


          Reference is made to the Credit Agreement, dated as of December 16, 1996 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among FOOD LION, INC. (the "Borrower"), the Lenders named therein, THE CHASE MANHATTAN BANK, as administrative agent for the Lenders (in such capacity, the "Administrative Agent"), and WACHOVIA BANK OF NORTH CAROLINA, N.A., as Documentation Agent. Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

          The Assignor identified on Schedule l hereto (the
"Assignor") and the Assignee identified on Schedule l hereto (the
"Assignee") agree as follows:

          (1) The Assignor hereby irrevocably sells and assigns to the Assignee without recourse to the Assignor, and the Assignee hereby irrevocably purchases and assumes from the Assignor without recourse to the Assignor, as of the Effective Date (as defined below), the interest described in Schedule 1 hereto (the
"Assigned Interest") in and to the Assignor's rights and obligations under the Credit Agreement with respect to those credit facilities contained in the Credit Agreement as are set forth on Schedule 1 hereto (individually, an "Assigned Facility";
collectively, the "Assigned Facilities"), in a principal amount for each Assigned Facility as set forth on Schedule 1 hereto.

          (2) The Assignor (a) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement or any other instrument or document furnished pursuant thereto or with respect to the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement or any other instrument or document furnished pursuant thereto, other than that the Assignor has not created any adverse claim upon the interest being assigned by it hereunder and that such interest is free and clear of any such adverse claim; (b) makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower, any of its Subsidiaries or any other obligor or the performance or observance by the Borrower, any of its Subsidiaries or any other obligor of any of their respective obligations under the Credit Agreement or any other instrument or document furnished pursuant hereto or thereto; and (c) attaches any promissory notes held by it evidencing the Assigned
Facilities and (i) requests that the Administrative Agent, upon request by the Assignee, exchange the attached promissory notes for a new promissory note or promissory notes payable to the Assignee and (ii) if the Assignor has retained any interest in the Assigned Facility, requests that the Administrative Agent exchange the attached promissory notes for a new promissory note or promissory notes payable to the Assignor, in each case in amounts which reflect the assignment being made hereby (and after giving effect to any other assignments which have become effective on the Effective Date).

          (3) The Assignee (a) represents and warrants that it is legally authorized to enter into this Assignment and Acceptance;
(b) confirms that it has received a copy of the Credit Agreement, together with copies of the financial statements referred to in subsection 3.4 thereof and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance; (c) agrees that it will, independently and without reliance upon the Assignor, the Administrative Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement or any other instrument or document furnished pursuant hereto or thereto; (d) appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers and discretion under the Credit Agreement or any other instrument or document furnished pursuant hereto or thereto as are delegated to the Administrative Agent by the terms thereof, together with such powers as are incidental thereto; and (e) agrees that it will be bound by the provisions of the Credit Agreement and will perform in accordance with its terms all the obligations which by the terms of the Credit Agreement are required to be performed by it as a Lender including, if it is organized under the laws of a jurisdiction outside the United States, its obligation pursuant to subsection 2.15(e) of the Credit Agreement.

          (4) The effective date of this Assignment and Acceptance shall be the Effective Date of Assignment described in Schedule 1 hereto (the "Effective Date"). Following the execution of this Assignment and Acceptance, it will be delivered to the Administrative Agent for acceptance by it and recording by the Administrative Agent pursuant to the Credit Agreement, effective as of the Effective Date (which shall not, unless otherwise agreed to by the Administrative Agent, be earlier than five
Business Days after the date of such acceptance and recording by the Administrative Agent).

          (5) Upon such acceptance and recording, from and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts which have accrued to the Effective Date and to the Assignee for amounts which have accrued subsequent to the Effective Date. The Assignor and the Assignee shall make all appropriate adjustments in payments by the Administrative Agent for periods prior to the Effective Date or with respect to the making of this assignment directly between themselves.

          (6) From and after the Effective Date, (a) the Assignee shall be a party to the Credit Agreement and, to the extent provided in this Assignment and Acceptance, have the rights and obligations of a Lender thereunder and shall be bound by the provisions thereof and (b) the Assignor shall, to the extent provided in this Assignment and Acceptance, relinquish its rights and be released from its obligations under the Credit Agreement.

          (7) This Assignment and Acceptance shall be governed by and construed in accordance with the laws of the State of New York.

          IN WITNESS WHEREOF, the parties hereto have caused this Assignment and Acceptance to be executed as of the date first above written by their respective duly authorized officers on
Schedule 1 hereto.

                           Schedule 1
                  to Assignment and Acceptance


Name of Assignor:

Name of Assignee:

Effective Date of Assignment:


      Credit           Principal       Commitment Percentage
Facility Assigned  Amount Assigned           Assigned/1
                   $                      .               %

[Name of Assignee]               [Name of Assignor]



By:                              By:
Title:                           Title:



Accepted:                        Consented To:

THE CHASE MANHATTAN BANK, as     FOOD LION, INC.
Administrative Agent



By:                              By:
Title:                           Title:






                                                        EXHIBIT B

             FORM OF OPINION OF COUNSEL TO BORROWER


                                   December   , 1996


The Chase Manhattan Bank, as Administrative Agent
270 Park Avenue
New York, New York 10017

Each of the Lenders named in Annex A

     We have acted as counsel to FOOD LION, INC., a North Carolina corporation (the "Borrower"), in connection with the Credit Agreement, dated as of December 16, 1996 (the "Credit Agreement"), among the Borrower, the Lenders parties thereto, The Chase Manhattan Bank, as Administrative Agent, and Wachovia Bank of Georgia, N.A., as Documentation Agent, and to KASH N' KARRY FOOD STORES, INC., a Delaware corporation (the "Guarantor"), in connection with the Subsidiary Guarantee, dated as of December
, 1996 (the "Subsidiary Guarantee"), made by the Guarantor in favor of the Administrative Agent.

     The opinions expressed below are furnished to you pursuant to subsection 4.1(d) of the Credit Agreement. Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

     In arriving at the opinions expressed below,

     (a) we have examined and relied on the originals, or copies certified or otherwise identified to our satisfaction, of each of the Credit Agreement and the Subsidiary Guarantee; and

     (b) we have examined such corporate documents and records of the Borrower and the Guarantor and such other instruments and certificates of public officials, officers and representatives of the Borrower, the Guarantor and other Persons as we have deemed necessary or appropriate for the purposes of this opinion.

     In arriving at the opinions expressed below, we have made such investigations of law, in each case as we have deemed appropriate as a basis for such opinions.


     In rendering the opinions expressed below, we have assumed, with your permission, without independent investigation or inquiry, (a) the authenticity of all documents submitted to us as originals, (b) the genuineness of all signatures on all documents that we examined (other than those of the Borrower and the Guarantor and officers of the Borrower and the Guarantor) and (c) the conformity to authentic originals of documents submitted to us as certified, confirmed or photostatic copies.

     When our opinions expressed below are stated "to the best of our knowledge," we have made reasonable and diligent investigation of the subject matters of such opinions and have no reason to believe that there exist any facts or other information that would render such opinions incomplete or incorrect.

     [Other exceptions, qualifications and limitations to be discussed.]

     Based upon and subject to the foregoing, we are of the opinion that:

     1      The Borrower is duly organized, validly existing and in
good standing under the laws of North Carolina, has all requisite power and authority to carry on its business as now conducted and, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required.

     2     The Guarantor is duly organized, validly existing and in
good standing under the laws of Delaware, has all requisite power and authority to carry on its business as now conducted and, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect (as defined in the Subsidiary Guarantee), is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required.

     3    The Transactions and the Acquisition are each within the
Borrower's corporate powers and have each been duly authorized by all necessary corporate and, if required, stockholder action.
The Credit Agreement has been duly executed and delivered by the Borrower and constitutes a legal, valid and binding obligation of the Borrower, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

     4   The execution, delivery and performance of the Subsidiary
Guarantee is within the Guarantor's corporate powers and has been duly authorized by all necessary corporate and, if required, stockholder action. The Subsidiary Guarantee has been duly executed and delivered by the Guarantor and constitutes a legal, valid and binding obligation of the Guarantor, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

     5    Neither the Transactions, the Acquisition nor the
execution, delivery and performance of the Subsidiary Guarantee
(a) requires any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except for consents, approvals, registrations, filings or other actions described on Schedule 1 attached hereto, all of which have been obtained, made or waived and are in full force and effect, (b) will violate any applicable law or regulation or the charter, by-laws or other organizational documents of the Borrower or any of its Subsidiaries or any order of any Governmental Authority, (c) will violate or result in a default under any indenture, agreement or other instrument binding upon the Borrower or any of its Subsidiaries or its assets, or give rise to a right thereunder to require any payment to be made by the Borrower or any of its Subsidiaries, or (d) will result in the creation or imposition of any Lien on any asset of the Borrower or any of its Subsidiaries.

     6     To the best of our knowledge, there are no actions, suits
or proceedings by or before any arbitrator or Governmental
Authority pending against or threatened against or affecting the Borrower or any of its Subsidiaries (i) as to which there is a reasonable possibility of an adverse determination and that, if adversely determined, could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect
(other than the Disclosed Matters) or (ii) that involve the Credit Agreement, the Subsidiary Guarantee, the Acquisition or the Transactions.

     7    Neither the Borrower nor any of its Subsidiaries is (a) an
"investment company" as defined in, or subject to regulation under, the Investment Company Act of 1940 or (b) a "holding company" as defined in, or subject to regulation under, the Public Utility Holding Company Act of 1935.

     8   After giving effect to the Acquisition, not more than 25%
of the consolidated assets of the Borrower will consist of "margin stock" within the meaning of such term under Regulation G or Regulation U of the Board of Governors of the Federal Reserve
System.

     We are members of the bar of the State of New York and we express no opinion as to the laws of any jurisdiction other than the General Corporate Law of the State of North Carolina, the General Corporate Law of the State of Delaware and the Federal laws of the United States of America.

                                   Very truly yours,
                                                          Annex A

                            LENDERS
                                                       Schedule 1

              CONSENTS, APPROVALS, REGISTRATIONS,
                   FILINGS AND OTHER ACTIONS


                                                        EXHIBIT C

FORM OF SUBSIDIARY GUARANTEE


SUBSIDIARY GUARANTEE, dated as of December 16, 1996, made by KK ACQUISITION CORP., a Delaware corporation (the "Guarantor"), in favor of THE CHASE MANHATTAN BANK, as administrative agent (in such capacity, the "Administrative Agent") for the lenders (the "Lenders") parties to the Credit Agreement, dated as of December 16, 1996 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among FOOD LION, INC. (the "Borrower"), the Lenders, the Administrative Agent and Wachovia Bank of North Carolina, as Documentation Agent.

W I T N E S S E T H:

WHEREAS, pursuant to the Credit Agreement, the Lenders have severally agreed to make Loans to the Borrower upon the terms and subject to the conditions set forth therein;

WHEREAS, the Borrower owns indirectly all of the issued and outstanding stock of the Guarantor;

WHEREAS, the proceeds of the Loans will be used in part to enable the Borrower to make valuable transfers (as determined as provided herein) to the Guarantor in connection with the acquisition and operation of its business;

WHEREAS, the Borrower is, and the Guarantor will be, engaged in related businesses, and the Guarantor will derive substantial direct and indirect benefit from the making of the Loans; and

WHEREAS, it is a condition precedent to the obligation of the Lenders to make their respective Loans to the Borrower under the Credit Agreement that the Guarantor shall have executed and delivered this Guarantee to the Administrative Agent for the ratable benefit of the Lenders;

NOW, THEREFORE, in consideration of the premises and to induce the Administrative Agent and the Lenders to enter into the Credit Agreement and to induce the Lenders to make their respective Loans to the Borrower under the Credit Agreement, the Guarantor hereby agrees with the Administrative Agent, for the ratable benefit of the Lenders, as follows:

     1     Defined Terms.  (a)  Unless otherwise defined herein,
terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

     b     As used herein:
"Material Adverse Effect" means a material adverse effect on
(i) the business, assets, operations, prospects or condition, financial or otherwise, of the Borrower and the Subsidiaries taken as a whole, (ii) the ability of the Guarantor to perform any of its obligations under this Guarantee or (iii) the rights of or benefits available to the Lenders under this Guarantee.

"Obligations" means the collective reference to the unpaid principal of and interest on the Loans and all other obligations and liabilities of the Borrower to the Administrative Agent or the Lenders (including, without limitation, interest accruing at the then applicable rate provided in the Credit Agreement after the maturity of the Loans and interest accruing at the then applicable rate provided in the Credit Agreement after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding), whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter incurred, which may arise under, out of, or in connection with, the Credit Agreement or any other document made, delivered or given in connection therewith, whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses or otherwise (including, without limitation, all fees and disbursements of counsel to the Administrative Agent or to the Lenders that are required to be paid by the Borrower or the Guarantor pursuant to the terms of the Credit Agreement or this Guarantee).

     c     The words "hereof," "herein" and "hereunder" and words of
similar import when used in this Guarantee shall refer to this Guarantee as a whole and not to any particular provision of this Guarantee, and section and paragraph references are to this Guarantee unless otherwise specified.

     d     The meanings given to terms defined herein shall be
equally applicable to both the singular and plural forms of such terms.

     2    Guarantee.  (a)  Subject to the provisions of paragraph
2(b), the Guarantor hereby unconditionally and irrevocably guarantees to the Administrative Agent, for the ratable benefit of the Lenders and their respective successors, indorsees, transferees and assigns, the prompt and complete payment and performance by the Borrower when due (whether at the stated maturity, by acceleration or otherwise) of the Obligations.

     b     Anything herein to the contrary notwithstanding, the
maximum liability of the Guarantor hereunder shall in no event exceed the amount which can be guaranteed by the Guarantor under applicable federal and state laws relating to the insolvency of debtors.

     c     The Guarantor further agrees to pay all out-of-pocket
expenses incurred by the Administrative Agent or any Lender, including the fees, charges and disbursements of any counsel for the Administrative Agent or any Lender, in connection with the enforcement or protection of its rights in connection with this Guarantee, including in connection with any workout, restructuring or negotiations in respect thereof (other than any such expenses directly related to a court enforcement action in which the Guarantor prevails on the merits in a final and nonappealable judgment). This Guarantee shall remain in full force and effect until the Obligations are paid in full and the Commitments are terminated, notwithstanding that from time to time prior thereto the Borrower may be free from any Obligations.

     d     The Guarantor agrees that the Obligations may at any time
and from time to time exceed the amount of the liability of the Guarantor hereunder without impairing this Guarantee or affecting the rights and remedies of the Administrative Agent or any Lender hereunder.

     e     No payment or payments made by the Borrower, the
Guarantor, any other guarantor or any other Person or received or collected by the Administrative Agent or any Lender from the Borrower, the Guarantor, any other guarantor or any other Person by virtue of any action or proceeding or any setoff or appropriation or application at any time or from time to time in reduction of or in payment of the Obligations shall be deemed to modify, reduce, release or otherwise affect the liability of the Guarantor hereunder which shall, notwithstanding any such payment or payments other than payments made by the Guarantor in respect of the Obligations or payments received or collected from the Guarantor in respect of the Obligations, remain liable for the Obligations up to the maximum liability of the Guarantor hereunder until the Obligations are paid in full and the Commitments are terminated.

     f     The Guarantor agrees that whenever, at any time, or from
time to time, it shall make any payment to the Administrative
Agent or any Lender on account of its liability hereunder, it will notify the Administrative Agent in writing that such payment is made under this Guarantee for such purpose.

     3     Right of Setoff.  Upon the occurrence of any Default, the
Guarantor hereby irrevocably authorizes each Lender at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender to or for the credit or the account of the Guarantor against any of and all the obligations of the Guarantor now or hereafter existing under this Guarantee held by such Lender, irrespective of whether or not such Lender shall have made any demand under this Guarantee and although such obligations may be unmatured. The Administrative Agent and each Lender shall notify the Guarantor promptly of any such setoff and the application made by the Administrative Agent or such Lender, provided that the failure to give such notice shall not affect the validity of such setoff and application.
The rights of the Administrative Agent and each Lender under this Section are in addition to other rights and remedies (including other rights of setoff) which the Administrative Agent or such Lender may have.

     4    No Subrogation.  Notwithstanding any payment or payments
made by the Guarantor hereunder or any setoff or application of funds of the Guarantor by any Lender, the Guarantor shall not be entitled to be subrogated to any of the rights of the Administrative Agent or any Lender against the Borrower or any collateral security or guarantee or right of offset held by any Lender for the payment of the Obligations, nor shall the Guarantor seek or be entitled to seek any contribution or reimbursement from the Borrower in respect of payments made by the Guarantor hereunder, until all amounts owing to the Administrative Agent and the Lenders by the Borrower on account of the Obligations are paid in full and the Commitments are terminated. If any amount shall be paid to the Guarantor on account of such subrogation rights at any time when all of the Obligations shall not have been paid in full, such amount shall be held by the Guarantor in trust for the Administrative Agent and the Lenders, segregated from other funds of the Guarantor, and shall, forthwith upon receipt by the Guarantor, be turned over to the Administrative Agent in the exact form received by the Guarantor (duly indorsed by the Guarantor to the Administrative Agent, if required), to be applied against the Obligations, whether matured or unmatured, in such order as the Administrative Agent may determine.

     5   Amendments, etc. with respect to the Obligations; Waiver
of Rights. The Guarantor shall remain obligated hereunder notwithstanding that, without any reservation of rights against the Guarantor and without notice to or further assent by the Guarantor, any demand for payment of any of the Obligations made by the Administrative Agent or any Lender may be rescinded by such party and any of the Obligations continued, and the Obligations, or the liability of any other party upon or for any part thereof, or any collateral security or guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered or released by the Administrative Agent or any Lender, and the Credit Agreement and any other documents executed and delivered in connection therewith may be amended, modified, supplemented or terminated, in whole or in part, as the Administrative Agent (or the Majority Lenders, as the case may be) may deem advisable from time to time, and any collateral security, guarantee or right of offset at any time held by the Administrative Agent or any Lender for the payment of the Obligations may be sold, exchanged, waived, surrendered or released. Neither the Administrative Agent nor any Lender shall have any obligation to protect, secure, perfect or insure any Lien at any time held by it as security for the Obligations or for this Guarantee or any property subject thereto. When making any demand hereunder against the Guarantor, the Administrative Agent or any Lender may, but shall be under no obligation to, make a similar demand on the Borrower or any other guarantor, and any failure by the Administrative Agent or any Lender to make any such demand or to collect any payments from the Borrower or any other guarantor or any release of the Borrower or such other guarantor shall not relieve the Guarantor of its obligations or liabilities hereunder, and shall not impair or affect the rights and remedies, express or implied, or as a matter of law, of the Administrative Agent or any Lender against the Guarantor. For the purposes hereof "demand" shall include the commencement and continuance of any legal proceedings.

     6       Guarantee Absolute and Unconditional.  The Guarantor
waives any and all notice of the creation, renewal, extension or accrual of any of the Obligations and notice of or proof of reliance by the Administrative Agent or any Lender upon this Guarantee or acceptance of this Guarantee, the Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived, in reliance upon this Guarantee; and all dealings between the Borrower and the Guarantor, on the one hand, and the Administrative Agent and the Lenders, on the other hand, likewise shall be conclusively presumed to have been had or consummated in reliance upon this Guarantee. The Guarantor waives diligence, presentment, protest, demand for payment and notice of default or nonpayment to or upon the Borrower or the Guarantor with respect to the Obligations. The Guarantor understands and agrees that this Guarantee shall be construed as a continuing, absolute and unconditional guarantee of payment without regard to (a) the validity, regularity or enforceability of the Credit Agreement, any of the Obligations or any other collateral security therefor or guarantee or right of offset with respect thereto at any time or from time to time held by the Administrative Agent or any Lender (b) any defense, setoff or counterclaim (other than a defense of payment or performance) which may at any time be available to or be asserted by the Borrower against the Administrative Agent or any Lender, or (c) any other circumstance whatsoever (with or without notice to or knowledge of the Borrower or the Guarantor) which constitutes, or might be construed to constitute, an equitable or legal discharge of the Borrower for the Obligations, or of the Guarantor under this Guarantee, in bankruptcy or in any other instance. When pursuing its rights and remedies hereunder against the Guarantor, the Administrative Agent and any Lender may, but shall be under no obligation to, pursue such rights and remedies as it may have against the Borrower or any other Person or against any collateral security or guarantee for the Obligations or any right of offset with respect thereto, and any failure by the Administrative Agent or any Lender to pursue such other rights or remedies or to collect any payments from the Borrower or any such other Person or to realize upon any such collateral security or guarantee or to exercise any such right of offset, or any release of the Borrower or any such other Person or any such collateral security, guarantee or right of offset, shall not relieve the Guarantor of any liability hereunder, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of the Administrative Agent and the Lenders against the Guarantor. This Guarantee shall remain in full force and effect and be binding in accordance with and to the extent of its terms upon the Guarantor and the successors and assigns thereof, and shall inure to the benefit of the Administrative Agent and the Lenders, and their respective successors, indorsees, transferees and assigns, until all the Obligations and the obligations of the Guarantor under this Guarantee shall have been satisfied by payment in full and the Commitments shall be terminated, notwithstanding that from time to time during the term of the Credit Agreement the Borrower may be free from any Obligations.

     7   Reinstatement.  This Guarantee shall continue to be
effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the Obligations is rescinded or must otherwise be restored or returned by the Administrative Agent or any Lender upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Borrower or the Guarantor, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, the Borrower or the Guarantor or any substantial part of its property, or otherwise, all as though such payments had not been made.

     8    Payments.  The Guarantor hereby guarantees that payments
hereunder will be paid to the Administrative Agent without setoff or counterclaim in Dollars at the office of the Administrative
Agent located at 270 Park Avenue, New York, New York 10017.

     9   Representations and Warranties.  The Guarantor hereby
represents and warrants that:

     a     it is duly organized, validly existing and in good
standing under the laws of the jurisdiction of its organization, has all requisite power and authority to carry on its business as now conducted and, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required;

     b     the execution, delivery and performance of this Guarantee
is within the Guarantor's corporate powers and has been duly authorized by all necessary corporate and, if required, stockholder action. This Guarantee has been duly executed and delivered by the Guarantor and constitutes a legal, valid and binding obligation of the Guarantor, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law;

     c     the execution, delivery and performance of this Guarantee
(i) does not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except such as have been obtained or made and are in full force and effect or except such as may be required to effect the Acquisition each of which will have been obtained or made and will be in full force and effect prior to the time required in order to consummate the Acquisition in accordance with all Requirements of Law, (ii) will not violate any applicable law or regulation or the charter, by-laws or other organizational documents of the Guarantor or any of its subsidiaries or any order of any Governmental Authority, (iii) will not violate or result in a default under any indenture, agreement or other instrument binding upon the Guarantor or any of its subsidiaries or its assets other than defaults or violations for which consents or waivers have been obtained or which defaults or violations, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect,
(iv) will not give rise to a right under any indenture, agreement or other instrument binding upon the Guarantor or any of its subsidiaries or its assets to require any payment to be made by the Guarantor or any of its subsidiaries other than the repayment of Indebtedness with the proceeds of the initial Loans under the Credit Agreement and any other payments contemplated to be made in connection with the Transactions and the Acquisition, and (v) will not result in the creation or imposition of any Lien on any asset of the Guarantor or any of its subsidiaries;

     d     the Guarantor has good title to, or valid leasehold
interests in, all its real and personal property material to its business, except for defects in title that do not interfere with its ability to conduct its business as currently conducted or to utilize such properties for their intended purposes and except as may be permitted pursuant to Section 6.1 of the Credit Agreement;

     e     the Guarantor owns, or is licensed to use, all trademarks, tradenames, copyrights, patents and other intellectual property material to its business, and the use thereof by the Guarantor and its subsidiaries does not infringe upon the rights of any other Person, except for any such infringements that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect;

     f     there are no actions, suits or proceedings by or before
any arbitrator or Governmental Authority pending against or, to the knowledge of the Guarantor, threatened against or affecting the Guarantor or any of its subsidiaries or that involve the Credit Agreement, this Guarantee or the Transactions as to which there is a reasonable possibility of an adverse determination and that, if adversely determined, could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect (other than the Disclosed Matters);

    g     the Guarantor is in compliance with all laws, regulations
and orders of any Governmental Authority applicable to it or its property and all indentures, agreements and other instruments binding upon it or its property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect; and

     h     the Guarantor has timely filed or caused to be filed all
Tax returns and reports required to have been filed and has paid or caused to be paid all Taxes required to have been paid by it, except (i) Taxes that are being contested in good faith by appropriate proceedings and for which the Guarantor has set aside on its books reserves as and to the extent required by GAAP or
(ii) to the extent that the failure to do so could not reasonably be expected to result in a Material Adverse Effect.

The Guarantor agrees that the foregoing representations and warranties shall be deemed to have been made by the Guarantor on the date of each Borrowing by the Borrower under the Credit Agreement on and as of such date of borrowing as though made hereunder on and as of such date.

     10       Authority of Administrative Agent.  The Guarantor
acknowledges that the rights and responsibilities of the Administrative Agent under this Guarantee with respect to any action taken by the Administrative Agent or the exercise or non-exercise by the Administrative Agent of any option, right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Guarantee shall, as between the Administrative Agent and the Lenders, be governed by the Credit Agreement and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Administrative Agent and the Guarantor, the Administrative Agent shall be conclusively presumed to be acting as agent for the Lenders with full and valid authority so to act or refrain from acting, and the Guarantor shall not be under any obligation, or entitlement, to make any inquiry respecting such authority.

     11      Notices.  All notices and other communications
provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:

     a     if to the Administrative Agent or any Lender, at its
address or transmission number for notices provided in subsection
9.1 of the Credit Agreement; and

     b     if to the Guarantor, at its address or transmission number for notices set forth under its signature below.

Any party hereto may change its address or telecopy number for notices and other communications hereunder by notice to the other party hereto. All notices and other communications given to any party hereto in accordance with the provisions of this Guarantee shall be deemed to have been given on the date of receipt.

    12   Counterparts.  This Guarantee may be executed by the
Guarantor on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. A set of the counterparts of this Guarantee signed by the Guarantor shall be lodged with the Administrative Agent.

     13    Severability.  Any provision of this Guarantee which is
prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

    14    Integration.  This Guarantee represents the entire
agreement of the Guarantor with respect to the subject matter hereof and there are no promises or representations by the Administrative Agent or any Lender relative to the subject matter hereof not reflected herein.

     15        Amendments in Writing; No Waiver; Cumulative
Remedies. (a) None of the terms or provisions of this Guarantee may be waived, amended, supplemented or otherwise modified except by a written instrument executed by the Guarantor and the Administrative Agent, provided that any provision of this Guarantee may be waived by the Administrative Agent and the Lenders in a letter or agreement executed by the Administrative Agent or by facsimile transmission from the Administrative Agent.

     b     Neither the Administrative Agent nor any Lender shall by
any act (except by a written instrument pursuant to paragraph
15(a) hereof), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or in any breach of any of the terms and conditions hereof. No failure to exercise, nor any delay in exercising, on the part of the Administrative Agent or any Lender, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Administrative Agent or any Lender of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Administrative Agent or such Lender would otherwise have on any future occasion.

     c     The rights and remedies herein provided are cumulative,
may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.

     16      Section Headings.  The section headings used in this
Guarantee are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

     17       Successors and Assigns.  This Guarantee shall be
binding upon the successors and assigns of the Guarantor and shall inure to the benefit of the Administrative Agent and the Lenders and their successors and assigns.

     18   Governing Law.  This Guarantee shall be governed by, and
construed and interpreted in accordance with, the law of the State of New York.

     19          Jurisdiction; Consent to Service of Process.  (a)
The Guarantor hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court for the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Guarantee, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Guarantee shall affect any right that the Administrative Agent or any Lender may otherwise have to bring any action or proceeding relating to this Guarantee against the Guarantor or its properties in the courts of any jurisdiction.

b The Guarantor hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Guarantee in any court referred to in paragraph
(a) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

c Each party to this Guarantee irrevocably consents to service of process in the manner provided for notices in Section 11.
Nothing in this Guarantee will affect the right of any party to this Guarantee to serve process in any other manner permitted by law.

    20         WAIVER OF JURY TRIAL.  EACH PARTY HERETO HEREBY
WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS GUARANTEE OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO
(A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS GUARANTEE BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

     21     Effect of Merger.  After giving effect to the merger
of KK Acquisition Corp. with and into Kash N' Karry Food Stores,
Inc., a Delaware corporation, the Guarantor will be Kash N' Karry
Food Stores, Inc., by operation of law.

IN WITNESS WHEREOF, the undersigned has caused this Guarantee to be duly executed and delivered by its duly authorized officer as of the day and year first above written.


KK ACQUISITION CORP.


By:  _________________________
Title:

Address for Notices:



Attention:
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